                                                                       EXHIBIT 1


                                 BSMART.TO LLC


                              OPERATING AGREEMENT



                                    BETWEEN



                          BSMART.TO TECHNOLOGIES, INC.


                                      AND


                           CZG MOBILE VENTURES, INC.




                                 Execution Copy

                               TABLE OF CONTENTS

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BACKGROUND.........................................................................    1

                                               ARTICLE I
                                           GENERAL PROVISIONS

Section 1.1       Certain Definitions..............................................    1
Section 1.2       The Company; Formation...........................................    8
Section 1.3       Company Name; Place of Business; Registered Office and Agent.....    9
Section 1.4       Term.............................................................   10
Section 1.5       Business of the Company; Powers..................................   10
Section 1.6       Taxed as Partnership.............................................   10
Section 1.7       Fiscal Year......................................................   10
Section 1.8       Membership Interests Uncertificated; Nature of Members' Interests   10
Section 1.9       Business Transactions of Member, Representative or
                  Alternate with the Company.......................................   11
Section 1.10      Capacity of the Members..........................................   11

                                               ARTICLE II
                                                MEMBERS

Section 2.1       Members as of Effective Date.....................................   11
Section 2.2       Admission of New Members.........................................   11
Section 2.3       Manner of Acting.................................................   11
Section 2.4       Meetings of the Members..........................................   11
                  (a) Timing; Notice...............................................   11
                  (b) Quorum.......................................................   12
                  (c) Attendance by Telephone, Etc.................................   12
                  (d) Action by Written Consent....................................   12
Section 2.5       Record Date......................................................   13
Section 2.6       Relationship of the Members......................................   13

                                              ARTICLE III
                                       MANAGEMENT OF THE COMPANY

Section 3.1       Power and Authority of Members...................................   14
Section 3.2       Power and Authority of Representatives...........................   14
Section 3.3       Composition of Board of Representatives..........................   15
                  (a) General......................................................   15
                  (b) Representatives and Alternates...............................   15
                  (c) Chairman of the Board........................................   15
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                  (d) Initial Representatives.....................................   15
                  (e) Removal; Resignation; Vacancies.............................   15
                  (f) Compensation................................................   16
Section 3.4       Meetings of the Board of Representatives........................   16
                  (a) Meeting Agendas.............................................   16
                  (b) Timing; Notice..............................................   16
                  (c) Quorum......................................................   16
                  (d) Attendance by Telephone, Etc................................   17
                  (e) Action by Written Consent...................................   17
Section 3.5       Managers........................................................   17

                                               ARTICLE IV
                                      APPROVAL OF CERTAIN MATTERS

Section 4.1       Approval of Certain Matters.....................................   18
                  (a) Conduct of Business.........................................   19
                  (b) Bankruptcy..................................................   19
                  (c) Preservation of Existence...................................   19
                  (d) Acquisition or Disposition of Assets........................   19
                  (e) Dealings with Affiliates....................................   19
                  (f) Issuance of Membership Interests............................   19
                  (g) Repurchase of Membership Interests..........................   20
                  (h) Modification of Operating Agreement.........................   20
                  (i) Additional Capital Contributions............................   20
                  (j) Distributions...............................................   20
                  (k) Removal of Liquidating Trustee..............................   20
Section 4.2       Procedure in Event of Deadlock..................................   20
Section 4.3       Approval by Members.............................................   20

                                               ARTICLE V
                                    EXCULPATION AND INDEMNIFICATION

Section 5.1       Duties of Representatives.......................................   21
Section 5.2       Exculpation.....................................................   21
Section 5.3       Reliance on Reports and Information by Member, Representative,
                   Alternate or Manager...........................................   21
Section 5.4       Indemnification by the Company..................................   22
Section 5.5       Proceedings Initiated by Indemnified Representatives............   23
Section 5.6       Advancing Expenses..............................................   23
Section 5.7       Payment of Indemnification......................................   23
Section 5.8       Contribution....................................................   23
Section 5.9       Mandatory Indemnification of Members and Managers...............   23
Section 5.10      Contract Rights; Amendment or Repeal............................   24
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Section 5.11      Scope of Article................................................   24
Section 5.12      Reliance on Provisions..........................................   24

                                           ARTICLE VI
                                        CAPITAL ACCOUNTS

Section 6.1       Capital Contributions...........................................   24
Section 6.2       Liability for Contribution......................................   25
Section 6.3       Capital Accounts................................................   25
Section 6.4       No Interest on or Return of Capital.............................   26
Section 6.5       Membership Interest.............................................   26
Section 6.6       Allocations of Profits and Losses Generally.....................   26
Section 6.7       Allocations Under Regulations...................................   26
                  (a) Company Nonrecourse Deductions..............................   26
                  (b) Member Nonrecourse Deductions...............................   26
                  (c) Minimum Gain Chargeback.....................................   26
                  (d) Qualified Income Offset.....................................   26
Section 6.8       Other Allocations...............................................   27
                  (a) Allocations When Agreed Value Differs from Tax Basis........   27
                  (b) Change in Member's Interest.................................   27

                                          ARTICLE VII
                                         DISTRIBUTIONS

Section 7.1       Distributions..................................................   27
                  (a) Tax Distributions..........................................   27
                  (b) Additional Distributions...................................   27
Section 7.2       Limitations on Distributions...................................   27
Section 7.3       Amounts of Tax Paid or Withheld................................   28
Section 7.4       Distribution in Kind...........................................   28

                                          ARTICLE VIII
                                        TRANSFERABILITY

Section 8.1      Restriction on Transfers.......................................   28
Section 8.2      Transfers of Membership Interests to Affiliates................   28
Section 8.3      Buy-Sell Procedure.............................................   29
Section 8.4      Invalid Transfers Void.........................................   30
Section 8.5      Change in Ownership............................................   30
Section 8.6      Effect of Transfer; Exclusions.................................   31
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                                         ARTICLE IX
                          DISSOLUTION; TERMINATION; REORGANIZATION

Section 9.1        Dissolution..................................................   31
Section 9.2        Events of Bankruptcy of Member or Parent Entity..............   32
Section 9.3        Withdrawal of Members........................................   32
Section 9.4        Winding Up...................................................   33
Section 9.5        Liquidation and Distribution of Assets.......................   33
Section 9.6        Reorganization...............................................   34

                                       ARTICLE X
                                ADDITIONAL UNDERTAKINGS

Section 10.1       Confidentiality..............................................   34
                   (a) Maintenance of Confidentiality...........................   34
                   (b) Permitted Disclosures....................................   34
Section 10.2       No Hire......................................................   35
Section 10.3       Injunctive Relief............................................   35

                                         ARTICLE XI
                          BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

Section 11.1       Books and Records............................................   36
Section 11.2       Reports......................................................   37
                   (a) Annual Statements........................................   37
                   (b) Monthly Statements.......................................   37
                   (c) Additional Financial Statements..........................   37
                   (d) Tax Information..........................................   37
Section 11.3       Tax Matters Member...........................................   37
Section 11.4       Tax Audits/Special Assessments...............................   38
Section 11.5       Tax Elections................................................   38
Section 11.6       Taxes and Charges; Governmental Rules........................   38

                                          ARTICLE XII
                                         MISCELLANEOUS

Section 12.1       Binding Effect...............................................   39
Section 12.2       Entire Agreement.............................................   39
Section 12.3       Amendments...................................................   39
Section 12.4       Governing Law................................................   39
Section 12.5       Notices to Members...........................................   39
Section 12.6       Bank Accounts................................................   39
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Section 12.7       Headings....................................................   40
Section 12.8       Waivers.....................................................   40
Section 12.9       No Third Party Beneficiaries................................   40
Section 12.10      Interpretation..............................................   40
Section 12.11      Further Assurances..........................................   40
Section 12.12      Illegality and Severability.................................   40
Section 12.13      Injunctive Relief...........................................   41
Section 12.14      Authority/No Conflicts......................................   41
Section 12.15      Publicity...................................................   42
Section 12.16      Expenses....................................................   42
Section 12.17      Counterparts................................................   42

SIGNATURE PAGE.................................................................   43
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                                   SCHEDULES

SCHEDULE A        MEMBERS; AGREED VALUES OF COMPANY ASSETS;
                  CAPITAL ACCOUNTS

SCHEDULE B        INITIAL REPRESENTATIVES; CHAIRMAN OF THE BOARD

SCHEDULE C        INITIAL OFFICERS

SCHEDULE D        BUSINESS PLAN


                                    EXHIBITS

EXHIBIT A         CONTRIBUTION AGREEMENT AND BILL OF SALE

EXHIBIT B         MASTER EXCLUSIVE DISTRIBUTION AGREEMENT

EXHIBIT C         PATENT AND TRADEMARK LICENSE AGREEMENTS

EXHIBIT D         SOFTWARE SALE AND ASSIGNMENT AGREEMENT

EXHIBIT E         SYSTEM INTEGRATION AND IMPLEMENTATION SERVICES AGREEMENT

EXHIBIT F         TRANSITION SERVICES AGREEMENT

EXHIBIT G         WARRANTS IN COTELLIGENT, INC.

EXHIBIT H         WARRANT IN BSMART.TO TECHNOLOGIES, INC.

                                 BSMART.TO LLC

                              OPERATING AGREEMENT


     THIS OPERATING AGREEMENT is made and entered into as of April 27, 2000 (the "Effective Date") by and between bSmart.to Technologies, Inc., a Delaware corporation ("Bravo"), and CZG Mobile Ventures, Inc., a Delaware corporation ("Charlie Sub").

                                   BACKGROUND

     A. Bravo is in the business of using its patented technology and systems architecture to facilitate real time information and communication for mobile people over a micro-selection of delivery channels.

     B. Charlie Sub is a wholly-owned subsidiary of Cotelligent USA, Inc., a California corporation ("Charlie USA") in the business of providing information technology consulting and outsourcing services.

     C. Bravo and Charlie Sub desire to form the Company under the Delaware Limited Liability Company Act for purposes of conducting the Business, which is intended, inter alia, to exploit commercially the synergies between the respective businesses of Bravo and Charlie USA. It is the intention of the parties hereto to develop the business of the Company in each party's respective competencies to ensure the Company's commercial success.

     D. Upon the terms and conditions set forth in Section 6.1, eMisis Infocom Group PLC, an Irish public limited company ("eMisis"), eMcris Limited, an Anguilla corporation ("eMcris"), Bravo, Cotelligent, Inc., a Delaware corporation ("Charlie"), Charlie USA and Charlie Sub, as appropriate, shall execute and deliver certain Additional Agreements that further describe their rights and obligations in connection with each other or with the Company, as the case may be.

                                   ARTICLE I
                               GENERAL PROVISIONS

     Section 1.1 (a) CERTAIN DEFINITIONS. As used in this Operating Agreement, the following terms have the respective meanings assigned to them below (such terms, as well as other terms defined elsewhere in this Operating Agreement, shall be equally applicable to both the singular and plural forms of the defined terms):

     "Act" means the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq., and any successor statute, as may be amended from time to time.

     "Additional Agreements" means each of the following agreements of even date herewith and the agreements and documents executed and delivered pursuant thereto:

     (a)  Contribution Agreement;
     (b)  Bill of Sale
     (c)  Master Exclusive Distribution Agreement;
     (d)  Patent and Trademark License Agreements;
     (e)  Software Sale and Assignment;
     (f)  System Integration and Implementation Services Agreement;
     (g)  Transition Services Agreement; and
     (h)  Warrants

Except as may be expressly set forth in this Operating Agreement to the contrary, any breach by a Member's Affiliate of an Additional Agreement or other agreement between the Company and such Affiliate shall be attributed to the applicable Member and shall be construed as a breach by such Member for all purposes hereunder.

     "Adjusted Capital Account" means, for any Member, its Capital Account balance maintained and adjusted as required by Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; and for purposes of the foregoing, "control" means (i) the ownership of more than 50% of the voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

     "Agreed Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Agreed Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;

          (b) The Agreed Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking IRC Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Company in accordance with
     Article IX; and (v) at such other times as the Tax Matters Member shall reasonably determine necessary or advisable in order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2; provided that the

                                       2
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     adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company.

          (c) The Agreed Value of any Company asset distributed to any Member shall be the gross Fair Market Value (taking IRC Section 7701(g) into account) of such asset on the date of distribution; and

          (d) The Agreed Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRC Section 732(d), IRC Section 734(b) or IRC Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) of this definition is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

The Agreed Values of the Company's assets immediately following the contributions under the Master Exclusive Distribution Agreement and the Contribution Agreement are specified on SCHEDULE A to this Operating Agreement. If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

     "Bill of Sale" means that certain Assignment, Assumption and Bill of Sale among Charlie USA, Charlie Sub and the Company in the form of EXHIBIT A, pursuant to which Charlie USA shall transfer and convey certain assets pursuant to the Contribution Agreement as detailed therein, upon the terms and conditions set forth therein and in Section 6.1.

     "Board of Representatives" means the Board of Representatives of the Company, as described in Section 3.3.

     "Bravo System" has the meaning ascribed thereto in the Master Exclusive Distribution Agreement.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Account" means, with respect to a Member, such Member's capital account established and maintained in accordance with the provisions of Section 6.3.

     "Capital Contribution" means the amount in cash and the value of property or services contributed or undertaken to be contributed by each Member to the capital of the Company,

                                       3
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whenever made. A loan by a Member of the Company shall not be considered a
Capital Contribution.

     "CEO" means the Chief Executive Officer of the Company, as described in
Section 3.5(a).

     "Chairman of the Board" means the Chairman of the Board of Representatives, as described in Section 3.3(c).

     "Company" means bSmart.to LLC, a Delaware limited liability company.

     "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract or commitment, whether written or oral.

     "Contribution Agreement" means that certain Contribution Agreement among Charlie USA, Charlie Sub and the Company in the form of EXHIBIT A, pursuant to which Charlie USA and Charlie Sub shall contribute to the Company certain assets as detailed therein, upon the terms and conditions set forth therein and in
Section 6.1.

     "Depreciation" means, for any relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis (except as otherwise required under Treasury Regulation Section 1.704-3(d)); provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Member.

     "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture or other organization, entity or business.

     "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms-length negotiated transaction with an unaffiliated third party without time constraints, as conclusively determined by a majority the Board of Representatives in good faith and subject to their duties set forth in Section 5.1, except with respect to matters governed by Section 8.3, which shall be determined in accordance with the provisions set forth therein.

     "GAAP" means United States generally accepted accounting principles applied consistently with past practice.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "Managers" means the CEO and such other individuals that may be appointed by the Board of Representatives from time to time pursuant to Section 3.5(a) to manage the affairs of the Company as directed by the Board of Representatives.

     "Master Exclusive Distribution Agreement" means that certain Master Exclusive Distribution Agreement between Bravo and the Company in the form of EXHIBIT B, pursuant to which Bravo shall grant to the Company certain exclusive and non-exclusive rights in and to the Bravo System, as further detailed therein, upon the terms and conditions set forth therein and in Section 6.1.

     "Members" means Bravo, Charlie Sub and such other Persons who are admitted to the Company in the future in accordance with the terms of this Operating Agreement and shall have agreed to be bound hereby; and "Member" means any one of the Members.

     "Membership Interest" means, with respect to each Member, the entire ownership interests and rights of such Member (expressed as a percentage) in the Company. The sum of the Membership Interests for all Members shall equal one hundred percent (100%).

     "Operating Agreement" means this Operating Agreement, as it may be amended or restated from time to time.

     "Parent Entity" means, in the case of Bravo, bSmart.to Capital Partners L.P., an Anguilla limited partnership or eMcris, as appropriate, and, in the case of Charlie Sub, Charlie USA or Charlie, as appropriate.

     "Patent and Trademark License Agreements" means, collectively, (i) that certain Patent and Trademark License Agreement between Bravo and eMcris, pursuant to which eMcris shall grant to Bravo certain exclusive and non-exclusive rights in and to certain intellectual property related to the Bravo System, as further detailed therein, and (ii) that certain Patent and Trademark License Agreement between eMisis and eMcris, pursuant to which eMisis shall grant to eMcris certain exclusive and non-exclusive rights in and to certain intellectual property related to the Bravo System, as further detailed therein; each in the relevant form of EXHIBIT C and upon the terms and conditions set forth therein and in Section 6.1.

     "Person" means any natural person or Entity.

     "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with IRC Section 703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC
Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

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          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

          (c) If the Agreed Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other relevant period;

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.8 shall not be taken into account in computing Profits or Losses.

     "Representatives" means the individuals comprising the Board of Representatives. Each such individual shall be deemed a "manager" within the meaning of the Act.

     "Software Sale and Assignment" means that certain Software Sale and Assignment between Bravo and eMcris in the form of EXHIBIT D, pursuant to which eMcris shall transfer to Bravo certain proprietary rights in and to, inter alia, the Bravo Software, as further detailed therein, upon the terms and conditions set forth therein and in Section 6.1.

     "Subsidiary" means any Entity in which a Person beneficially owns or controls 50% or more of the outstanding voting power of such Entity.

     "System Integration and Implementation Services Agreement" means that certain System Integration and Implementation Services Agreement between Charlie USA and the Company in the form of EXHIBIT E, pursuant to which the Company shall grant to Charlie USA certain rights to provide system integration and implementation services in connection with the Business as further detailed therein, upon the terms and conditions set forth therein and in Section 6.1.

     "Tax Rate" means 40%.

     "Transition Services Agreement" means that certain Transition Services Agreement between Charlie USA and the Company in the form of EXHIBIT F, pursuant to which each of Charlie USA and the Company agree to provide certain services to the other as further detailed therein, upon the terms and conditions set forth therein and in Section 6.1.

     "Treasury Regulations" include proposed, temporary and final regulations promulgated under the IRC in effect as of the date of this Operating Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

     "Warrants in Cotelligent, Inc." means, collectively, (i) that certain Warrant held by Bravo, pursuant to which Bravo may purchase shares of common stock of Charlie at an exercise price as further detailed therein, and (ii) that certain Warrant held by Gleacher & Co. LLC, pursuant to which Gleacher & Co. LLC may purchase shares of common stock of Charlie at an exercise price as further detailed therein; each in the relevant form of EXHIBIT G and upon the terms and conditions set forth therein and in Section 6.1.

     "Warrant in bSmart.to Technologies, Inc." means that certain Warrant held by Charlie in the form of EXHIBIT H (as the same shall be revised to reflect the terms attached thereto (i.e., extension of term and certain anti-dilution protections)), pursuant to which Charlie may purchase shares of common stock of Bravo at an exercise price to be further detailed therein, upon the terms and conditions to be set forth therein and in Section 6.1.

     "Warrants" shall mean, collectively, the Warrants in Cotelligent, Inc. and the Warrant in bSmart.to Technologies, Inc.

     (b) The following terms, when used in this Operating Agreement, shall have the meanings defined for such terms in the Section set forth below:

           TERM                          SECTION
           ----                          -------

           "Alternate"                    3.3(b)
           "Appraisal Notice"             8.3(a)

           "Appraiser"                           8.3(a)
           "Benefactor"                          6.2(a)
           "Bravo"                               introductory paragraph
           "Bravo Representatives"               3.3(a)
           "Business"                            1.5
           "Business Plan"                       4.1(a)
           "Certificate"                         1.2
           "Change in Ownership"                 8.5(a)
           "Charlie"                             Background Section
           "Charlie Representatives"             3.3(a)
           "Charlie Sub"                         introductory paragraph
           "Charlie USA"                         Background Section
           "Confidential Information"            10.1(a)
           "Control Entity"                      8.5(a)
           "Disclosing Party"                    10.1(b)
           "Effective Date"                      introductory paragraph
           "eMcris"                              Background Section
           "eMisis"                              Background Section
           "Fiscal Year"                         1.7
           "Liquidating Trustee"                 9.4(a)
           "Notice of Election"                  8.3(a)
           "Offering Member"                     8.3(a)
           "Receiving Party"                     10.1(b)
           "Recipient"                           8.3(a)
           "Reorganized Company"                 9.6
           "Rollup"                              9.6
           "Sale Notice"                         8.3(a)
           "Section 704(c) Assets"               6.8(a)
           "Tax Distributions"                   7.1(a)
           "Tax Matters Member"                  11.3
           "Unaffiliated Entity"                 8.5(a)
           "Wholly-Owned Subsidiary Transferee"  8.2

     (c) Unless the context of this Operating Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Operating Agreement; and (iv) the terms "Article", "Section" or "subsection" refer to the specified Article, Section or subsection of this Operating Agreement.

     Section 1.2 THE COMPANY; FORMATION. The Company is a limited liability company managed by its Board of Representatives. The Company shall be formed by the execution and filing of a Certificate of Formation (as the same may be amended from time to time, the "Certificate") with the Secretary of State of the State of Delaware by any authorized representative of Bravo, by any officer or employee of the Company's registered agent in Delaware or by any other Person designated by the Board of Representatives, each such Person being hereby authorized to take such action. The Membership Interests of the Members in the Company, and the rights and obligations of the Members with respect thereto and the Company, are subject to all of the provisions of this Operating Agreement and to the provisions of the Act. Where any rights or obligations of a Member are different by reason of any provision of this Operating Agreement than they would be without such provision, this Operating Agreement shall control to the extent permitted by the Act. Promptly following the execution hereof, and from time to time thereafter, the Members shall execute and file or cause to be executed and filed (i) all certificates and statements contemplated by the Act that are approved by the Board of Representatives and are not inconsistent with the provisions of this Operating Agreement and (ii) all other necessary certificates and documents, and shall make all other such filings and recordings, and shall do all other acts as may be reasonably necessary or appropriate from time to time to give effect to this Operating Agreement.

     Section 1.3  COMPANY NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.

     (a) The Company shall do business under the name "bSmart.to LLC" or such other name as the Board of Representatives may determine from time to time.
Such name shall be the exclusive property of the Company (subject to Bravo's and its Affiliates' right to use the "bSmart.to" appellation in forms other than the name of the Company), and no Member shall have any right to use, and each Member agrees not to use, such name other than on behalf of the Company, except as may be permitted from time to time by the Board of Representatives. The Board of Representatives shall promptly notify the Members of any change of name of the Company. The Members shall from time to time execute and file or cause to be executed and filed all necessary assumed or fictitious business name statements as may be required by law for the operation of the Company in all jurisdictions where the Company does business.

     (b) The Company's principal place of business will be at 401Parkway Drive, Broomall, Pennsylvania, 19008, or such location as the Board of Representatives may from time to time designate. The Company may also have offices at such other places within or outside of the State of Delaware as the Board of Representatives may from time to time determine. Prior to conducting business in any jurisdiction other than Delaware, the Board of Representatives shall use its reasonable efforts to cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Board of Representatives, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate from time to time to qualify, continue or terminate the Company as a foreign limited liability company in each such jurisdiction in which the Company may conduct business from time to time.

     (c) The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate and the registered office of the Company required by the Act to be maintained in the State of Delaware shall be the offices of the registered agent. The registered agent and the registered office of the Company may be changed from time to time by action of the Board of Representatives by filing notice of such change with the Secretary of State of the State of Delaware. The Board of Representatives will promptly notify the Members of any such change.

     Section 1.4 TERM. The term of the Company shall commence on the date on which the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in perpetuity until dissolved pursuant to the provisions of this Operating Agreement or applicable law.

     Section 1.5  BUSINESS OF THE COMPANY; POWERS.

     (a) The purpose of the Company is to exploit commercially the rights to be granted to it pursuant to the Master Exclusive Distribution Agreement and to continue the operations of the ASP Business as defined in, and to be contributed to the Company pursuant to, the Contribution Agreement, all as further detailed in the Business Plan (collectively, the "Business"), to engage in any business that is necessary, appropriate or incidental to the foregoing, and to engage in any additional activity for which limited liability companies may be formed under the Act and which is approved in accordance with the provisions of Section
4.1. The Company shall possess and may exercise all the powers and privileges now or hereafter granted by the Act, by any other law or by this Operating Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, protection, benefit, promotion or attainment of the business, purposes or activities of the Company.

     (b) Subject to the provisions of this Operating Agreement, the Company may, with the approval of the Board of Representatives, enter into and perform any and all Contracts without any further act, vote or approval of either Member, and the Board of Representatives may authorize any Person to enter into and perform any Contract on behalf of the Company.

     Section 1.6 TAXED AS PARTNERSHIP. The Members intend that the Company shall be treated as a partnership solely for federal, state and local tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

     Section 1.7 FISCAL YEAR. The "Fiscal Year" of the Company shall be the period commencing on April 1 in any year and ending on March 31 in such year, except that the first Fiscal Year of the Company shall commence on the date of formation of the Company and end on the first March 31 to occur following such formation.

     Section 1.8 MEMBERSHIP INTERESTS UNCERTIFICATED; NATURE OF MEMBERS' INTERESTS. The Membership Interests of the Members in the Company shall not be certificated. The interests of the Members in the Company will be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, will be owned by the Company as an entity, and no Member, individually, will have any ownership of such property.

     Section 1.9 BUSINESS TRANSACTIONS OF MEMBER, REPRESENTATIVE OR ALTERNATE WITH THE COMPANY. Subject to Section 4.1(e), a Member, Representative or Alternate may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact any and all other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Member, Representative or Alternate.

     Section 1.10 CAPACITY OF THE MEMBERS. No Member shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company, except as expressly provided in this Operating Agreement or as authorized by the Board of Representatives.

                                   ARTICLE II
                                    MEMBERS

     Section 2.1 MEMBERS AS OF EFFECTIVE DATE. As of the Effective Date of this Operating Agreement, the Members are set forth on SCHEDULE A and each such Member shall have the Membership Interests set forth opposite its name on SCHEDULE A.

     Section 2.2 ADMISSION OF NEW MEMBERS. From and after the Effective Date, a Person acquiring an interest in the Company is admitted as a Member upon the satisfaction of all requirements set forth in this Operating Agreement.

     Section 2.3 MANNER OF ACTING. Except as otherwise required by the Act or this Operating Agreement, including, without limitation, Sections 3.2 and 4.1, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative vote of Members entitled to vote who own at least a majority of the Membership Interests then held by Members. Each Member of the Company shall be entitled to a percentage of the total votes equal to that Member's then current Membership Interest.

     Section 2.4  MEETINGS OF THE MEMBERS.

     (a) Timing; Notice.   Meetings of the Members, for any purpose or purposes,
unless otherwise prescribed by statute, may be called by any Member by giving written notice thereof to each Member of record entitled to vote at the meeting at least ten (10) but not more than sixty (60) Business Days prior to the day named for the meeting. Each notice of meeting shall specify the place, day and hour of the meeting. If no place is designated, the place of meeting shall be the principal office of the Company. The business to be transacted at, and the purpose of, a meeting need not be specified in the notice of the meeting.
Notice shall be given in accordance with Section 12.5. Any required notice of a meeting to any Member may be waived by such Member in writing at any time, whether before or after the holding of such meeting. Attendance by a Member at a meeting shall constitute a waiver of any required notice of such meeting by such Member, except when such Member attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     (b) Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of each Member of record, represented in person or by proxy, shall constitute a quorum at any meeting of Members; provided that if notice of a meeting is provided to the Members, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Members attend the meeting to constitute a quorum, the meeting may be adjourned by those Members attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Members no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Members is not present, a majority of the Members present and voting will constitute a quorum for purposes of the reconvened meeting; provided that such Members may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

          Notwithstanding the foregoing or any other provision in this Operating Agreement, no Member shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 unless such matter has been approved in accordance with the provisions of Section 4.1.

     (c) Attendance by Telephone, Etc.   Members may, unless prohibited by
applicable law, rule or regulation, participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     (d) Action by Written Consent. Unless prohibited by applicable law, rules and regulations, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Members that would be necessary to authorize the action at a meeting of the Members duly called and held, and is filed with the minutes of the Company; provided that prior to any such written consent becoming effective, such written consent has been provided to all Members entitled to vote, and the Members shall have five (5) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Members). Any consent shall have the same force and effect as a vote of the Members at a meeting duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

     Section 2.5 RECORD DATE. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for such determination. Only Members of record on the date fixed shall be so entitled, notwithstanding any permitted transfer of a Member's Membership Interest after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

     Section 2.6  RELATIONSHIP OF THE MEMBERS.

     (a) The relationship of the Members shall be limited solely to the purpose and scope of the Company as expressed in this Operating Agreement and the Additional Agreements. This Operating Agreement shall not constitute the appointment of any party to this Operating Agreement as the legal representative or agent of any other party to this Operating Agreement. No party to this Operating Agreement, by reason of such status, shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Operating Agreement. Except as may be specifically provided in this Operating Agreement or any Additional Agreement, neither the Company nor any party to this Operating Agreement shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this Operating Agreement however or whenever arising.

     (b) Nothing contained in this Operating Agreement (other than references to the binding nature of the Additional Agreements) shall be deemed to restrict or limit in any way the carrying on, directly or indirectly, of separate businesses or activities by any Member or its Affiliates, now or in the future, independently or with others, even if such businesses or activities are competitive with the Company (it being understood that the Additional Agreements may so restrict or limit such businesses or activities), and neither the Company nor the other Members shall, by virtue of this Operating Agreement, have any interest or rights in or to such other businesses or activities or any income, profits, liabilities or obligations with respect thereto or derived therefrom. No Member or any of its Affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Member pursuant to this Operating Agreement, any Additional Agreement or otherwise (i) for, or arising out of, the conduct described in this Section 2.6(b), (ii) solely by reason of such conduct, for breach of any fiduciary or similar duty to the Company or any

Member or (iii) for exercising or failing to exercise its rights as a Member; except in each case for a breach of Sections 5.1, 10.1 or any other express provisions of this Operating Agreement or any Additional Agreement. In the event that a Member, any of its Affiliates or any of their respective officers, directors, employees or former employees acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be a corporate opportunity for both the Company and the Member or such Affiliate, or any of their respective officers, directors, employees or former employees, except as may be expressly agreed in an Additional Agreement, (x) neither the Member nor such Affiliate, officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Company, (y) neither the Member nor such Affiliate, officers, directors, employees or former employees shall be liable to the Company for breach of any fiduciary or similar duty, as a Member or otherwise, by reason of the fact that the Member or such Affiliate, officers, directors, employees or former employees pursue or acquire such corporate opportunity, direct such corporate opportunity to another Person or fail to communicate such corporate opportunity or information regarding such corporate opportunity to the Company, and (z) neither the Member nor such Affiliate, officers, directors, employees or former employees shall be obligated to account to the Company or any other Member for any property, profit or benefit derived from such opportunity.

                                  ARTICLE III
                           MANAGEMENT OF THE COMPANY

     Section 3.1 POWER AND AUTHORITY OF MEMBERS. The Members shall manage the Company only through their designated Representatives on the Board of Representatives of the Company and the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter. No Member shall take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the Board of Representatives or shall be expressly and specifically authorized by this Operating Agreement.

     Section 3.2  POWER AND AUTHORITY OF REPRESENTATIVES.

     (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Representatives, except as may otherwise be provided in this Operating Agreement. The Board of Representatives shall have the power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company contemplated by this Operating Agreement and to perform all acts which they may deem necessary, advisable or appropriate in connection therewith.

     (b) The Members agree that all determinations, decisions and actions made or taken by the Board of Representatives (or their designee(s)) shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives.

     Section 3.3  COMPOSITION OF BOARD OF REPRESENTATIVES.

     (a) General. The Board of Representatives shall consist of five (5) Representatives, three (3) of whom shall be designated by Bravo so long as Bravo is a Member (the "Bravo Representatives") and two (2) of whom shall be designated by Charlie Sub so long as Charlie Sub is a Member (the "Charlie Representatives"). Each Member agrees to vote its Membership Interest at all times to cause the Board of Representatives to be composed as described in this
Section 3.3(a). Other than as set forth in Section 4.1, whenever any Company action is to be taken by a vote of the Board of Representatives, it shall be authorized upon receiving the affirmative vote of a majority of the Representatives (or Alternates) present and voting at a duly constituted meeting of the Board of Representatives at which a quorum is present. Each Representative (or Alternate) present at a duly constituted meeting of the Board of Representatives at which a quorum is present shall be entitled to cast one vote.

     (b) Representatives and Alternates. Each Member shall also have the right to designate one (1) alternate to each Representative designated by such Member (each, an "Alternate"). In the event a Representative is unable to attend a meeting of the Board of Representatives or otherwise participate in any action to be taken by the Board of Representatives, or with respect to any meeting or matter acted upon at a meeting or any other action to be taken by the Board of Representatives, if directed by the Member who designated the Representative, the Alternate named by the applicable Member for such Representative may, and if directed by such Member or such Representative shall, act and vote in place of such Representative. Each Member shall have the right, in its sole and absolute discretion, to designate, remove and replace its Representatives and the Alternates by written notice to the Company and each other Member.

     (c) Chairman of the Board. The Representatives shall elect from among themselves a Chairman of the Board, to serve until a successor has been elected by the Board of Representatives and qualified or until his or her earlier death, resignation or removal. The initial Chairman of the Board is set forth on SCHEDULE B. The Chairman of the Board shall not be entitled to any greater number of votes than any other Representative.

     (d) Initial Representatives. The initial Representatives of each Member are set forth on SCHEDULE B.

     (e) Removal; Resignation; Vacancies. Except as otherwise provided in this Operating Agreement, each Representative on the Board of Representatives shall serve at the pleasure of the Member that designated him or her. Each Member shall have the right at any time, exercisable by written notice to the other Members and to the Board of Representatives, to remove (with or without cause) any Representative or Alternate designated by such Member and to designate a new Representative or Alternate. Subject to applicable law, rule or regulation, no Representative or Alternate may be removed except by the Member designating the same. Any Representative or Alternate may resign at any time by giving written notice to the Member that appointed such Representative and to the Board of Representatives. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Board of Representatives. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on the Board of Representatives or with respect to any Alternates shall be filled only by the Member whose Representative or Alternate caused the vacancy.

     (f) Compensation. No person shall be entitled to any fee, remuneration or compensation (except for reimbursement of properly authorized expenses in accordance with such procedures as may be established by the Board of Representatives) in connection with service as a Representative or Alternate.

     Section 3.4  MEETINGS OF THE BOARD OF REPRESENTATIVES.

     (a) Meeting Agendas. The Chairman of the Board of Representatives shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board of Representatives. The Chairman shall deliver such agenda to each Representative at least five (5) Business Days prior to the giving of notice of a regular or special meeting, and any Representative may add items to such agenda. The Chairman of the Board may appoint any Person to act as secretary of a meeting of the Board of Representatives.

     (b) Timing; Notice. The Board of Representatives shall meet at least once every three (3) months at such places and at such times as the Chairman of the Board of Representatives may from time to time determine. Special meetings of the Board of Representatives may be called by any Representative and shall be held at such place as may be determined by the Chairman of the Board of Representatives. Written notice of the time and place of each regular and special meeting of the Board of Representatives shall be given by or at the direction of the Chairman of the Board of Representatives to each Representative at least three (3) Business Days before such meeting. Such notice need not specify the purpose for which such meeting is called. Any required notice of a meeting to any Representative may be waived by such Representative in writing at any time, whether before or after the holding of such meeting. Attendance by a Representative at a meeting shall constitute a waiver of any required notice of such meeting by such Representative, except when such Representative attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not properly called or convened.

     (c) Quorum. The presence of Representatives (or Alternates) representing a majority of the Representatives on the Board of Representatives shall be required to constitute a quorum for the transaction of any business by the Board of Representatives. If notice of a meeting is provided to the Representatives and Alternates, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Representatives or Alternates attend the meeting to constitute a quorum, the meeting may be adjourned by those Representatives or Alternates attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Representatives and Alternates no less than two
(2) Business Days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted on are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Representatives or Alternates is not present, a majority of the Representatives and Alternates present and voting will constitute a quorum for purposes of the reconvened meeting; provided that such Representatives and Alternates may only consider the business, take the actions and vote the matters set forth in the notice of the original meeting.

     Notwithstanding the foregoing, or any other provision in this Operating Agreement, no Representative, Alternate or Manager shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 unless such matter has been approved in accordance with the provisions of Section 4.1.

     (d) Attendance by Telephone, Etc. Representatives on the Board of Representatives may, unless prohibited by applicable law, rules or regulations, participate in a meeting of the Board of Representatives by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     (e) Action by Written Consent. Unless prohibited by applicable law, rules and regulations, any action required or permitted to be taken at a meeting of the Board of Representatives may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Representatives that would be necessary to approve the action at a meeting of the Board of Representatives duly called and held, and is filed with the minutes of the Company. Each request for written consent of the Representatives shall be given to each of the Representatives as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of the Representatives at a meeting of the Board of Representatives duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Representatives who have not consented in writing.

     Section 3.5  MANAGERS.

     (a) There shall be such number of Managers as may be determined from time to time by the Board of Representatives so long as there is at least one (1) Manager, who shall be designated the CEO. Each Manager of the Company shall be a natural person of full age who need not be a resident of the State of Delaware. The Board of Representatives shall have the right to confer upon any Manager such titles as the Board deems appropriate, including, but not limited to, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Vice President, Secretary or Treasurer. The Board of Representatives shall promptly give each

Member notice of the designation of any new Manager. Each Manager shall hold office until a successor has been designated by the Board of Representatives and qualified or until his or her earlier death, resignation or removal. The initial Managers are set forth on SCHEDULE C attached hereto.

     (b) The Board of Representatives shall have the right, in its sole and absolute discretion, to (i) appoint, remove (with or without cause) and replace the Managers of the Company, (ii) define the duties and responsibilities of the Managers and (iii) subject to the limitations set forth in Section 4.1, delegate specifically defined duties to the Managers. Any delegation of authority to take any action by the Board of Representatives must be approved in the same manner as would be required for the Board of Representatives to directly approve such action. Notwithstanding the foregoing or any other provision of this Operating Agreement or of the Act to the contrary, no Manager of the Company shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 unless such matter has been approved in accordance with the provisions of Section 4.1.

     (c) A Manager of the Company may resign at any time by giving written notice to the Board of Representatives. The resignation of a Manager shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

     (d) The salaries of the Managers shall be fixed from time to time by the Board of Representatives or by such Manager as may be designated by resolution of the Board of Representatives; provided that any Manager who may be entitled to vote on (by reason of his or her capacity as a Representative) or fix (by reason of delegation) salaries shall not vote on or otherwise participate in the fixing of his or her own salary. The salaries or other compensation of any other employees and other agents shall be fixed from time to time by the Board of Representatives or by such Manager as may be designated by resolution of the Board of Representatives.

                                   ARTICLE IV
                          APPROVAL OF CERTAIN MATTERS

     Section 4.1 APPROVAL OF CERTAIN MATTERS. Notwithstanding any provision of this Operating Agreement (other than Section 4.3) or the Act to the contrary, and to the extent not agreed and set forth in an Additional Agreement, where a majority vote of the Board of Representatives approves any of the following matters, such majority vote must include the votes of at least one (1) Bravo Representative (or Alternate) and one (1) Charlie Representative (or Alternate) at a meeting of the Board of Representatives or by written consent, and the Managers shall have no power or authority to do or perform any act with respect to any of the following matters without such approvals or consents given in accordance with the provisions of this Operating Agreement:

     (a) Conduct of Business. Any modification of the business plan of the Company attached hereto as SCHEDULE D (the "Business Plan"), the engagement by the Company in any line of business or activity other than the Business or as set forth in the Business Plan, or any other business that is reasonably necessary, appropriate or incidental to any of the foregoing.

     (b) Bankruptcy. The voluntary dissolution or liquidation of the Company, the making by the Company of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company, the Company petitioning or applying to any tribunal for any receiver or trustee, the Company commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company indicating its consent to, approval of or acquiescence in any such proceeding and failing to use its best efforts to have discharged the appointment of any receiver of or trustee for the Company or any substantial part of their respective properties.

     (c) Preservation of Existence. Any action contrary to the preservation and maintenance of the Company's existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware.

     (d) Acquisition or Disposition of Assets. Any acquisition or disposition of assets, properties or rights of the Company in one transaction or a series of related transactions which have a Fair Market Value in excess of twenty percent (20%) of the Fair Market Value of all of the assets on a consolidated basis of the Company.

     (e) Dealings with Affiliates. Except pursuant to this Operating Agreement or any Additional Agreement, the Company's entrance into, amendment of, waiver of rights under, termination of, or permitting or causing the termination of, any material business transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any Member or any Affiliate of any Member, except in the ordinary course of business and on terms not less favorable to the Company than it would reasonably expect to obtain in a similar business transaction between unrelated parties. The foregoing shall not be deemed to limit in any manner the right of any Member or any of its Affiliates from performing or exercising its rights under this Operating Agreement or any Additional Agreement.

     (f) Issuance of Membership Interests. (i) The authorization or issuance of any Membership Interests in, or the admission of any Members to, the Company (other than with respect to Bravo, Charlie Sub, a Parent Entity or their respective permitted transferees in accordance with Section 8.2) or (ii) any merger, consolidation or similar business transaction that would require the issuance of interests in the Company to Persons other than Members or any of their respective wholly-owned subsidiaries; provided that this Section 4.1(f) shall not be deemed to extend to any Member's sale, grant, assignment or transfer of any of its rights to receive allocations or distributions under this Operating Agreement, but such sale, grant, assignment or transfer shall not constitute the recipient of such economic rights a Member.

     (g) Repurchase of Membership Interests. The redemption or repurchase by the Company of any Membership Interests in the Company, other than pursuant to the provisions of this Operating Agreement.

     (h) Modification of Operating Agreement. Any amendment, modification or waiver of any provision (other than ministerial, non-substantive amendments, modifications or waivers) of this Operating Agreement or any Additional Agreement or other agreement between the Company and any Member or its Affiliates.

     (i) Additional Capital Contributions. Any capital contributions to the Company by any Member other than such Member's initial capital contribution, whether required or permitted.

     (j) Distributions. Any distribution of profits of the Company to the Members, other than a Tax Distribution.

     (k) Removal of Liquidating Trustee. The removal of the Liquidating Trustee as described in Section 9.4.

     Section 4.2 PROCEDURE IN EVENT OF DEADLOCK. In the event of deadlock of the Board of Representatives in connection with the matters set forth in Section
4.1 above, the Members shall promptly meet and negotiate in good faith to determine a mutually acceptable resolution, as evidenced by a unanimous vote of the Members approving any such resolution. Each Member shall be represented in such negotiations by one or more senior executive officers with authority to bind such Member, subject only to the approval of such Member's Board of Directors, Board of Representatives or similar governing body. In the event that no resolution is agreed within thirty (30) days of the occurrence of the deadlock,

     (a) where the deadlock has occurred within eighteen (18) months of the Effective Date, the action sought to be taken which is the subject of the deadlock shall not be taken and the Company shall continue in accordance with the Business Plan; and

     (b) where the deadlock has occurred after the eighteenth (18th) month anniversary of the Effective Date, the provisions of Section 8.3 shall apply, and Charlie Sub shall be the Offering Member.

     Section 4.3 APPROVAL BY MEMBERS. Notwithstanding anything to the contrary set forth in this Operating Agreement, and to the extent permitted under the Act, in the event the Members choose to consider any of the matters set forth in
Section 4.1 (whether or not the Board of Representatives has addressed or come to deadlock in connection with such matter), such matter shall require the unanimous approval of all the Members at a meeting or by written consent.

                                   ARTICLE V
                        EXCULPATION AND INDEMNIFICATION

     Section 5.1 DUTIES OF REPRESENTATIVES. Each Representative, Alternate and Manager shall owe such duty of loyalty and due care to the Company as is required of a director of a Delaware corporation under applicable Delaware law, shall discharge his duties in good faith with the care an ordinary prudent person in like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interests of the Company, and in so acting shall enjoy each and every protection afforded to the directors of a Delaware corporation under applicable Delaware law, including without limitation those afforded by the business judgment rule and the presumptions afforded thereby and the limitation on personal liability to the maximum extent permitted by Section 102(b) of the Delaware General Corporation Law as if the provisions thereof were set forth in this Operating Agreement (and for all such purposes, each Representative, Alternate and Manager shall be treated as not "interested" for Delaware corporation law purposes).

     Section 5.2 EXCULPATION. No Member, Representative, Alternate or Manager of the Company shall be liable to the Company or to any Member for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Operating Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Member, Representative, Alternate or Manager's gross negligence, reckless conduct, intentional misconduct, knowing violation of law, or breach of the provisions of
Section 5.1. The provisions of this Operating Agreement, to the extent that they restrict the duties and liabilities of any Member, Representative, Alternate or Manager otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, Representative, Alternate or Manager.

     Section 5.3 RELIANCE ON REPORTS AND INFORMATION BY MEMBER, REPRESENTATIVE, ALTERNATE OR MANAGER. A Member, Representative, Alternate or Manager of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Members, Representatives, Alternates, Managers, officers, employees or committees of the Company, or by any other Person, as to matters the Member, Representative, Alternate or Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     Section 5.4  INDEMNIFICATION BY THE COMPANY.

     (a) The Company shall indemnify an indemnified representative, defined herein, against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such Person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

          (i) where such indemnification is expressly prohibited by applicable law;

          (ii) where the conduct of the indemnified representative has been finally determined:

               (A) to constitute gross negligence, reckless conduct, intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct;

               (B)  to constitute a breach of Section 5.1; or

               (C) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

          (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

     (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

     (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

     (d) Definitions.  For purposes of this Article V:

          (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, Representative, Alternate, Manager or authorized agent of the Company;

          (ii) "indemnified representative" means any and all Members, Representatives, Alternates, Managers and authorized agents of the Company and any other Person designated as an indemnified representative by the mutual consent of Bravo and Charlie Sub, given in accordance with the provisions of this Operating Agreement;

          (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

     Section 5.5 PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article V, the Company shall not indemnify under this Article V an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous consent of the Board of Representatives. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article V.

     Section 5.6 ADVANCING EXPENSES. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.4 or the initiation of or participation in which is authorized pursuant to Section 5.5 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article V. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 5.7 PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Chairman of the Board.

     Section 5.8    CONTRIBUTION.  If the indemnification provided for in this
Article V or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article V.

     Section 5.9 MANDATORY INDEMNIFICATION OF MEMBERS AND MANAGERS. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such

Person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

     Section 5.10  CONTRACT RIGHTS; AMENDMENT OR REPEAL.  All rights under this
Article V shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     Section 5.11 SCOPE OF ARTICLE. The rights granted by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Members or disinterested Representatives or Alternates, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article V shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a Person.

     Section 5.12 RELIANCE ON PROVISIONS. Each Person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article V.

                                   ARTICLE VI
                                CAPITAL ACCOUNTS

     Section 6.1  CAPITAL CONTRIBUTIONS.

     (a) The Capital Contributions to be made by the Members shall be cash, property and/or a promise to contribute cash, property and/or to perform services. The initial Capital Contributions of Bravo shall be the rights granted to the Company pursuant to the Master Exclusive Distribution Agreement, and the initial Capital Contributions of Charlie Sub shall be the Contributed Assets and the Cash Contribution, each as defined in and pursuant to the Contribution Agreement.

     (b) The Capital Contributions shall be made upon the execution and delivery of the Additional Agreements in accordance with the terms and conditions set forth therein. Subject to Section 9.1(b), Bravo and Charlie Sub shall, and shall cause their respective Affiliates to, execute and deliver (with the Warrants being delivered simultaneously) all the Additional Agreements within one (1) Business Day (New York City time) upon the occurrence of the following events:

          (i) Charlie obtaining, in form reasonably satisfactory to Bravo, (x) the consent of Fleet National Bank, N.A. to make (or to have an Affiliate make) the Cash

     Contribution free and clear of any Encumbrances (as defined in the Contribution Agreement) and (y) the waiver, release and termination of any material Encumbrances on the Contributed Assets existing in connection with Charlie's obligations to Fleet National Bank, N.A. or otherwise; and

          (ii) Charlie USA's obtaining, in form reasonably satisfactory to Bravo, any required third party consents to the assignment to the Company of all material Assigned Contracts (as defined in the Contribution Agreement), including, without limitation, the lease agreement for the premises located at 401 Parkway Drive, Broomall, Pennsylvania, 19008, the two capital leases with Copelco Inc., all material customer contracts and all material third party software licenses.

     (c) No Member shall be obligated or permitted to make any additional capital contributions to the Company, except as may be approved in accordance with the provisions of Section 4.1.

     Section 6.2  LIABILITY FOR CONTRIBUTION.

     (a) A Member of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services made by, on behalf of, or for the benefit of such Member, even if the Member (or the Person promising on behalf of or for the benefit of the Member (a "Benefactor")) is unable to perform because of death, disability or any other reason. If a Member or Benefactor does not make the required contribution of property or services, the Member is obligated at the option of the Company to contribute cash equal to that portion of the Agreed Value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Member or Benefactor under applicable law.

     (b) The obligation of a Member or a Benefactor of the Company to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Members or Benefactors. Notwithstanding the compromise, a creditor of the Company who extends credit, after entering into this Operating Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Member or a Benefactor to make a contribution or return. A conditional obligation of a Member or a Benefactor to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Member or Benefactor. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

     Section 6.3 CAPITAL ACCOUNTS. A separate Capital Account will be maintained for each Member. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv). Upon the consummation of the transactions contemplated by the Additional Agreements, the initial Capital Accounts of the Members shall be as set forth on SCHEDULE A. Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in the Member's Capital Account.

     Section 6.4 NO INTEREST ON OR RETURN OF CAPITAL. No Member shall be entitled to interest on any Capital Contribution or Capital Account. No Member shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Member shall be personally liable for the return of the Capital Contributions of any other Member.

     Section 6.5 MEMBERSHIP INTEREST. The Membership Interests of the Members are as set forth on SCHEDULE A. Membership Interests will be varied only as specifically agreed by the parties pursuant to this Operating Agreement and will not be affected by allocations of Profits and Losses or other changes in Members' Capital Accounts. The Membership Interests shall be updated by the Managers to reflect any adjustment of Membership Interests, set forth on a revised SCHEDULE A and filed with the records of the Company.

     Section 6.6 ALLOCATIONS OF PROFITS AND LOSSES GENERALLY. After the allocations in Section 6.7, at the end of each Fiscal Year (or shorter period if necessary or longer period if agreed by all of the Members), Profits and Losses shall be allocated to the Members in proportion to their respective Membership Interests.

     Section 6.7  ALLOCATIONS UNDER REGULATIONS.

     (a) Company Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Members in the same proportion as their respective Membership Interests.

     (b) Member Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulation Section 1.704-2(i)(1), to the Member who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

     (c) Minimum Gain Chargeback. Each Member will be allocated Profits at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

     (d) Qualified Income Offset. Losses and items of income and gain shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

     Section 6.8  OTHER ALLOCATIONS.

     (a) Allocations when Agreed Value Differs from Tax Basis. When the Agreed Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Members to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). The calculation and allocations eliminating the differences between Agreed Value and adjusted tax basis of the Section 704(c) Assets shall be made on an asset-by-asset basis using remedial allocations under Treasury Regulation Section 1.704-3(d).

     (b)  Change in Member's Interest.

          (i) If during any Fiscal Year of the Company there is a change in any Member's Membership Interest, then for purposes of complying with IRC
     Section 706(d), the determination of Company items allocable to any period shall be made by using the closing of the books method.

          (ii) The Members agree to be bound by the provisions of this Section 6.8(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

                                  ARTICLE VII
                                 DISTRIBUTIONS

     Section 7.1  DISTRIBUTIONS.

     (a) Tax Distributions. The Company shall distribute to the Members in accordance with the Members' Membership Interests as promptly as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter an amount equal to the product of the Tax Rate and the amount of Profits for such fiscal quarter ("Tax Distributions").

     (b) Additional Distributions. The Company may distribute profits of the Company to the Members in accordance with the Members' Membership Interests, at such times and in such amounts as approved by the Board of Representatives in accordance with the provisions of Section 4.1.

     Section 7.2  LIMITATIONS ON DISTRIBUTIONS.

     (a) The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Fair Market Value of the assets of the Company, except that the Fair Market Value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of that property exceeds that liability.

     (b) A Member who receives a distribution in violation of subsection (a), and who knew at the time of the distribution that the distribution violated subsection (a), shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of subsection
(a) and who did not know at the time of the distribution that the distribution violated subsection (a), shall not be liable for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

     (c) A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three (3)-year period and an adjudication of liability against such Member is made in the action.

     Section 7.3 AMOUNTS OF TAX PAID OR WITHHELD. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article VII for all purposes under this Operating Agreement.

     Section 7.4  DISTRIBUTION IN KIND.   The Company shall not distribute any
assets in kind.

                                  ARTICLE VIII
                        TRANSFER OF MEMBERSHIP INTERESTS

     Section 8.1 RESTRICTION ON TRANSFERS. No Member shall have the right, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, voluntarily, involuntarily or by operation of law (any such transaction being referred to as a "transfer" under this Article VIII), any of the Membership Interest (including, without limitation any of the economic interest associated therewith) in the Company held by such Member, except (i) in accordance with the provisions of Section 8.2 or Section 8.3 or (ii) upon the written consent of the other Members, which consent may be determined in its sole discretion.

     Section 8.2 TRANSFERS OF MEMBERSHIP INTERESTS TO AFFILIATES. Any Member shall have the right, without the consent of the other Members, to transfer ownership of all (but not part) of its Membership Interest to a direct or indirect wholly-owned subsidiary of itself or its

Parent Entity (a "Wholly-Owned Subsidiary Transferee"). In the event of any such transfer, the Wholly-Owned Subsidiary Transferee shall be entitled to the rights and privileges set forth in this Operating Agreement and shall be bound and obligated by the provisions hereof and thereof and shall, by a binding written instrument which shall be enforceable by the Company and the other Members, assume all obligations and liabilities hereunder of the transferring Member.

     Section 8.3  BUY-SELL PROCEDURE.

     (a) Each of Bravo and Charlie Sub (the "Offering Member") shall have the right, at any time after the eighteenth (18th) month anniversary of the Effective Date, exercisable by written notice (the "Sale Notice") to the other (the "Recipient"), to offer to sell all of its Membership Interest at a purchase price payable in cash at the closing and on such other reasonable terms and conditions as may be specified in the Sale Notice. In the event the Offering Member fails to name a price in its Sale Notice and fails to remedy such omission within thirty (30) days following receipt of written notice thereof from the Recipient, the Board of Representatives shall engage an independent third Person reasonably known and respected in the field to determine the fair market value of the Company (the "Appraiser"). The Appraiser shall notify each of the Offering Member and the Recipient in writing of such fair market value determination within thirty (30) days after its engagement ("Appraisal Notice").

     (b) The Recipient shall elect, by written notice to the Offering Member ("Notice of Election") within sixty (60) days of receipt of the Sale Notice or Appraisal Notice, as the case may be, either (i) to purchase all of such offered Membership Interest at the purchase price and on the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be or (ii) to sell all of its own Membership Interest to the Offering Member at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Offering Member's Membership Interest.

     (b) If the Recipient elects to proceed pursuant to clause (i) of Section 8.3(a), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Offering Member's Membership Interest at the purchase price and the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be, and the closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Offering Member shall transfer its Membership Interest to the Recipient free and clear of any and all encumbrances.

     (c) If the Recipient elects to proceed pursuant to clause (ii) of Section 8.3(a), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Recipient's Membership Interest at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Offering Member's Membership Interest, and on such terms and conditions that are equivalent to the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be. The closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Recipient shall transfer its Membership Interest to the Offering Member free and clear of any and all encumbrances.

     Section 8.4 INVALID TRANSFERS VOID. Notwithstanding anything contained herein to the contrary, no transfer of a Membership Interest may be made if such transfer (i) would violate the registration requirements of then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, or rules and regulations of any other government agencies with jurisdiction over such transfer or (ii) would affect the Company's existence or qualification under the Act. In the event a transfer of a Membership Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall transfer all or any portion of such Member's Membership Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (a) such Membership Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Membership Interest is exempt from any registration requirements imposed by such laws and (b) that such transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld.
Any purported transfer of any Membership Interest or any part thereof not in compliance with this Article VIII shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying transfer.

     Section 8.5  CHANGE IN OWNERSHIP.

     (a) For purposes of this Operating Agreement, a "Change in Ownership" of a Member shall be deemed to have occurred when (i) any Person that does not beneficially own or control, directly or indirectly, 50% or more of the outstanding voting power of such Member or is not a direct or indirect wholly-owned subsidiary of a Person beneficially owning or controlling, directly or indirectly, 50% or more of the outstanding voting power of such Member (an "Unaffiliated Entity"), shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or series of related transactions), or otherwise beneficially own or control 50% or more of the outstanding voting power of such Member or any Entity which, directly or indirectly, through the ownership of one or more majority-owned successive subsidiary Entities, owns more than 50% of the outstanding voting power of or controls such Member (a "Control Entity") or (ii) an Unaffiliated Entity, or group or persons acting in concert therewith, shall acquire the power to direct or cause the direction of the management and policies of such Member or a Control Entity thereof; provided that the foregoing shall not be deemed to extend to any grant or transfer of outstanding voting power in such Member pursuant to a plan of internal reorganization undertaken solely for administrative or tax purposes.

     (b) Any Change in Ownership of a Member shall be deemed for all purposes hereof to be a proposed transfer of the Membership Interest of such Member to the Unaffiliated Entity and shall be subject to all of the terms, conditions and restrictions set forth in Sections 8.1 and 8.4.

     Section 8.6  EFFECT OF TRANSFER; EXCLUSIONS.

     (a) In addition to satisfaction of Section 4.1 above, no assignee or transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

          (i) The assignee or transferee has executed an instrument reasonably satisfactory to the Managers accepting and adopting the provisions of this Operating Agreement; and

          (ii) The assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Managers in connection with the admission of such assignee or transferee as a Member.

     (b) A Person who is a permitted assignee or transferee of a Membership Interest in the Company transferred in compliance with the provisions of this
Article VIII shall be admitted to the Company as a Member and shall receive a Membership Interest in the Company without making a contribution or being obligated to make a contribution to the Company and shall thereupon be bound by the provisions of this Operating Agreement.

                                   ARTICLE IX
                    DISSOLUTION; TERMINATION; REORGANIZATION

     Section 9.1 DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

     (a) By the written consent of all Members;

     (b) Upon the giving of written notice by either Bravo or Charlie Sub to the other in the event that the conditions set forth in Sections 6.1(b)(i) and (ii) are not fulfilled within one hundred twenty (120) days following the Effective Date, at which time neither Bravo nor Charlie Sub shall have any further obligation hereunder, including, without limitation, to execute and deliver any Additional Agreement; or

     (c) Upon the occurrence of any of the events set forth in Section 18-801 of the Act, except as may be provided to the contrary in this Operating Agreement as permitted by the Act.

     Section 9.2 EVENTS OF BANKRUPTCY OF MEMBER OR PARENT ENTITY. Without limiting the generality of Section 9.1, the occurrence of any of the events set forth in this Section with respect to any Member shall not result in the dissolution of the Company. The occurrence of any such events with respect to a Member's Parent Entity shall be deemed to have occurred with respect to such Member. Such Member shall cease to be a Member of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

     (a) A Member or a Parent Entity takes any of the following actions:

          (i) Makes an assignment for the benefit of creditors;

          (ii) Files a voluntary petition in bankruptcy;

          (iii) Is adjudged a bankrupt or insolvent, or has entered against the Member or Parent Entity an order for relief, in any bankruptcy or insolvency proceeding;

          (iv) Files a petition or answer seeking for the Member or Parent Entity any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

          (v) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member or Parent Entity in any proceeding of this nature; or

          (vi) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator the Member or Parent Entity or of all or any substantial part of the properties of the Member or Parent Entity; or

     (b) One hundred twenty (120) days after the commencement of any proceeding against the Member or Parent Entity seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the consent or acquiescence of the Member or Parent Entity, of a trustee, receiver or liquidator of the Member or Parent Entity or of all or any substantial part of the properties of the Member or Parent Entity, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

     Section 9.3 WITHDRAWAL OF MEMBERS. No Member shall have the right to withdraw from the Company except following a transfer of its Membership Interest in accordance with Section 8.1. However, if despite such prohibition a Member gives the Company notice (which must be in writing) of its desire to wrongfully withdraw from the Company, upon the Company's receipt of such written notice from such Member, such Member shall cease to be a Member of the Company, and such withdrawal shall be deemed wrongful. The withdrawal of a Member (wrongful or otherwise) shall not result in the dissolution of the Company.

     Section 9.4  WINDING UP.

     (a) Upon the dissolution of the Company, the Board of Representatives shall engage an independent third Person reasonably known and respected in the field to wind up the affairs of the Company (the "Liquidating Trustee"). All actions taken by the Liquidating Trustee in respect of such winding up shall be taken in accordance with this Section 9.4 and with Section 9.5. The Liquidating Trustee shall be entitled to receive such compensation for its services as may be approved by the Board of Representatives. The Liquidating Trustee may resign only upon at least fifteen (15) days' notice to the Board of Representatives. The Liquidating Trustee may be removed by the Board of Representatives in accordance with Section 4.1(k) upon fifteen (15) days' notice. Within fifteen
(15) days of the effective date of such resignation or removal, the Board of Representatives shall engage a replacement who shall succeed to all the rights, powers and obligations of its predecessor.

     (b) The Liquidating Trustee may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities and obligations of the Company, including all contingent, conditional or unmatured liabilities and obligations, and distribute to the Members any remaining assets of the Company, all in accordance with
Section 9.5 and without affecting the liability of Members and Managers and without imposing liability on the Liquidating Trustee.

     (c) The Liquidating Trustee shall exercise all powers conferred upon the Tax Matters Member to the extent necessary in its good faith judgment to effect the liquidation, and the Tax Matters Member shall not interfere with or duplicate the exercise of such powers.

     Section 9.5  LIQUIDATION AND DISTRIBUTION OF ASSETS.

     (a) In the event of a dissolution of the Company, the Liquidating Trustee shall use all commercially reasonable efforts to effect a sale of the Company as a going concern. In the event that no buyer can be found to purchase the Company as a going concern, the Liquidating Trustee shall offer for sale the separate assets of the Company. All sales, whether of the Company as a going concern or of separate assets, shall be at the best price reasonably available.

     (b) Any proceeds from a sale of the Company or its assets shall be distributed as follows:

     (i) First, to creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

     (ii) Then, to the Members in proportion to their positive Adjusted Capital Accounts.

     Section 9.6 REORGANIZATION. The Board of Representatives may, in connection with an initial public offering of the Company, cause the Company to convert (a "Rollup") from the limited liability company form to the corporate form (such successor corporate form, whether effected by contribution of Membership Interests, contribution of assets, merger, reorganization or otherwise, the "Reorganized Company"). Each Member shall consent to and raise no objections against, and shall take all actions reasonably necessary and desirable (to the extent permissible in his, her or its capacity as such person) to effect such an approved Rollup. It is the intention of the Members that any Rollup shall be effected in a manner that (a) does not modify the economic terms of this Operating Agreement and (b) avoids or minimizes to the maximum extent possible (i) any limitations for purposes of Rule 144 under the Securities Act of 1933 (as amended from time to time, and including the rules and regulations of the Securities Exchange Commission thereunder) on the tacking by a Member of the holding periods of Membership Interests surrendered in such exchange to the holding periods of the new securities respectively issued, and (ii) the recognition of taxable income by the Company or the Members as a result of such exchange.

                                   ARTICLE X
                            ADDITIONAL UNDERTAKINGS

     Section 10.1  CONFIDENTIALITY.

     (a) Maintenance of Confidentiality. Each of the Members shall, during the term of this Operating Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Company and the other Members or its Affiliates disclosed to it (the "Confidential Information"). Each of the Members further agrees that it shall not use the Confidential Information during the term of this Operating Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Operating Agreement. The Company and each Member shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their Affiliates and their respective officers, directors, employees, agents or consultants.

     (b) Permitted Disclosures. Nothing herein shall prevent the Company, any Member, or any employee, agent or consultant of the Company or any Member (in such capacity, the "Receiving Party") from using, disclosing or authorizing the disclosure of any information it receives in the course of the business of the Company from the Company or another Member (in such capacity, the "Disclosing Party") which:

          (i) Becomes publicly available without default hereunder by the Receiving Party;

          (ii) Is lawfully acquired by the Receiving Party from a source not known to the Receiving Party to be under any obligation to the Disclosing Party regarding disclosure of such information;

          (iii) Is in the possession of the Receiving Party in written or other recorded form at the time of its disclosure hereunder;

          (iv) Is non-confidentially disclosed to any third party by or with the permission of the Disclosing Party; or

          (v) The Receiving Party believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange;

     provided that the Receiving Party consults with the other Members prior to making such disclosure.

     Section 10.2 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Operating Agreement, the Receiving Party shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it or its Parent Entity, its Affiliates or any of their respective personnel, or, at the Disclosing Party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

     Section 10.3 NO LICENSE. The furnishing of Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant of license to the Receiving Party except (i) for the purposes of performing under this Operating Agreement, (ii) as otherwise expressly provided in this Operating Agreement or (iii) as hereafter expressly agreed in writing by the Disclosing Party.

     Section 10.4  NO HIRE.   During the term of this Operating Agreement, each
Member agrees, and for one (1) year after the withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this Operating Agreement or otherwise, such withdrawing or transferring Member agrees, that it shall not, and shall make its best efforts to cause its Affiliates to not, directly or indirectly, (i) solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company in favor of a relationship with such Member or Affiliate, as the case may be, or any other Person or (ii) hire or retain the services of any such employees or consultants; provided that this obligation shall not apply to consultants who regularly provide services concurrently to multiple clients in the normal course of their business, to the extent that the hiring or retention of such consultants is not likely to materially impair the ability of such consultants to provide services to the Company. In addition, the Company and each Member agrees that, for one (1) year after the proper withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this Operating Agreement, it shall comply with the foregoing restrictions applied with respect to the employees and consultants of such withdrawing or transferring Member.

                                   ARTICLE XI
                    BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

     Section 11.1  BOOKS AND RECORDS.

     (a) The Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with GAAP. The Company's financial statements shall be audited annually by independent certified public accountants selected by the Board of Representatives. The fact that such independent certified public accountants may audit the financial statements of one or more of the Members or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

     (b) At a minimum, the Company shall keep such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

     (c) Each Member or its duly authorized representatives shall have the right, during normal business hours, to inspect and copy the Company's books and records at the requesting Member's expense.

     (d) Bravo, Charlie Sub and their respective Parent Entities shall have the right to cause the Company to take all actions necessary to afford, at the requesting party's expense, such party's independent certified public accountants access to the Company's books, records, Managers, employees and agents to the full extent reasonably determined by such party's independent certified public accountants to be necessary in order to perform their audit or review of such party's financial statements. In addition, the internal auditors of each such party shall have full right of access to the Company's books, records, Managers, employees and agents to the full extent reasonably determined by such party's internal auditors to be necessary in order to perform their audit or review of such party's financial statements; provided that in exercising such right, such internal auditors to the extent reasonably practicable shall coordinate their visits with those by internal auditors of other parties requesting access under this subsection.

     Section 11.2  REPORTS.

     (a) Annual Statements. As soon as practicable following the end of each Fiscal Year, but in any event within ninety (90) days after the end of the Fiscal Year, the Company shall cause to be prepared and delivered to its Members, the audited statement of income and statement of cash flows for such Fiscal Year, Capital Account statements, audited balance sheet as of the end of such Fiscal Year, and accompanying notes to financial statements for the Company, on a consolidated basis, prepared in accordance with GAAP and Company accounting practices.

     (b) Monthly Statements. As soon as possible following the end of each calendar month in each Fiscal Year, but in any event within thirty (30) days after the end of such month, the Company shall cause to be prepared and delivered to its Members, an unaudited statement of income and statement of cash flows for such month and an unaudited balance sheet as of the end of such month on a consolidated basis, prepared in accordance with GAAP and Company accounting practices. The Company shall also provide the Members with a monthly report of significant operating and financial statistics.

     (c) Additional Financial Statements. The Company shall provide for each Member such financial statements, including audited financial statements of the Company, and as of such date and for such periods, as are necessary in the determination of such Member in order for it to satisfy its own regulatory financial reporting requirements; provided that the Company shall not be required to translate any financial statement from GAAP to, or prepare any financial statements on the basis of, the generally accepted accounting principles of the United Kingdom.

     (d) Tax Information. Within ninety (90) days after the end of each Fiscal Year, the Company shall supply to each Member all information necessary and appropriate to be included in each Member's and the Parent Entities' income tax returns for that year.

     Section 11.3  TAX MATTERS MEMBER.

     (a) Subject to Section 9.4(c), Bravo is hereby appointed and shall serve as the tax matters Member of the Company (the "Tax Matters Member") within the meaning of IRC Section 6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Member. The Tax Matters Member may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Member shall (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Member informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code, and (iii) allow such Member an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Member shall take such action as may be reasonably necessary to constitute the other Member a "notice partner" within the meaning of Section 6231(a)(8) of the Code; provided that the other Member provides the Tax Matters Member with the information that is necessary to take such action.

     (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Member in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees) incurred by the Tax Matters Member in such capacity. Each Member who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member.

     (c) The Company shall indemnify and hold harmless the Tax Matters Member from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Member, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Member. The Tax Matters Member shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Member, and any act or omission of the Tax Matters Member pursuant to such advice shall in no event subject the Tax Matters Member to liability to the Company or any Member.

     Section 11.4 TAX AUDITS/SPECIAL ASSESSMENTS. If a tax return of any of the Company, an individual Member or a Parent Entity with respect to an item or items of Company income, loss, deduction, etc., potentially affecting any tax liability of the Members generally is subject to an audit by the Internal Revenue Service (or other similar governmental agency), the Managers may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items.

     Section 11.5 TAX ELECTIONS. The Company will elect to amortize organizational costs. The Company may file an election under IRC Section 754, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC Section 734 and IRC Section 743. The determination whether to make and file any such election shall be made by the Managers in their sole discretion.

     Section 11.6 TAXES AND CHARGES; GOVERNMENTAL RULES. Each Member shall (a) promptly pay all applicable taxes and other governmental charge imposed on or against such Member, except to the extent (i) the failure to promptly pay such taxes or other governmental charges will not have a material adverse effect on the Company or its assets or (ii) any such taxes or other governmental charges are being contested in good faith by appropriate proceedings, and (b) comply with all applicable governmental rules, except to the extent that such noncompliance will not have a material adverse effect on the Company.

                                  ARTICLE XII
                                 MISCELLANEOUS

     Section 12.1 BINDING EFFECT. This Operating Agreement shall be binding upon any Person who executes this Operating Agreement or any permitted transferee or permitted assignee of an interest in the Company.

     Section 12.2 ENTIRE AGREEMENT. This Operating Agreement and the Additional Agreements, when executed and delivered, contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

     Section 12.3 AMENDMENTS. This Operating Agreement may not be amended except by the written agreement of all of the Members.

     Section 12.4 GOVERNING LAW. This Operating Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 12.5 NOTICES TO MEMBERS. Except as otherwise provided in this Operating Agreement, any notice, demand or communication to a Member required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the Member as set forth on SCHEDULE A. All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice in accordance with this Section 12.5 specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

     Section 12.6 BANK ACCOUNTS. The Company shall maintain appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Board of Representatives.

     Section 12.7 HEADINGS. The titles of the Articles and the headings of the Sections of this Operating Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Operating Agreement.

     Section 12.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

     Section 12.9 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Operating Agreement and their respective permitted successors and permitted transferees and assigns and the Persons entitled to the benefits of Article V of this Operating Agreement.

     Section 12.10 INTERPRETATION. It is the intention of the Members that, during the term of this Operating Agreement, the rights and obligations of the Members and their successors-in-interest shall be governed by the terms of this Operating Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Operating Agreement. This Operating Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Operating Agreement to be drafted.

     Section 12.11 FURTHER ASSURANCES. Charlie Sub shall, and shall cause its Affiliates to, use all commercially reasonable efforts to obtain the consents and perform such other acts as are required by Sections 6.1(b)(i) and (ii) as promptly as reasonably practicable. Upon the satisfaction of the conditions set forth in Section 6.1(b)(i) and (ii), each of Bravo and Charlie Sub shall, and shall cause their respective Affiliates to, promptly execute and deliver the Additional Agreements as required by Section 6.1(b). Each Member shall execute all such certificates and other documents and shall do all such other acts as the Managers deem reasonably appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

     Section 12.12 ILLEGALITY AND SEVERABILITY. If application of any one or more of the provisions of this Operating Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Operating Agreement. Should any portion of this Operating Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

     Section 12.13 INJUNCTIVE RELIEF. Each Member acknowledges that in the event of any breach of this Operating Agreement, including without limitation, of Article X, the non-breaching Member(s) shall suffer irreparable injury not compensable by money damages and for which such non-breaching Member(s) shall not have an adequate remedy available at law. The non-breaching Member(s) shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief as may be reasonably necessary to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as the non-breaching Member(s) may have under this Operating Agreement or applicable law.

     Section 12.14 AUTHORITY/NO CONFLICTS. Each Member represents and warrants as follows:

          (a) It, and to its best knowledge, each of its Control Entities, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization;

          (b) It, and to its best knowledge, its Parent Entity, has full power and authority and legal right to execute and deliver this Operating Agreement and, when executed and delivered, any Additional Agreement, to which such Entity may be a party;

          (c) Its, and to its best knowledge, its Parent Entity's, execution, delivery and performance of this Operating Agreement has been, and, when executed and delivered, all Additional Agreements to which such Entity may be a party will have been, duly authorized by all necessary action;

          (d) This Operating Agreement and, when executed and delivered, each Additional Agreement, to which it or its Parent Entity may be a party has been duly executed and delivered by it or its Parent Entity, as the case may be;

          (e) This Operating Agreement and, when executed and delivered, each Additional Agreement, to which it or its Parent Entity may be a party constitutes its or its Parent Entity's, as the case may be, legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance; and

          (f) None of the execution, delivery or performance by it, and to the best of its knowledge, its Parent Entity, of this Operating Agreement and, when executed and delivered, any Additional Agreement, to which such Entity may be a party (i) will violate or conflict with the organizational documents of such Entity, (ii) will result in any breach of or default under any other Contract to which such Entity may be a party or (iii) is prohibited or, except as expressly disclosed in this Operating Agreement or any Additional Agreement to which such Entity may be a party, requires such Entity to obtain any consent, approval or authorization or make any registration or filing with any governmental authority or other Person.

     Section 12.15 PUBLICITY. Without the prior written consent of the other Members, no Member shall, and each will cause its Parent Entity and other representatives not to, make any release to the press or other public disclosure, or make any statement to any other Person other than their respective representatives, with respect to either the fact that discussions or negotiations are taking place concerning the collaboration between the Parties or the existence or contents of this Agreement, except for such public disclosure as may be necessary for the disclosing Person not to be in violation of or in default under any applicable law, regulation, government order or securities exchange rules, in which event the disclosing Person shall use its commercially reasonable efforts to provide to the other Members in advance of such disclosure a copy of such disclosure to be made so that the other Members may comment upon such disclosure.

     Section 12.16 EXPENSES. Each Member shall pay its own expenses incident to the negotiation and preparation of this Operating Agreement and the Additional Agreements and the consummation of the transactions provided for herein and therein (including, without limitation, the fees of any accountant, broker or financial advisor retained by such Member or its Parent Entity).

     Section 12.17 COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                   Remainder of page intentionally left blank

        IN WITNESS WHEREOF, the undersigned Members, intending to be legally bound, have caused their authorized representatives to execute this Operating Agreement as of the date first above written.


                             BSMART.TO TECHNOLOGIES, INC.




                             By:
                                -------------------------------------
                                Name:  Peter Stuart-Buttle
                                Title: Director/Secretary



                             CZG MOBILE VENTURES, INC.



                             By:
                                -------------------------------------
                                Name:  Daniel E. Jackson
                                Title: President

                                   SCHEDULE A

           Members; Agreed Values of Company Assets; Capital Accounts

                                    MEMBERS

               MEMBER NAME                                      MEMBERSHIP
            AND NOTICE ADDRESS                                   INTEREST
            ------------------                                  ----------

bSmart.to Technologies, Inc.                                       51%
c/o Kramer Levin Naftalis & Frankel
919 Third Avenue
New York, New York 10022-3852
Attn:  Peter S. Kolevzon
Tel:  (212) 715-9100
Fax:  (212) 715-8000
pkolvezon@kramerlevin.com

CZG Mobile Ventures, Inc.                                          49%
101 California Street, Suite 2050
San Francisco, California 94111
Attn:  Lorraine E. Vega,
       General Counsel
Tel:  415-439-6400
Fax:  415-439-6888
lorraine.vega@cotelligent.com


                        AGREED VALUES OF COMPANY ASSETS

               Total:           $49,000,000
               Bravo:           $25,000,000
               Charlie Sub:     $24,000,000   ($14,000,000 Contributed Assets;
               Interest         $10,000,000 Cash Contribution)


                        CAPITAL ACCOUNTS OF THE MEMBERS

               Bravo:           $25,000,000
               Charlie Sub:     $24,000,000

                                   SCHEDULE B

                            INITIAL REPRESENTATIVES;
                             CHAIRMAN OF THE BOARD


BRAVO REPRESENTATIVES:


          Phillip Atkinson

          David Elias*

          Peter Stuart-Buttle


CHARLIE REPRESENTATIVES:

          Edward E. Faber

          Daniel E. Jackson
---------------
*   Initial Chairman of the Board

                                   SCHEDULE C

                                Initial Officers


          NAME                  TITLE
          -----                 -----

          Richard Hirsh            Chief Executive Officer and President

          Steven Hedrick           Chief Financial Officer and Treasurer

          John Higgins             Vice President and Secretary

                                   SCHEDULE D

                                 BUSINESS PLAN


See attached.

                              bSmart.to LLC (bSt)

                   Outline Business Action Plan (version 1.0)

The purpose of this outline Business Action Plan (`BAP') is to set out in outline form the Business Action Plan which will be prepared in detail by Rick Hirsh, in consultation with all relevant parties, and approved by the board of bSt. A BAP is a dynamic document which is constantly revised in the light of changing circumstances, but should remain consistent. It comprises a Strategic Plan, and an Implementation Plan, and a Financial Plan.

1.0 Outline Strategic Plan.

1.1 Overview

     The goal of bSt is to be the pre-eminent provider of wireless solutions enabling both smartphone and wireless PDA connectivity to critical information and communications over multiple channels to multiple devices. bSt's solutions will be database, network, operating system and hardware independent. In doing this it is the intention to establish the bSt technologies as an industry standard.

1.2 The Market

     There are approximately 120M PC'S, laptops and palm tops in the world with internet connectivity. It is forecast that within 12 months the number of smartphones and PDA's with embedded internet connectivity (`communicators') will exceed 150M and this will increase to over 500m by 2003.

     With increasing mobile workforces and consumers, the organisation which deliver essential interactive information and communication on to these devices, while maintaining an ability to deliver the same information and communication on to other devices in different formats (eg PC, laptops, web tv etc), will end up `owning' the corporate and consumer customers, and will be the primary tollgate for all information and services delivered to them.

     For a full review of the market, the market segments, and the market opportunity, reference should be made to Appendix I (Lehman Bros Report).

1.3 The bSmart.to Product Strategy

     The product strategy for bSt is to enable customers to create micro-selections of real time and other data, and then to create micro-selections of how that micro-selected data is delivered down a combination of different delivery channels to a range of different devices, in whatever form is most appropriate to the channels and devices.

     bSmart.to Technologies Inc (`bStT') is committed to delivering information and communication down every credible network (GSM, CDMA etc) and through every network operator (on a country by country basis), and to port its unique SMS/datacall Sarina browse to every credible operating system on every credible device (GEOS, EPOCH.32, PALM OS etc for communicators to operating systems on PC's, web TV's etc). Voice channels will also be supported.

     The unique Sarina browser will be developed and maintained as the only effective way to deliver and receive interactive information and communication on to communicators.

     WAP, a standard established from the very limited Unwired Planet HDML and HDTP protocols, will be supported, but will remain only one - imperfect - gateway, and will, in time be replaced.

     bStT will maintain standard API's for the importing and exporting of datafeeds, and for creating applications using the Sarina browser and its derivatives. The Sarina browser will be extended, as appropriate, to other devices, where existing browsers have insufficient functionality for essential real time information and communication.

     bSt will create distribution (see below) by targeting applications developers, network operators, service provides and others who will develop Sarina applications from the Sarina browser API and information and service providers who will need to deliver the data feeds relative to other information and services to the Sarina data feed API.

     bSt will also create distribution by targeting network operators, corporates, service providers and others who wish to have their own multi-channel m-portals. Theoretically this target market can comprise every website which has aspirations to be more than a brochure.

     Speed and cost of delivery of these products will be the key to achieving market domination.

     The product categories which bSt will be delivering are the following;

     .  Core architecture and technology

     .  Applications software

     .  Integration and customisation

     . Operational hosting and support services, including appropriate telecoms hub management (ASP's)

1.4    Roll-out Strategy

1.4.1  Geographic Roll-out

     There will be simultaneous roll-out (initially), in the US, Western Europe, and Asia Pacific (excluding Japan)

     The second phase will be Japan (due to market complexities rather than size), South Africa, South America, Canada, Eastern Europe and the Middle East.

     Residual geographic territories will comprise phase 3.

     It must be recognized that geographic roll-out requires national, not just regional infrastructure (fixed lines etc).

     For phase 1, offices will be opened in London and Singapore. These offices will be able to take advantage of existing bSmart.to Markets infrastructure.
The Philadelphia operations centre will support the US in phase 1.

1.4.2  Distribution Channels.

     These will be initial distribution channels on which bSt will focus (in no order of importance).

1.4.2.1  The Fastech CPG Business

     This business has, since 1995 (without allocating blame), deteriorated from having applications tools (ie a product) and a massive potential in the CPG sector en-route to others, with cUS$15m of revenues, to one with no products, and US$7.5m of revenues.

     The strategic objective must be to set Fastech up as a mobile salesforce/fieldforce automation division which will operate independently of bSt's relationships with its other distribution channels, who may be competitors. This will require a commitment to establish clear market leadership in the CPG sectors, and targeting selected others, with proprietary applications using the Sarina browse, architecture and API's.

     This business should, have an objective to target Siebel as its principal competitor.

1.4.2.2 The Cotelligent Customer Base

     The Cotelligent customer base is potentially very valuable as a source of new business. The objective should be to ensure that every customer buys an m-commerce solution in respect of their mobile employees and their mobile customers.

     In so doing, it should enable Cotelligent to deliver fixed price systems integrated, which will increase their gross revenue per consultant by $100,000 per annum, straight to the bottom line. This will be separate from the benefits to bSt.

1.4.2.2.3  bSmart.to Capital Partners' Ventures

     bSmart.to is, and will be, launching a number of vertical markets business ventures. These will provide - in practice - captive applications development and systems integration work for bSt and Cotelligent, as appropriate. They will also provide infrastructure for bSt and Cotelligent to use for their global expansion. The initial ventures which require immediate support, and can provide `captive' business are;

     . bSmart.to markets - providing solutions to financial markets professionals

     . bSmart.to Xchange - providing financial markets exchanges for products which are only part of normal supply chains. Initial live projects include the oil industry, component industry and ornamental fish.

     . bSmart.to Travel - focused on the needs of international business travellers, travel service providers, and the organisations for which they work.

1.4.2.2.4  Network Operators

     While being wholly ossified, WAP obsessed, big name alliance obsessed, and having the terminal disease of `product-manager-itis' these monoliths still need to be called upon, as a few enlightened ones could provide some interesting m-portal business.

1.4.2.2.5 Mobile Fieldforce / Sales Automation Business / Wireless Solutions Providers /Wireless Applications Providers.

     These need to be targeted and told that if they do not use our Sarina browser they will not survive - due to the speed at which we can enable those who use us to deliver vertical market interactive wireless applications.

1.4.2.2.6  Every GEOS, Palm OS, EPOCH 32 and Windows CE Developer

     Providing their client applications are serious enough - no games - we should make them understand that they need to re-create those applications - suitably enhanced, on the SMS browser.

1.4.2.2.7  Other

     The above is only the initial outline of what should be done. We should be under no illusions that we should become the document mobile solutions provider worldwide, and from that, dominate many other spaces.

2.0    Outline Implementation Plan

     To be provided by R. Hirsh and agreed by the board of bSt.

3.0    Outline Financial Plan

     Arithmetic provided by R. Hirsh, derived from 2.0 above, and agreed by the board of bSt.

                             CONTRIBUTION AGREEMENT



                                     AMONG



                             COTELLIGENT USA, INC.,



                           CZG MOBILE VENTURES, INC.


                                      AND


                                 BSMART.TO LLC




                     Exhibit A to the Operating Agreement

                               TABLE OF CONTENTS

BACKGROUND.....................................................    1

ARTICLE I
CAPITAL CONTRIBUTIONS..........................................    2

SECTION 1.1       CASH CONTRIBUTION............................    2
SECTION 1.2       ASSET CONTRIBUTION...........................    2
SECTION 1.3       EXCLUDED ASSETS..............................    3
SECTION 1.4       ASSUMED LIABILITIES..........................    3
SECTION 1.5       EXCLUDED LIABILITIES.........................    3
SECTION 1.6       VALUATION OF CONTRIBUTED ASSETS..............    3
SECTION 1.7       CONSTRUCTION OF TRANSFER.....................    3


ARTICLE II
THE CLOSING....................................................    4

SECTION 2.1       CLOSING......................................    4
SECTION 2.2       PAYMENT OF CASH AND DELIVERY OF NOTE.........    4
SECTION 2.3       TRANSFER OF CONTRIBUTED ASSETS...............    4


ARTICLE III
ADDITIONAL AGREEMENTS..........................................    5

SECTION 3.1       SATISFACTION OF LIENS........................    5
SECTION 3.2       TRANSFER TAXES...............................    5
SECTION 3.3       BOOKS AND RECORDS............................    5
SECTION 3.4       ESTABLISHMENT OF CAPITAL ACCOUNT.............    6
SECTION 3.5       FURTHER ASSURANCES...........................    6
SECTION 3.6       EMPLOYEE BENEFITS............................    6


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CHARLIE USA..................    7

SECTION 4.1       EXISTENCE AND GOOD STANDING..................    7
SECTION 4.2       CORPORATE AUTHORITY..........................    7
SECTION 4.3       CONSENTS AND APPROVALS; NO VIOLATIONS........    7
SECTION 4.4       RESTRICTIVE DOCUMENTS........................    8
SECTION 4.5       TITLE TO PROPERTIES; ENCUMBRANCES; CONDITION.    8

                               TABLE OF CONTENTS

SECTION 4.6       ASSIGNED CONTRACTS...........................    8
SECTION 4.7       PERMITS......................................    8
SECTION 4.8       LITIGATION...................................    9
SECTION 4.9       TAXES; ASSESSMENTS...........................    9
SECTION 4.10      COMPLIANCE WITH LAWS.........................    9
SECTION 4.11      EMPLOYMENT RELATIONS.........................    9
SECTION 4.12      INTELLECTUAL PROPERTIES......................   10
SECTION 4.13      SERVICE CONTRACTS............................   10
SECTION 4.14      BROKER'S OR FINDER'S FEES....................   10
SECTION 4.15      NO MATERIAL ADVERSE CHANGE...................   11
SECTION 4.16      LIABILITIES..................................   11
SECTION 4.17      SUPPLIERS AND CUSTOMERS......................   11
SECTION 4.18      INTERESTS IN CUSTOMERS, SUPPLIERS, ETC.......   11
SECTION 4.19      REAL PROPERTY................................   11
SECTION 4.20      SOLVENCY.....................................   12
SECTION 4.21      ASSETS COMPLETE..............................   12
SECTION 4.22      RIGHTS AGREEMENT.............................   12


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CHARLIE SUB..................   12

SECTION 5.1       EXISTENCE AND GOOD STANDING..................   12
SECTION 5.2       CORPORATE AUTHORITY..........................   12
SECTION 5.3       CONSENTS AND APPROVALS; NO VIOLATIONS........   13
SECTION 5.4       RESTRICTIVE DOCUMENTS........................   13
SECTION 5.5       LITIGATION...................................   13
SECTION 5.6       SOLVENCY.....................................   13
SECTION 5.7       BROKER'S OR FINDER'S FEES....................   13


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     14

SECTION 6.1       EXISTENCE AND GOOD STANDING..................   14
SECTION 6.2       CORPORATE AUTHORITY..........................   14
SECTION 6.3       CONSENTS AND APPROVALS; NO VIOLATIONS........   14
SECTION 6.4       RESTRICTIVE DOCUMENTS........................   15
SECTION 6.5       LITIGATION...................................   15
SECTION 6.6       BROKER'S OR FINDER'S FEES....................   15

                               TABLE OF CONTENTS

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY             15

SECTION 7.1       SURVIVAL OF REPRESENTATIONS AND WARRANTIES...   15
SECTION 7.2       INDEMNIFICATION..............................   15


ARTICLE VIII
MISCELLANEOUS..................................................   17

SECTION 8.1       ANNEXES AND SCHEDULES........................   17
SECTION 8.2       NOTICE.......................................   17
SECTION 8.3       OTHER PROVISIONS.............................   18

SIGNATURE PAGE.................................................   19

Annexes

Annex A     Intellectual Property
Annex B     Software
Annex C     Equipment
Annex D     Assigned Contracts
Annex E     Transferred Employees
Annex F     Excluded Assets
Annex G     Assumed Liabilities


Schedules

Schedule 4.1   Foreign Qualifications
Schedule 4.3   Consents and Approvals
Schedule 4.12  Intellectual Properties Impairments
Schedule 4.13  Excluded Service Contracts
Schedule 4.14  Charlie Broker's Fees
Schedule 4.15  No Adverse Change
Schedule 4.16  Liabilities
Schedule 4.17  Suppliers and Customers
Schedule 6.6   Bravo Broker's Fees

                             CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT is made and entered into as of _________, 2000 (the "Effective Date") by and among Cotelligent USA, Inc., a California corporation ("Charlie USA"), CZG Mobile Ventures, Inc., a Delaware corporation ("Charlie Sub"), and bSmart.to LLC, a Delaware limited liability company (the "Company").

                                   BACKGROUND

     A. Charlie USA is a wholly-owned subsidiary of Cotelligent, Inc., a Delaware corporation ("Charlie"), and Charlie Sub is a wholly-owned subsidiary of Charlie USA. Charlie Sub is a Member of the Company pursuant to that certain Operating Agreement dated as of April 27, 2000 (the "Operating Agreement").

     B. On January 4, 1999 (the "Acquisition Date"), Charlie acquired Fastech, Inc., an application service provider business located in Broomall, Pennsylvania, the operations of which it subsequently transferred to Charlie USA. Such business sold, on the Acquisition Date, and it currently sells, customer relationship management (CRM) software and services to customers in the United States, Canada and Europe. With respect to such CRM software, the business sold, on the Acquisition Date, and it currently sells, a proprietary software product, FastTrack, to which it owns all development and distribution rights, and resold, on the Acquisition Date, and currently resells, software from Cognos, Inc. and JAS Concepts, Inc. with which it has reseller agreements. With respect to services, the business provided, on the Acquisition Date, and it currently provides, the following services to its customers: customization, ASP host processing, help desk and equipment depot support. Such business, (i) as described in this Section B, (ii) as conducted on the Acquisition Date, and as such activities have been continued and are currently conducted for customers of Fastech, Inc. as of the Acquisition Date (but not including any activities not engaged in by Fastech, Inc. as of the Acquisition Date and not including any customers acquired since the Acquisition Date) and (iii) to the extent supported from facilities in Broomall, Pennsylvania, is hereinafter referred to as the "ASP Business".

     C. On the terms and conditions set forth in this Contribution Agreement, Charlie Sub desires to contribute to the Company certain cash and Charlie USA desires to contribute to the Company, on behalf and for the benefit of Charlie Sub, the Contributed Assets (as defined below) in connection with the ASP Business, all in consideration of the grant to Charlie Sub of a Membership Interest in the Company, as further detailed in the Operating Agreement.

     D. It is the intention of the parties hereto to develop the business of the Company in each party's respective competencies to ensure the Company's commercial success.

     E. All capitalized terms used and not otherwise defined in this Contribution Agreement shall have the meanings ascribed to them in the Operating Agreement.

                                   ARTICLE I
                             CAPITAL CONTRIBUTIONS

     Section 1.1 CASH CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Contribution Agreement, Charlie Sub will deliver to the Company as a capital contribution cash in the amount of ten million dollars ($10,000,000) (the "Cash Contribution"), payable in two (2) installments. The first installment, in the amount of two million dollars ($2,000,000), shall be due and payable on the Effective Date. The second installment, in the amount of eight million dollars ($8,000,000), shall be due and payable within five (5) Business Days following receipt by Charlie of funds in connection with the divestiture of its personnel augmentation division. In the event that the Company requires working capital prior to such sale of Charlie USA's personnel augmentation division, Charlie USA agrees to pay to the Company from time to time prior to such sale, at the reasonable request of the Chief Executive Officer of the Company, such amounts as may be reasonably necessary for the commercial success of the Company; provided that such amounts shall (i) total no more that eight million dollars ($8,000,000) and (ii) be offset against any balance remaining on the second installment. For avoidance of doubt, (i) no interest shall accrue or be due or payable in connection with the second installment, and (ii) while a sale of the personnel augmentation division would provide Charlie Sub the liquidity to pay the second installment in a lump sum, the commitment by Charlie Sub to pay the full amount of the second installment is a firm commitment regardless of such a sale.

     Section 1.2 ASSET CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Contribution Agreement, on the Effective Date the Company shall acquire from Charlie USA and Charlie USA shall transfer, convey, assign and deliver to the Company, as a capital contribution to the Company on behalf of and for the benefit of Charlie Sub, valid and marketable title and interest in and to the following assets, rights and properties held by Charlie USA and used principally in or principally related to the ASP Business (collectively, the "Contributed Assets") which have an Agreed Value as defined and set forth in the Operating Agreement:

          (a) All patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above (including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable copy), and all associated goodwill (the "Intellectual Property"), including, without limitation, the Intellectual Property listed on ANNEX A;

          (b) All software (the "Software"), including, without limitation, the Software listed on ANNEX B;

          (c) All equipment, machinery, supplies and other personal property (the "Equipment"), including, without limitation, the Equipment listed on ANNEX C;

          (d) All contracts, leases and other agreements (the "Assigned Contracts"), including, without limitation, the contracts with customers, real property leases and other Assigned Contracts listed on ANNEX D;

          (e) Those employees of Charlie USA listed on ANNEX E (the "Transferred Employees");

          (f) All work in process and deliverables to be furnished under any Assigned Contract (the "WIP"); and

          (g) To the extent transferable by Law (as defined below), all consents, registrations, approvals, permits, licenses, orders and authorizations issued to Charlie USA by any Authority (as defined below) of the United States, any state thereof or any foreign jurisdiction relating to the assets described in subsections (a) through (d) and (f) above.

     Section 1.3 EXCLUDED ASSETS. The Contributed Assets shall not include, and Charlie USA shall not convey and the Company shall not acquire, any right, title or interest of Charlie USA in or to any assets, rights or properties set forth on ANNEX F (collectively, the "Excluded Assets").

     Section 1.4 ASSUMED LIABILITIES. Upon the transfer of the Contributed Assets to the Company, the Company shall assume and agree to pay or discharge when due the obligations set forth on ANNEX G in connection with the Contributed Assets to the extent such obligations arise on or after the Effective Date with respect to events occurring on or after the Effective Date (the "Assumed Liabilities").

     Section 1.5 EXCLUDED LIABILITIES. Notwithstanding anything contained herein to the contrary, the Company shall not assume or be deemed to have assumed, and shall not be liable for, any obligations or liabilities of Charlie USA except those assumed pursuant to Section 1.4.

     Section 1.6 VALUATION OF CONTRIBUTED ASSETS. The value of the Contributed Assets shall be as set forth in the Operating Agreement.

     Section 1.7 CONSTRUCTION OF TRANSFER. Any contribution to the Company made pursuant to this Article I by Charlie USA is on behalf and for the benefit of Charlie Sub, and shall for all purposes (including, without limitation, for purposes of determining taxes and

Capital Accounts in the Company) be construed as a transfer from Charlie USA to Charlie Sub and from Charlie Sub to the Company.


                                   ARTICLE II
                                  THE CLOSING

     Section 2.1 CLOSING. The transfer and acquisition referred to in Article I hereof (the "Closing") shall take place as of the Effective Date.

     Section 2.2 PAYMENTS. At the Closing, Charlie Sub shall deliver to the Company the first installment of the Cash Contribution in the form of a cashier's or certified check, or, at the Company's written request not less than three (3) Business Days prior to the Closing, via wire transfer to an account designated by the Company in such request. Within three (3) Business Days of the consummation of Charlie's divestiture of its personnel augmentation division, Charlie Sub shall notify the Company of the same, and the Company shall provide to Charlie Sub instructions for effecting a wire transfer of the second installment of the Cash Contribution, which Charlie Sub shall so effect within three (3) Business Days of receipt of such notice of wire transfer instructions.

     Section 2.3 TRANSFER OF CONTRIBUTED ASSETS. The sale, conveyance, transfer, assignment and delivery of the Contributed Assets shall be effected by delivery at the Closing:

          (a) By Charlie USA to the Company of such bills of sale, endorsements, assurances, conveyances, releases, discharges, assignments, certificates or other instruments of transfer and conveyance, duly executed by Charlie USA, as the Company shall reasonably deem necessary to vest in the Company valid and marketable title to the Contributed Assets free and clear of any Encumbrance (as defined below) except Permitted Encumbrances (as defined below), and such other documents as the Company may reasonably request to demonstrate satisfaction of the terms and conditions of, and compliance with, this Contribution Agreement by Charlie USA; and

          (b) By the Company to Charlie USA of such assumption agreements or other instruments as Charlie USA shall reasonably deem necessary to provide for the assumption of the Assumed Liabilities by the Company, and such other documents as Charlie USA may reasonably request to demonstrate satisfaction of the terms and conditions of, and compliance with, this Contribution Agreement by the Company.

Simultaneously with the Closing, Charlie USA shall take all steps necessary to put the Company in actual possession and operating control of the Contributed Assets.

                                  ARTICLE III
                             ADDITIONAL AGREEMENTS

     Section 3.1 SATISFACTION OF LIENS. Charlie USA covenants and agrees that as of the Effective Date, no services, material or work will have been supplied to or for any Contributed Asset for which payment has not been made in full, other than customary services, material and work incident to the operation of the ASP Business. If, subsequent to the Effective Date, any Encumbrance or order for the payment of money shall be filed against the Contributed Assets or any portion thereof or against the Company (or any such Encumbrance or order for the payment of money shall otherwise exist) based upon any act or omission, or alleged act or omission, before or after the Effective Date, of Charlie USA, its agents, representatives or employees acting on its behalf, or (if based upon any act or omission, or alleged act or omission, before the Effective Date) of any contractor, subcontractor or other authorized agent (whether or not such Encumbrance or order shall be valid or enforceable as such), within ten (10) Business Days after notice to Charlie USA of the filing or other existence thereof, Charlie USA shall take such action, by bonding, deposit, payment or otherwise, as will be necessary to remove or satisfy in full such Encumbrance against such Contributed Asset.

     Section 3.2 TRANSFER TAXES. All stamp, transfer, documentary, sales, use, registration and other use, registration, and other such taxes and fees (including any penalties and interest) incurred, if any, in connection with this Contribution Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be timely paid by the Company.

     Section 3.3 BOOKS AND RECORDS. (a) On the Effective Date, the Company shall acquire and take possession of copies or originals of the books and records relating directly and solely to the ASP Business and the Contributed Assets (the "Books and Records"); provided that if any part of such Books and Records cannot be separated from books, records, files and other data that do not constitute Books and Records or relate to services or support to be provided by Charlie USA or Charlie Sub under the Operating Agreement or any other Additional Agreement, Charlie USA shall retain such part of the Books and Records and make such part available to the Company as provided herein.

          (b) Charlie USA, Charlie Sub and the Company each agrees that it shall preserve and keep the Books and Records or the parts thereof in its possession, as the case may be, in accordance with its records retention policies or for any longer period as may be required by statute, ordinance, rule, regulation, order or policy ("Law") of any governmental or regulatory body, agency or authority ("Authority"). During such period and subject to appropriate confidentiality undertakings, each party shall permit any of the other parties or their respective counsel, accountants, officers, employees or other representatives access to such Books and Records upon such other party's reasonable request and during normal business hours for the purpose of examining such Books and Records to the extent reasonably required by such party in connection with (i) any insurance claims by, legal proceedings against or governmental investigations of such party, (ii) the preparation of any tax return required to be filed by such party, the defense of any audit, examination, administrative appeal or litigation of any tax return in which the results of operation of the ASP Business were included or (iii) any other reasonable business purpose related to the Contributed Assets or the business of the Company.

     Section 3.4 ESTABLISHMENT OF CAPITAL ACCOUNT. On the Effective Date, in consideration of the payment of the Cash Contribution and the transfer of the Contributed Assets to the Company, the Capital Account of Charlie Sub shall be as set forth in Schedule A of the Operating Agreement.

     Section 3.5 FURTHER ASSURANCES. At any time or from time to time after the Effective Date, each of Charlie USA, Charlie Sub and the Company shall, at the reasonable request of any of the others, execute and deliver any further instruments or documents and take any and all such further action as the requesting party may reasonably request in order to consummate and make effective the transactions contemplated by this Contribution Agreement and to put the Company in operating control of the Contributed Assets.

     Section 3.6  EMPLOYEE BENEFITS.

     (a) As of the Effective Date and continuing through the first anniversary thereof, the Company shall establish and maintain employee and fringe benefit plans and arrangements (including, without limitation, "employee benefit plans" within the meaning of Section 3(3) of ERISA) (the "Company Plans") covering all the Transferred Employees. The Company Plans shall (i) provide benefits at levels that are substantially comparable in the aggregate to those provided under the employee benefit plans and arrangements covering such Transferred Employees immediately prior to the Effective Date, (ii) with respect to the Company Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) (the "Company Welfare Plans"), not include a waiting or eligibility period or preexisting condition limitation or restriction with respect to Transferred Employees and their beneficiaries, and (iii) to the extent Transferred Employees have satisfied any internal limits, deductibles or co-payment requirements under any welfare benefit plans (as defined in Section 3(1) of ERISA) sponsored or maintained by Charlie USA for the year that includes the Effective Date, credit such amounts toward the satisfaction of any such requirements under the Company Welfare Plans; provided that, notwithstanding the foregoing, changes may be made to the Company Plans to the extent necessary to comply with applicable law

          (b) The Company and the Company Welfare Plans will be responsible for
(i) administering and paying claims incurred after the Effective Date by Transferred Employees whether such claims relate to conditions or occurrences arising prior to, on or after the Effective Date and (ii) workers' compensation benefits that are payable on or after the Effective Date to Transferred Employees for injury, accident or illness occurring after the Effective Date and shall pay such benefits or promptly reimburse Charlie USA for any such benefits paid by Charlie USA.

     (c) Employment of Transferred Employees with Charlie USA shall be counted for purposes of any Company Plan that is a pension benefit plan (as defined in Section 3(2) of ERISA) and which is maintained by the Company for the benefit of Transferred Employees after the Effective Date.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF CHARLIE USA

     Charlie USA hereby represents, warrants and agrees as follows:

     Section 4.1 EXISTENCE AND GOOD STANDING. Charlie USA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Charlie USA has the power to own its property and to carry on its business as presently being conducted. Charlie USA is duly qualified to do business and is in good standing in the states set forth on SCHEDULE 4.1, which are the only jurisdictions where the failure to be so qualified would have a Material Adverse Effect. For the purposes of this Contribution Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of Charlie USA, Charlie Sub, the ASP Business or the Company, as the case may be, and their subsidiaries, taken as a whole, or on the transactions contemplated hereby.

     Section 4.2 CORPORATE AUTHORITY. Charlie USA has all requisite corporate power and authority to execute and deliver this Contribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly and validly executed and delivered by Charlie USA and constitutes the legal, valid and binding obligation of Charlie USA, enforceable against Charlie USA in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

     Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on SCHEDULE 4.3, the execution and delivery by Charlie USA of this Contribution Agreement, Charlie USA's performance of its obligations hereunder and the consummation by Charlie USA of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by Charlie or Charlie USA under any provision of their respective corporate organizational documents or of any agreement to which Charlie or Charlie USA, as the case may be, is a party or by which it or any of the Contributed Assets is bound, (ii) require Charlie or Charlie USA to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to Charlie or Charlie USA or any of the Contributed Assets or (iv) violate, conflict with, result in a breach of or default by Charlie or Charlie USA (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the Contributed Assets under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which Charlie or Charlie USA, as the case may be, is a party or by which it or any of the Contributed Assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

     Section 4.4 RESTRICTIVE DOCUMENTS. Charlie USA is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, Law, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects any of the Contributed Assets, or which conflicts with or would prevent (i) consummation of the transactions contemplated by this Contribution Agreement,
(ii) compliance by Charlie USA with the terms, conditions and provisions hereof or (iii) the continued operation of the ASP Business by the Company after the date hereof on substantially the same basis as heretofore operated.

     Section 4.5 TITLE TO PROPERTIES; ENCUMBRANCES; CONDITION. The Contributed Assets are free of any Encumbrance of any kind except for Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, or statutory Encumbrances of landlords, carriers, mechanics and similar Encumbrances arising by operation of law in the ordinary course of business for sums not yet delinquent (such liens collectively, the "Permitted Encumbrances"), and upon the consummation of the Closing the Company will acquire valid and marketable title to the Contributed Assets free of Encumbrances other than Permitted Encumbrances. The Equipment is in a state of good working condition and repair. For purposes of this Contribution Agreement, "Encumbrances" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

     Section 4.6 ASSIGNED CONTRACTS. Each of the Assigned Contracts is in full force and effect and is a valid and enforceable agreement, and there exists no default thereunder by Charlie USA or event of default or event, occurrence, condition or act (including without limitation the conveyance of the Contributed Assets hereunder) by or with respect to Charlie USA which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. To the knowledge of Charlie USA, all of the covenants to be performed by any other party thereto have been fully performed.

     Section 4.7 PERMITS. Charlie USA holds all material governmental and other third party permits (including occupancy permits), licenses, consents and authorizations ("Permits") required in connection with the use, operation or ownership of the Contributed Assets and the conduct of the ASP Business as currently conducted. Each of such Permits are transferable with the Contributed Assets to the Company. Any applications for the renewal of any such Permit due prior to the Effective Date have been timely filed prior to the Effective Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the knowledge of Charlie USA, threatened. No administrative or governmental action has been taken or, to the knowledge of Charlie USA, threatened in connection with the expiration, continuance or renewal of any such Permit. For purposes of this Section, "material Permit" shall mean any permit the absence of which (including any costs and expenses with respect to obtaining such permit) would have a Material Adverse Effect. Costs and expenses which do not exceed $50,000 in the aggregate shall be deemed not to have a Material Adverse Effect for purposes of this Section 4.7.

     Section 4.8 LITIGATION. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of Charlie USA, any investigation by) any Authority pending or, to the knowledge of Charlie USA, threatened, affecting the Contributed Assets or affecting the ability of Charlie USA to carry out its obligations under this Contribution Agreement or affecting the continued operation of the ASP Business after the date hereof on substantially the same basis as heretofore operated.

     Section 4.9 TAXES; ASSESSMENTS. All tax returns required to be filed by Charlie USA with respect to the Contributed Assets have been duly and timely filed. All federal, local and foreign taxes relating to the Contributed Assets (other than taxes not yet due and payable), whether due on the tax returns specified in the previous sentence or otherwise due from Charlie USA, have been duly paid by Charlie USA and there are no liens for taxes payable by Charlie USA on, or other disputes relating to taxes payable in respect of, any of the Contributed Assets. To the knowledge of Charlie USA, there are no supplemental taxes affecting the Contributed Assets, other than those that may arise from the consummation of the transactions set forth in this Contribution Agreement. To the knowledge of Charlie USA, the acquisition of the Contributed Assets pursuant to this Contribution Agreement shall not result in a reassessment of the Contributed Assets for the purposes of personal property taxes.

     Section 4.10 COMPLIANCE WITH LAWS. Charlie USA is in compliance with all Laws, judgments, licenses, Permits, certificates, approvals and decrees applicable to the Contributed Assets, in each case the failure to comply with which would have a Material Adverse Effect. Charlie USA is not in violation of its Certificate of Incorporation or By-laws in any respect or in default in the performance of any obligation, agreement or condition contained in any debenture, note, other evidence of indebtedness, indenture, lease, loan or other agreement or instrument in any respect that would have a Material Adverse Effect.

     Section 4.11 EMPLOYMENT RELATIONS. With respect to the Transferred Employees, (i) to its knowledge, Charlie USA has satisfactory relationships with such employees, (ii) Charlie USA is in all material respects in compliance with all applicable Laws, agreements and contracts relating to employment practices, terms and conditions of employment, including, without limitation, all such Laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity and wrongful discharge, and has timely prepared and filed all appropriate forms required by any Authority (including, without limitation, Immigration and Naturalization Service
Form I-9), (iii) no collective bargaining agreement is currently in effect or being negotiated, Charlie USA has no obligation to negotiate any other collective bargaining agreement and, to its knowledge, there is no indication that any Transferred Employees desire to be covered by a collective bargaining agreement, (iv) no strike, slowdown or work stoppage pending or, to the knowledge of Charlie USA, threatened against Charlie USA, nor has any such strike, slowdown or work stoppage occurred since the Acquisition Date, (v) there is no representation claim or petition pending before the United States National Labor Relations Board or any similar foreign, state or local labor agency of which Charlie USA has been notified and, to the knowledge of Charlie USA, no question concerning representation has been raised or threatened, (vi) no notice has been received by Charlie USA of any complaint filed against Charlie USA claiming that Charlie USA has violated any applicable employment standards, human rights or other labor legislation or of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation of Charlie USA or any of the Transferred Employees, and, to the knowledge of Charlie USA, no such investigation is in progress and (vii) all agreements between Charlie USA and any Transferred Employee (other than Rick Hirsh) constitute Assigned Contracts and are set forth on ANNEX D.

     Section 4.12 INTELLECTUAL PROPERTIES. Except as set forth in SCHEDULE 4.12, Charlie USA owns exclusively all right, title and interest in and to, or has a valid license to use, the Software and Intellectual Property. No claim adverse to the interest of Charlie USA in the Software or the Intellectual Property has been asserted or, to the knowledge of Charlie USA, threatened nor is there any basis for any such claim and no Person has infringed or otherwise violated Charlie USA's right in any of the Software or the Intellectual Property. No litigation is pending against or involving Charlie USA wherein Charlie USA is accused of infringing or otherwise violating the intellectual property right of another or of breaching a contract conveying rights to the Software or under any Intellectual Property. No such claim has been asserted or, to the knowledge of Charlie USA, threatened against Charlie USA nor to the knowledge of Charlie USA are there any facts that would give rise to such a claim.

     Section 4.13 SERVICE CONTRACTS. Except for the Assigned Contracts and as set forth on ANNEX F, there are no service or maintenance contracts or management agreements (written or oral) to which Charlie USA is a party that directly affect the ASP Business or the Contributed Assets.

     Section 4.14 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 4.14, no agent, broker, person or firm acting on behalf of Charlie USA is, or will be, entitled to any commission or broker's or finder's fees from any party hereto, or from any Affiliate (as defined in the Operating Agreement) of any party hereto, in connection with any of the transactions contemplated by this Contribution Agreement.

     Section 4.15 NO MATERIAL ADVERSE CHANGE. Since the Acquisition Date, Charlie USA has conducted the ASP Business only in the ordinary course and in a manner consistent with prior business practices. Set forth as SCHEDULE 4.15 is a balance sheet relating to the ASP Business since the Acquisition Date.

     Section 4.16 LIABILITIES. Except as set forth in SCHEDULE 4.16, Charlie USA does not have any outstanding claim, liability, indebtedness or obligation in respect of the ASP Business or the Contributed Assets in excess of $50,000 in any individual case or $250,000 in the aggregate, contingent or otherwise.

     Section 4.17 SUPPLIERS AND CUSTOMERS. SCHEDULE 4.17 sets forth the suppliers and the customers of Charlie USA in respect of the ASP Business, other than those customers who are parties to the contracts set forth on ANNEX F. Except as otherwise set forth on SCHEDULE 4.17, to the of Charlie USA's knowledge, the relationship of Charlie USA with each of such suppliers and customers as of the Effective Date are good commercial working relationships and no supplier or customer of material importance to Charlie USA in respect of the ASP Business has, since the Acquisition Date, cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Charlie USA. As of the Effective Date, Charlie USA does not have any knowledge that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with Charlie USA or limit its services, supplies or materials to Charlie USA or its use or purchase of the services and products of Charlie USA either as a result of the transactions contemplated hereby or otherwise.

     Section 4.18 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Neither Charlie, Charlie USA nor any director or officer of Charlie or Charlie USA possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a supplier, customer, lessor, lessee, or competitor of Charlie or Charlie USA in respect of the ASP Business. Ownership of securities of a company whose securities are registered under the Securities Act of 1933, as amended, not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section.

     Section 4.19 REAL PROPERTY. Charlie USA owns no real property in connection with the ASP Business and has no real property lease or sublease other than those leases constituting Assigned Contracts and set forth on ANNEX
D. To its knowledge, Charlie USA is in compliance with all applicable environmental and safety Laws in all material respects (including, without limitation, all material permits and licenses required thereunder). Charlie USA has received no written notice of any violation of or any liability arising from, or of any facts or circumstances with respect to the past or current operations of Charlie USA that would give rise to, any investigatory, corrective or remedial obligation under any environmental or safety Law. The consummation of the transactions contemplated by this Contribution Agreement will not result in any obligations for site investigation or cleanup, or notification to or consent of any Authority or third Persons pursuant to any "transaction-triggered" or "responsible party transfer" environmental or safety Law.

     Section 4.20 SOLVENCY. Each of Charlie USA and ASP Business is Solvent as of the Effective Date and will be Solvent immediately after the consummation of the transactions contemplated by this Contribution Agreement. For the purposes of this Contribution Agreement, "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present saleable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     Section 4.21 ASSETS COMPLETE. The Contributed Assets represent all assets that are necessary to conduct the ASP Business as presently conducted.

     Section 4.22 RIGHTS AGREEMENT. The transactions contemplated by this Contribution Agreement do not constitute a "Triggering Event" under that certain Rights Agreement, dated as of September 24, 1997, by and between Charlie and BankBoston, N.A.


                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF CHARLIE SUB

     Charlie Sub hereby represents, warrants and agrees as follows:

     Section 5.1 EXISTENCE AND GOOD STANDING. Charlie Sub is a corporation duly organized, validly existing and in good standing under the laws of the
State of Delaware.   Charlie Sub is newly formed for purposes of consummating
the transactions contemplated in the Operating Agreement, this Contribution Agreement and the other Additional Agreements and has no liabilities or obligations other than in connection with such transactions.

     Section 5.2 CORPORATE AUTHORITY. Charlie Sub has all requisite corporate power and authority to execute and deliver this Contribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution, delivery, performance and consummation by Charlie Sub have been duly and validly authorized and approved by all required corporate action of Charlie Sub. This Contribution Agreement has been duly and validly executed and delivered by Charlie Sub and constitutes the legal, valid and binding obligation of Charlie Sub, enforceable against Charlie Sub in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

     Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery by Charlie Sub of this Contribution Agreement, Charlie Sub's performance of its obligations hereunder and the consummation by Charlie Sub of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by Charlie or Charlie Sub under any provision of their respective corporate organizational documents or of any agreement to which Charlie or Charlie Sub, as the case may be, is a party or by which it or any of its properties or assets are bound, (ii) require Charlie or Charlie Sub to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to Charlie or Charlie Sub or any of their respective properties or assets or (iv) violate, conflict with, result in a breach of or default by Charlie or Charlie Sub (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of their respective properties or assets under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which Charlie or Charlie Sub, as the case may be, is a party or by which it or any of its properties or assets are bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

     Section 5.4 RESTRICTIVE DOCUMENTS. Charlie Sub is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, Law, judgment or decree, or any other restriction of any kind or character, which would prevent (i) consummation of the transactions contemplated by this Contribution Agreement or (ii) compliance by Charlie Sub with the terms, conditions and provisions hereof.

     Section 5.5 LITIGATION. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of Charlie Sub, any investigation by) any Authority pending or, to the knowledge of Charlie Sub, threatened, affecting the Cash Contribution or affecting the ability of Charlie Sub to carry out its obligations under this Contribution Agreement or affecting the continued operation of the ASP Business after the date hereof on substantially the same basis as heretofore operated.

     Section 5.6 SOLVENCY. Charlie Sub is Solvent as of the Effective Date and will be Solvent immediately after the consummation of the transactions contemplated by this Contribution Agreement.

     Section 5.7 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 4.14, no agent, broker, person or firm acting on behalf of Charlie Sub is, or will be, entitled to any commission or broker's or finder's fees from any party hereto, or from any Person controlling, controlled by or under common control with any party hereto, in connection with any of the transactions contemplated by this Contribution Agreement.


                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents, warrants and agrees as follows:

     Section 6.1 EXISTENCE AND GOOD STANDING. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is newly formed for purposes of consummating the transactions contemplated in the Operating Agreement, this Contribution Agreement and the other Additional Agreements and has no liabilities or obligations other than in connection with such transactions.

     Section 6.2 CORPORATE AUTHORITY. The Company has all requisite power and authority to execute and deliver this Contribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution, delivery, performance and consummation by the Company have been duly and validly authorized and approved by all required action of the Company. This Contribution Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

     Section 6.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery by the Company of this Contribution Agreement, the Company's performance of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by the Company under any provision of its organizational documents or of any agreement to which the Company is a party or by which it or any of its assets is bound, (ii) require the Company to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to the Company or any of its assets or (iv) violate, conflict with, result in a breach of or default by the Company (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of its assets under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which the Company is a party or by which it or any of its assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

     Section 6.4 RESTRICTIVE DOCUMENTS. The Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent (i) consummation of the transactions contemplated by this Contribution Agreement or (ii) compliance by the Company with the terms, conditions and provisions hereof.

     Section 6.5 LITIGATION. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Company, any investigation by) any Authority pending or, to the knowledge of the Company, threatened, affecting the Contributed Assets or the Cash Contribution or affecting the ability of the Company to carry out its obligations under this Contribution Agreement or affecting the continued operation of the ASP Business after the date hereof on substantially the same basis as heretofore operated.

     Section 6.6 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 6.6, no agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any party hereto, or from any Person controlling, controlled by or under common control with any party hereto, in connection with any of the transactions contemplated by this Contribution Agreement.


                                  ARTICLE VII
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

     Section 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Charlie USA, Charlie Sub and the Company contained in this Contribution Agreement or in any Annex or Schedule attached hereto shall survive the transfer of the Contributed Assets contemplated hereby for a period of eighteen (18) months. Each of the parties hereto shall be entitled to rely on all such representations and warranties regardless of any investigation by or on its behalf and regardless of whether it knew or should have known that such representation or warranty was not true, correct or complete.

     Section 7.2    INDEMNIFICATION.

     (a) Charlie USA agrees to indemnify and hold the Company and its members, officers, directors, agents and their respective Affiliates harmless from any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and expenses) (collectively, "Losses") suffered or paid, directly or indirectly, as a result of or arising out of (i) any breach of any representation, warranty, covenant or agreement by Charlie USA contained herein or in any agreement or instrument in accordance with the terms hereof, (ii) any obligation, liability, taxes, claim, judgment, award, suit, proceeding or other action resulting from Charlie USA's ownership or operation of the Contributed Assets or the ASP Business prior to the Closing, including, without limitation, any of the foregoing relating to liabilities underlying Permitted Encumbrances or (iii) any obligation, liability, taxes, claim, judgment, award, suit, proceeding or other action relating to the Excluded Assets or Excluded Liabilities.

     (b) Charlie Sub agrees to indemnify and hold the Company and its members, officers, directors, agents and their respective Affiliates harmless from any and all Losses suffered or paid, directly or indirectly, as a result of or arising out of any breach of any representation, warranty, covenant or agreement by Charlie Sub contained herein or in any agreement or instrument delivered in accordance with the terms hereof.

     (c) The Company agrees to indemnify and hold Charlie USA, Charlie Sub and their respective officers, directors, agents and Affiliates harmless from any and all Losses suffered or paid, directly or indirectly, as a result of or arising out of (i) any breach of any representation, warranty, covenant or agreement by the Company contained herein or in any agreement or instrument delivered in accordance with the terms hereof or (ii) any liability, claim, judgment, award, suit, proceeding or other action resulting from the Company's ownership of the Contributed Assets or obligations under the Assumed Liabilities following the Closing.

     (d) The obligations to indemnify and hold harmless pursuant to this
Section 7.2, other than pursuant to Section 7.2(a)(ii) and 7.2(c)(ii), shall survive the consummation of the transactions contemplated by this Contribution Agreement for a period of eighteen (18) months. The obligations to indemnify and hold harmless pursuant to Sections 7.2(a)(ii), 7.2(a)(iii) and 7.2(c)(ii) shall survive the consummation of the transactions contemplated by this Contribution Agreement indefinitely.

     (e) Notwithstanding anything to the contrary contained in this Contribution Agreement, no amounts of indemnity shall be payable:

               (i) by Charlie USA or Charlie Sub to the Company for any claim arising under Sections 7.2(a) or 7.2(b) to the extent that, as a result of such payment, the cumulative Losses payable by Charlie USA and Charlie Sub in the aggregate would be in excess of two million five hundred thousand dollars ($2,500,000); provided that the foregoing limitation shall not apply to any claims relating to Excluded Assets or Excluded Liabilities;

               (ii) by any party to another party unless and until the party seeking indemnity has suffered or paid Losses in excess of two hundred thousand dollars ($200,000), but upon reaching such amount, from the first dollar to the full extent of all Losses (subject to the other terms and conditions set forth in this Section 7.2);

               (iii) to the extent the party seeking indemnity has been made whole, net of tax obligations, with respect to the claimed Losses by insurance or any non-refundable payment by any third Person.

                                  ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.1 ANNEXES AND SCHEDULES. The Annexes and Schedules to this Contribution Agreement are deemed a part of this Agreement and are subject to all of the provisions herein. Any fact or item that is clearly disclosed on any Annex or Schedule in such a way as to make its relevance to any representation made elsewhere in this Contribution Agreement or to the information called for by any other Annex or Schedule readily apparent shall be deemed to be an exception to such representation or to be disclosed on such other Annex or Schedule, as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Annex or Schedule shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Contribution Agreement.

          Section 8.2 NOTICE. Except as otherwise provided in this Contribution Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Contribution Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the following:


                                                                                   TELEPHONE, FAX AND
               NAME                            MAILING ADDRESS                        EMAIL ADDRESS
---------------------------------------------------------------------------------------------------------
 IF TO THE COMPANY:

 Rick Hirsh                          401 Parkway Drive                      Tel:  (727) 596-7808
 Chief Executive Officer             Broomall, Pennsylvania 19008           Fax:  (727) 517-3313
 bSmart.to LLC                                                              rick.hirsh@cotelligent.com
---------------------------------------------------------------------------------------------------------
 WITH A COPY TO:

 Peter S. Kolevzon, Esq.             919 Third Avenue                       Tel:  (212) 715-9288
 Kramer Levin Naftalis               New York, New York 10022               Fax:  (212) 715-8000
   & Frankel LLP                                                            pkolevzon@kramerlevin.com
---------------------------------------------------------------------------------------------------------


 IF TO CHARLIE, CHARLIE USA OR
  CHARLIE SUB:

 Lorraine E. Vega                    101 California Street,                 Tel:  (415) 439-6413
 General Counsel                     Suite 2050                             Fax:  (415) 439-6888
 Cotelligent, Inc.                   San Francisco, CA  94111               lorraine.vega@cotelligent.com
---------------------------------------------------------------------------------------------------------
 WITH A COPY TO:

 Michael A. Doherty, Esq.            101 Park Avenue                        Tel:  (212) 309-6000
 Morgan, Lewis & Bockius LLP         New York, NY  10178                    Fax:  (212) 309-6376
                                                                            madoherty@mlb.com
---------------------------------------------------------------------------------------------------------

All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

     Section 8.3 OTHER PROVISIONS. The provisions of Article XII of the Operating Agreement, other than Section 12.5 - Notices to Members, Section 12.6
- Bank Accounts and 12.15 - Authority/No Conflicts, are incorporated herein by reference and made a part hereof, mutatis mutandis.



                   Remainder of page intentionally left blank

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Contribution Agreement as of the Effective Date.

                                    BSMART.TO LLC



                                    By:
                                       -----------------------------------
                                       Name:   Rick Hirsh
                                       Title:   Chief Executive Officer



                                    COTELLIGENT USA, INC.



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                    CZG MOBILE VENTURES, INC.



                                    By:
                                       -----------------------------------
                                       Name:   Daniel E. Jackson
                                       Title:   President


                   Signature Page to Contribution Agreement

In consideration of and in order to induce the Company to enter into the above Contribution Agreement with Charlie USA and Charlie Sub, the undersigned, which directly owns all of the issued and outstanding capital stock of Charlie USA, and indirectly owns all of the issued and outstanding stock of Charlie Sub, hereby absolutely and unconditionally (i) agrees, on behalf of itself and its Affiliates, to be bound by any provisions of the above Contribution Agreement that impose any obligations upon the Affiliates of Charlie USA and Charlie Sub and (ii) guarantees to the Company the full and timely performance by Charlie USA and Charlie Sub of all their respective obligations under the above Contribution Agreement, which shall be a continuing guaranty and remain in full force and effect for so long as there shall remain any obligations of Charlie USA or Charlie Sub, as the case may be, under the above Contribution Agreement.



                                    COTELLIGENT, INC.



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title



                  [SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

                    ASSIGNMENT, ASSUMPTION AND BILL OF SALE

     THIS ASSIGNMENT, ASSUMPTION AND BILL OF SALE ("Bill of Sale") is made and entered into as of _______, 2000, by and between Cotelligent USA, Inc., a California corporation ("Charlie USA"), CZG Mobile Ventures, Inc., a Delaware corporation, ("Charlie Sub"), and bSmart.to LLC, a Delaware limited liability company (the "Company").

                                   BACKGROUND

     A. Charlie USA, Charlie Sub and the Company have entered into that certain Contribution Agreement dated as of April 27, 2000 (the "Contribution Agreement"), pursuant to which Charlie USA has agreed, on behalf of Charlie Sub, to transfer, convey, assign and deliver to the Company the Contributed Assets and the Company has agreed to assume the Assumed Liabilities.

     B. Charlie Sub desires to transfer, convey, assign and deliver to the Company the Contributed Assets and the Company desires to accept such sale, transfer, conveyance, assignment and delivery.

     C. All capitalized terms used and not otherwise defined in this Bill of Sale shall have the meanings ascribed to them in the Contribution Agreement.

     NOW THEREFORE, for and in consideration of a 49% Membership Interest (as defined in the Company's Operating Agreement of even date herewith) in the Company being granted to Charlie Sub and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Charlie USA hereby irrevocably transfers, conveys, assigns and delivers to the Company, (i) all of Charlie USA's right, title and interest in and to the Contributed Assets, to have and to hold the same unto the Company, its successors and assigns, forever, and (ii) the Assumed Liabilities.

     The Company hereby accepts such transfer, conveyance, assignment and delivery of the Contributed Assets and Assumed Liabilities. Further, the Company hereby assumes the Assumed Liabilities and undertakes to keep, observe, pay, perform and discharge when due, in accordance with their terms, the Assumed Liabilities.

                       Exhibit A to Operating Agreement

          Notwithstanding the foregoing, to the extent that any Assigned Contract is not assignable without the consent of a third Person and such consent has not been obtained by Closing, then, without limiting the effect of any representations and warranties hereunder, this Bill of Sale shall not constitute an assignment or an attempted assignment of such Assigned Contract if such assignment or attempted assignment would constitute a breach thereof. In such event, (i) Charlie USA and the Company shall use their reasonable commercial efforts to obtain the consent of such third Person to the assignment to the Company of any such Assigned Contract in all cases in which such consent is or may be required for such assignment, (ii) Charlie USA shall continue to hold its interests in such Assigned Contracts in trust for the benefit of the Company and shall receive in trust and shall promptly remit to the Company any money paid thereunder to Charlie USA and (iii) Charlie USA and the Company shall cooperate in any reasonable arrangement designed to provide for the Company the benefits intended to be assigned to the Company under the relevant Assigned Contract, including enforcement at the cost of Charlie USA and for the account of the Company of any and all rights of Charlie USA against the third Person thereto arising out of the breach or any cancellation thereof by such third Person or otherwise. If and to the extent that such arrangement cannot be made, this Bill of Sale shall have no effect as to such Assigned Contract.

     Charlie USA represents, warrants, covenants and agrees that it (a) has valid and marketable title to the Contributed Assets, free and clear of all Encumbrances and (b) will warrant and defend the sale of the Contributed Assets against all and every Person or Persons whomsoever claiming against any or all of the same, all subject to the terms and conditions of the Contribution Agreement.

     At any time or from time to time after the date hereof, each of Charlie USA and Charlie Sub and the Company shall execute and deliver any further instruments or documents and take any and all such further action as the requesting party may reasonably request in order more effectively to consummate and make effective the transactions contemplated by the Contribution Agreement and this Bill of Sale.

     Subject to the limitations hereinafter set forth, Charlie USA hereby constitutes and appoints the Company the true and lawful attorney of Charlie USA, with full power of substitution, in the name of Charlie USA or the Company, but on behalf of and for the benefit of the Company (i) to demand and receive from time to time any and all of the Contributed Assets, to make endorsements, execute documents of transfer of the Contributed Assets only and give receipts and releases for and in respect of the same and any part thereof; and (ii) to institute, prosecute, compromise and settle any and all actions or proceedings that the Company may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets; provided that any rights given to the Company herein shall be limited by the terms and conditions of the Contribution Agreement. Charlie USA hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. The Company shall indemnify and hold harmless Charlie USA and its officers, directors, employees, agents and affiliates from any and all losses caused by or arising out of any breach of law by the Company in its exercise of the aforesaid powers.

     This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     This Bill of Sale shall be governed by and construed in accordance with the domestic laws of the State of Pennsylvania without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Pennsylvania.



                   Remainder of page intentionally left blank

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their duly authorized representatives to execute this Assignment and Bill of Sale as of the day first above written.

                                B.SMART.TO LLC



                                By:
                                   -----------------------------------
                                   Name:  Rick Hirsh
                                   Title: Chief Executive Officer


                                COTELLIGENT USA, INC.



                                By:
                                   -----------------------------------
                                   Name:
                                   Title:


                                CZG MOBILE VENTURES, INC.



                                By:
                                   -----------------------------------
                                   Name:  Daniel E. Jackson
                                   Title: President


           Signature Page to Assignment, Assumption and Bill of Sale

================================================================================



                    MASTER EXCLUSIVE DISTRIBUTION AGREEMENT



                                    BETWEEN



                          BSMART.TO TECHNOLOGIES, INC.



                                      AND



                                 BSMART.TO LLC


================================================================================


                     Exhibit B to the Operating Agreement

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
BACKGROUND..................................................................  1

ARTICLE I EXCLUSIVE DISTRIBUTION RIGHTS.....................................  1
     Section 1.1  Distribution License......................................  1
     Section 1.2  Sublicensing..............................................  1
     Section 1.3  Royalty...................................................  1
     Section 1.4  Right of First Refusal....................................  1

ARTICLE II CERTAIN COVENANTS OF BRAVO.......................................  4
     Section 2.1  Provision of Bravo System Software........................  4
     Section 2.2  Provision of Training.....................................  4
     Section 2.3  Provision of Consulting/Technical Support.................  4

ARTICLE III CERTAIN REPRESENTATIONS AND WARRANTIES..........................  5
     Section 3.1  Certain Representations and Warranties of Bravo...........  5
     Section 3.2  Certain Representations and Warranties of PIQ.............  6

ARTICLE IV INTELLECTUAL PROPERTY MATTERS....................................  7
     Section 4.1  Authorized Use of Marks...................................  7
     Section 4.2  Proprietary Rights........................................  7
     Section 4.3  Prosecution of Patent Applications........................  8
     Section 4.4  Infringement..............................................  8
     Section 4.5  Enforcement...............................................  8

ARTICLE V CONFIDENTIAL INFORMATION..........................................  8
     Section 5.1  Maintenance of Confidentiality............................  8
     Section 5.2  Return of Confidential Information........................  9
     Section 5.3  Injunctive Relief.........................................  9

ARTICLE VI LIMITED WARRANTY.................................................  9
     Section 6.1  Other Warranties..........................................  9
     Section 6.2  Disclaimer................................................  9

                               TABLE OF CONTENTS
                                  (continued)


                                                                       Page
                                                                       ----
ARTICLE VII INDEMNITY................................................   10
     Section 7.1  Indemnification....................................   10
     Section 7.2  Notice and Procedure...............................   10
     Section 7.3  No Consequential Damages...........................   10

ARTICLE VIII DEFINED TERMS...........................................   11
     Section 8.1  Defined Terms......................................   11

ARTICLE IX MISCELLANEOUS.............................................   13
     Section 9.1  No Assignment; Binding Effect......................   13
     Section 9.2  Entire Agreement...................................   13
     Section 9.3  Amendments and Waivers.............................   13
     Section 9.4  Governing Law......................................   13
     Section 9.5  Notices............................................   13
     Section 9.6  Headings...........................................   14
     Section 9.7  No Third Party Beneficiary.........................   15
     Section 9.8  Interpretation.....................................   15
     Section 9.9  Invalid Provisions.................................   15
     Section 9.10  Relationship......................................   15
     Section 9.11  Force Majeure.....................................   15
     Section 9.12  Counterparts......................................   15

Schedules:
     Schedule 1.2  End-User Sublease Agreement
     Schedule 3.1(c)  Intellectual Property
     Schedule 3.1(d)  Conflicts with Intellectual Property
     Schedule 3.1(e)  Infringement
     Schedule VIII-1  Bravo Software
     Schedule VIII-2  Marks

                    MASTER EXCLUSIVE DISTRIBUTION AGREEMENT

          THIS MASTER EXCLUSIVE DISTRIBUTION AGREEMENT ("Distribution Agreement") is made and entered into as of ____________, 2000, between bSmart.to Technologies, Inc., a Delaware corporation ("Bravo"), and bSmart.to LLC, a Delaware limited liability company ("PIQ").

                                    BACKGROUND

     A. Bravo owns or is licensed or otherwise possesses legally enforceable rights to use, license, sublicense and grant distribution rights to third parties with respect to the Bravo System and the Bravo Software (as each term is hereinafter defined), which facilitate the real-time transmission of communications and data through a variety of delivery channels, including extranet, intranet and SMS (short message service), to personal digital assistants ("PDAs") and the like including but not limited to mobile smartphones and other wireless communication devices.

     B. Bravo and CZG Mobile Ventures, Inc., a Delaware corporation ("Charlie Sub"), have formed PIQ pursuant to an Operating Agreement dated as of April 27, 2000 (the "Operating Agreement"), as a joint venture whose business shall include the commercial exploitation of the Bravo System and Bravo Software pursuant to the terms and conditions set forth in this Distribution Agreement.

     C. It is the intention of both Bravo and Charlie Sub to develop the business of PIQ, in each of its respective competencies, to ensure PIQ's commercial success.

     D. PIQ desires to receive distribution rights from Bravo with respect to the Bravo System and Bravo Software, and Bravo is willing to grant certain distribution rights in the Bravo System and Bravo Software to PIQ pursuant to the terms and conditions set forth in this Distribution Agreement.

     E. As contemplated by Section 6.1(a) of the Operating Agreement, the rights granted to PIQ pursuant to this Distribution Agreement shall constitute the initial capital contribution of Bravo to PIQ pursuant to the Operating Agreement.

     F. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Article VIII or in the Operating Agreement, as the case may be.


                                   ARTICLE I
                         EXCLUSIVE DISTRIBUTION RIGHTS

     Section 1.1  DISTRIBUTION LICENSE.

     (a) Upon the terms and subject to the conditions of this Distribution Agreement, Bravo hereby grants to PIQ, and PIQ hereby accepts from Bravo, an exclusive (even as to Bravo), irrevocable, perpetual and non-transferable (except as expressly permitted under this Distribution Agreement) right and license to directly or indirectly (through one or more sub-distributorships established in its sole discretion) market, promote, sublicense, resell and otherwise distribute the Bravo System and the Bravo Software in the Territory to (i) any entity which resells or further sublicenses for distribution the Bravo System and the Bravo Software to others, and (ii) system integrators installing or implementing the Bravo System and the Bravo Software for others.

     (b) Upon the terms and subject to the conditions of this Distribution Agreement, Bravo hereby grants to PIQ, and PIQ hereby accepts from Bravo, a non-exclusive, irrevocable, perpetual and non-transferable (except as may be expressly permitted under this Distribution Agreement) right and license to directly or indirectly (through one or more sub-distributorships established in its sole discretion) market, promote, sublicense for distribution, resell and otherwise distribute the Bravo System and the Bravo Software in the Territory to any entity other than (i) an entity which resells or further sublicenses for distribution the Bravo System and the Bravo Software to others, or (ii) system integrators installing or implementing the Bravo System and the Bravo Software for others. It is understood by the parties that Bravo and its Affiliates shall have the right to market, promote, sublicense, sell or otherwise distribute the Bravo System and the Bravo Software only to any entity other than (i) an entity which resells or further sublicenses for distribution the Bravo System and the Bravo Software to others, or (ii) system integrators installing or implementing the Bravo System and the Bravo Software for others.

     (c) Upon the terms and subject to the conditions of this Distribution Agreement, Bravo hereby grants to PIQ, and PIQ hereby accepts from Bravo, a non-exclusive, irrevocable, perpetual and non-transferable (except as expressly permitted under this Distribution Agreement) right and license to modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to the application program interfaces ("APIs") providing access to the functionality of the Bravo System and the Bravo Software.

     (d) Upon the terms and subject to the conditions of this Distribution Agreement, Bravo hereby grants to PIQ, and PIQ hereby accepts from Bravo, a non-exclusive, irrevocable, perpetual and non-transferable (except as expressly permitted under this Distribution Agreement) right and license to use for its own purposes the Bravo System and the Bravo Software solely in support of Sections 1.1(a), 1.1(b) and 1.1(c) above and to service (including, without limitation, to provide systems integration service), install or implement the Bravo System and the Bravo Software for others. Bravo agrees to use all reasonable commercial efforts to promote PIQ to Bravo's customers as the preferred provider of certain services (including, without limitation, systems integration services) relating to installation or implementation of the Bravo System and the Bravo Software. Any such services provided by PIQ to Bravo's customers shall be on terms no less favorable than the best terms offered to others.

     (e) PIQ agrees to use all reasonable commercial efforts to promote the sale and distribution of the Bravo System and Bravo Software, and the goodwill of Bravo and its Affiliates, in the Territory, including, without limitation, using all reasonable commercial efforts to promote the Bravo System and Bravo Software to PIQ's customers and those former customers of Fastech, Inc., a Pennsylvania corporation. For the avoidance of doubt, it shall not be a breach of this Section 1(e) for PIQ to promote the sale and distribution of third party software which does not facilitate the real-time transmission of communications and data through a variety of delivery channels, including extranet, intranet and SMS (short message service), to personal digital assistants ("PDAs") and the like including but not limited to mobile smartphones and other wireless communication devices.

     (f) Neither Bravo nor any of its Affiliates shall knowingly, directly or indirectly, take any action in contravention of the rights of PIQ granted by Bravo pursuant to this Section 1.1. In the event that Bravo or any of its Affiliates shall receive any inquiry with respect to the Bravo System or Bravo Software within the Territory from an entity for which PIQ has an exclusive right pursuant to Section 1.1(a), Bravo shall, or shall cause such Affiliate to, refer such inquiry to PIQ.

     Section 1.2 SUBLICENSING. Any sublicense of the Bravo System and Bravo Software to an End-User shall be in writing and shall require the End-User to agree to comply with and observe the terms of this Distribution Agreement provided in Sections IV, V and VII.

     Section 1.3  ROYALTY.

     (a) Each End-User of the Bravo Software shall be required to obtain a separate up-front per-user sublicense from PIQ to use the Bravo System and the Bravo Software. Such up-front per-user sublicense may be purchased from PIQ for an up-front per-user sublicense fee, which up-front per-user sublicense fee shall be determined by PIQ in its sole discretion. For each such up-front per-user sublicense sold by PIQ, a royalty of 50% of such up-front per-user sublicense fee actually charged by PIQ (up to a maximum of $75.00 per-user sublicense) shall be due to Bravo within 60 days of the close of any fiscal quarter in which any such up-front per-user sublicense is sold.

     (b) If an End-User of the Bravo Software desires hosting services from PIQ, PIQ shall charge such End-User a separate annual per-user service fee for such hosting services, which annual per-user service fee shall be determined by PIQ in its sole discretion. For each such annual per-user service fee collected by PIQ, a royalty of 50% of such annual per-user service fee actually charged by PIQ (up to a maximum of $75 per annual per-user service fee) shall be due to Bravo within 60 days of the close of any fiscal quarter in which any such annual per-user service fee is collected.

     (c) PIQ shall keep such records and allow Bravo to make reasonable inspections of same in order to accurately track and confirm royalty amounts payable from PIQ to Bravo pursuant to this Section 1.3.

     Section 1.4 RIGHT OF FIRST REFUSAL. In the event that Bravo seeks to offer to any Person the opportunity to provide system integration services or to develop application software for the Bravo System and/or Bravo Software ("Requested Services"), Bravo shall first offer PIQ the right to provide the Requested Services on the following terms; provided, however, that Bravo, in its sole discretion, may decide to offer or not to offer such Requested Services to PIQ in the event PIQ is unable to provide Requested Services of a quality generally comparable to that obtained from a third Person.

     (a) Bravo shall deliver a notice to PIQ setting forth, in reasonable detail, all material terms and conditions relating to the proposed Requested Services (each such notice, an "Offer"). Within five (5) business days when the Requested Services relate to a jointly marketed field, or within thirty (30) business days when such Requested Services do not relate to a jointly marketed field after receipt of the Offer, PIQ shall provide Bravo with either (i) a rejection of the Offer or (ii) a written estimate of the fees payable and other terms and conditions relating to the provision of the Requested Services as set forth in the Offer. If Bravo accepts PIQ's estimate and proposed terms and conditions, the parties shall enter into appropriate definitive written agreements with respect to such arrangement as soon as reasonably practicable.

     (b) If (i) PIQ rejects the Offer, (ii) PIQ fails to reject the Offer or to provide a written estimate within the applicable five-day or thirty-day period or (iii) the parties fail to enter into definitive agreement(s) as required by
Section 1.4(a) above, then Bravo may enter into arrangements with a third Person to obtain the Requested Services set forth in the relevant Offer, so long as the terms and conditions of such arrangement (the "Third Party Transaction Terms") are no less favorable (considered in their entirety) to Bravo than those that Bravo would have been able to obtain in an arrangement with PIQ (as determined by reference to the terms and conditions set forth in the Offer and PIQ's written estimate) (the "PIQ Transaction Terms").


                                  ARTICLE II
                           CERTAIN COVENANTS OF BRAVO

     Section 2.1 PROVISION OF BRAVO SYSTEM SOFTWARE. Within thirty (30) days of the execution of this Distribution Agreement, Bravo shall deliver to PIQ, free of any charge to PIQ, one master copy of the Bravo System and Bravo Software, including copies of the Object Code versions of the Bravo Software and Source Code for the APIs and a copy of the Documentation. Bravo also shall deliver to PIQ, free of any charge to PIQ, copies of the Object Code versions of any modified, updated, upgraded or otherwise enhanced Bravo System or Bravo Software and Source Code for the APIs developed by or for Bravo or any of its Affiliates. PIQ shall be responsible for making copies of the Bravo Software for End-Users that sublicense the Bravo Software from PIQ.

     Section 2.2 PROVISION OF TRAINING. Bravo shall at no additional charge provide PIQ with commercially reasonable technical and commercial training and supervision with respect to the Bravo System and Bravo Software sufficient to enable PIQ to train End-Users. PIQ shall be responsible for providing to sublicensees any training that it elects to provide under agreements with End-Users.

     Section 2.3 PROVISION OF CONSULTING/TECHNICAL SUPPORT. Bravo shall at no additional charge provide PIQ with commercially reasonable consulting and/or technical support services with respect to the Bravo System and the Bravo Software, sufficient to enable PIQ to provide consulting services and technical support to End-Users. PIQ shall be responsible for providing to sublicensees any support that it elects to provide under agreements with End-Users.

                                  ARTICLE III
                     CERTAIN REPRESENTATIONS AND WARRANTIES

     Section 3.1 CERTAIN REPRESENTATIONS AND WARRANTIES OF BRAVO. Bravo hereby represents and warrants to PIQ as follows:

     (a) Bravo has all requisite corporate power and authority to execute and deliver this Distribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Distribution Agreement has been duly and validly executed and delivered by Bravo and constitutes the legal, valid and binding obligation of Bravo, enforceable against Bravo in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     (b) The execution and delivery by Bravo of this Distribution Agreement, Bravo's performance of its obligations hereunder and the consummation by Bravo of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both, (i) violate, conflict with or result in a breach of or default by bSmart.to Capital Partners L.P. ("Bravo LP") or Bravo under any provision of their respective organizational documents or of any agreement to which Bravo LP or Bravo, as the case may be, is a party or by which it or any of its properties or assets is bound, (ii) require Bravo LP or Bravo to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any statute, rule, regulation, judgment, decree or order, applicable to Bravo LP or Bravo or any of their respective properties or assets or (iv) violate, conflict with, result in a breach of or default by Bravo LP or Bravo (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon the Bravo System or Bravo Software under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which Bravo LP or Bravo, as the case may be, is a party or by which it or any of its properties or assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect. For the purposes of this Distribution Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of Bravo or PIQ, as the case may be, and their subsidiaries, taken as a whole, or on the transactions contemplated hereby.

     (c) Except as disclosed in Schedule 3.1(c), Bravo owns, or has the right to grant the license on all Intellectual Property Rights related to the Bravo System and the Bravo Software provided for in this Agreement.

     (d) Except as disclosed in Schedule 3.1(d), the transactions contemplated hereby do not violate any license or agreement between Bravo and any third party or to Bravo's knowledge infringe any Intellectual Property Right of any other Person, and there is no pending or, to the knowledge of Bravo, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right relating to the Bravo Software or the Bravo System.

     (e) Except as disclosed in Schedule 3.1(e), to the knowledge of Bravo, there is no unauthorized use, infringement or misappropriation of any Intellectual Property Right relating to the Bravo System or the Bravo Software by any third Person including any employee or former employee of Bravo .

     (f) Except as disclosed in Schedule 3.1(f), to the knowledge of Bravo, its relationship with each of the Persons participating in Bravo's pilot programs in connection with the Bravo System as of the date of this Distribution Agreement are good working relationships and no such strategic partner has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Bravo.

     (g) The Sarina Platform software implementing the Bravo System is the only embodiment (commercial or otherwise) of the invention disclosed in British patent application No. GB 9908782 entitled "Transfer of Electronic Messages to a PDA" filed April 16, 1999.

     Section 3.2 CERTAIN REPRESENTATIONS AND WARRANTIES OF PIQ. PIQ hereby represents, warrants and covenants to Bravo as follows:

     (a) PIQ has all requisite corporate power and authority to execute and deliver this Distribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Distribution Agreement has been duly and validly executed and delivered by PIQ and constitutes the legal, valid and binding obligation of PIQ, enforceable against PIQ in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     (b) The execution and delivery by PIQ of this Distribution Agreement, PIQ's performance of its obligations hereunder and the consummation by PIQ of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by PIQ under any provision of its corporate organizational documents or of any agreement to which PIQ is a party or by which it or any of its assets is bound, (ii) require PIQ to obtain any permit, consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) contravene any material statute, rule, regulation, judgment, decree, order, franchise or permit applicable to PIQ or any of its assets or (iv) violate, conflict with, result in a breach of or default by PIQ (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon the Bravo System or Bravo Software under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which PIQ is a party or by which it or any of its assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

     (c) PIQ shall execute all documents and otherwise reasonably cooperate in establishing, confirming and enforcing Bravo's ownership interests in the Bravo System and Bravo Software.

                                  ARTICLE IV
                         INTELLECTUAL PROPERTY MATTERS

     Section 4.1 AUTHORIZED USE OF MARKS. Subject to the terms and conditions of this Distribution Agreement, Bravo hereby grants to PIQ a non-exclusive, perpetual, fully paid-up, non-transferable, royalty-free limited license to use and display the Marks in connection with the marketing, distribution and promotion of the Bravo System and Bravo Software in accordance with the terms of this Distribution Agreement within the Territory. PIQ shall have the right to indicate to the public that it is an authorized distributor of the Bravo System and Bravo Software, and use (within the Territory) the Marks to advertise and identify the Bravo System and Bravo Software in accordance with the terms of this Distribution Agreement. Bravo shall have the right to exercise quality control over the use of the Marks by PIQ, including, without limitation, the right to approve the size, placement and appearance of the Marks. The Marks will be displayed together with such copyright and/or trademark notices as are set forth in Schedule VIII-3, or as otherwise provided by Bravo, and PIQ agrees not to alter or delete any such notices without the prior written consent of Bravo. Except as set forth in this Article IV, nothing contained in this Distribution Agreement shall grant to PIQ any right, title or interest in the Marks. At no time shall PIQ challenge or assist others to challenge Bravo's Intellectual Property Rights in the Marks or the registration thereof or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks. PIQ acknowledges that the Marks are, and shall remain, the exclusive property of Bravo, and PIQ agrees that it shall not, at any time, do or cause to be done any action which in any way, contests, impairs or tends to impair any part of such right, title or interest of Bravo in the Marks. PIQ acknowledges and agrees that all use by PIQ of the Marks, and any goodwill which arises from such use, shall inure solely to the benefit of Bravo. Except pursuant to this
Section 4.1, PIQ understands and agrees that it may not use any copyright, trademark, trade name, logo or service mark of Bravo, other than the Marks, in any advertising, marketing, promotion or distribution of the Bravo System, without the prior written consent of Bravo.

     Section 4.2 PROPRIETARY RIGHTS. PIQ acknowledges and agrees that the Bravo System and Bravo Software constitute valuable trade secrets of Bravo and/or proprietary and confidential information of Bravo and ownership thereto remains solely in Bravo. PIQ shall not transfer, adapt, modify, otherwise copy, reverse compile or otherwise translate or distribute the Bravo System or Bravo Software or rent, lease, assign or attempt to license it except in connection with and pursuant to this Distribution Agreement. Ownership of all Intellectual Property Rights in the Bravo System and Bravo Software are and shall remain vested solely in Bravo. All other aspects of the Bravo System and Bravo Software, including, without limitation, programs (including changes, additions and enhancements in the form of new or partial programs or documentation), methods of processing, design and structure of individual programs and their interaction and programming techniques employed therein shall remain the property of Bravo and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by PIQ to any Person whatsoever other than as expressly set forth herein. The copyright, patent, trademark and service mark notices and restricted rights legends contained in the Bravo System and Bravo Software shall appear on all media distributed by PIQ. PIQ agrees not to take a position inconsistent with the foregoing and agrees to defend Bravo's sole right, title and interest in and to all of the property described in this Section 4.2.

     Section 4.3 PROSECUTION OF PATENT APPLICATIONS. Bravo shall from time to time, in its reasonable judgment, diligently prosecute any patent applications in any country within the Territory (the "Patent Applications") necessary in order for PIQ to fully exercise its rights hereunder and shall maintain all of such patents and all other patents hereafter acquired which relate to the Bravo System (together, the "Patents"). Bravo shall inform PIQ of any such patent that is issued.

     Section 4.4 INFRINGEMENT. If any unlicensed third Person shall make, use, sell, lease or license any product in any country within the Territory that may infringe any Intellectual Property Right of Bravo concerning the Bravo System and the Bravo Software, Bravo may, at its own expense, undertake to enforce such Intellectual Property Right. PIQ agrees to cooperate fully with Bravo (including giving its consent to being joined as a party in a legal proceeding) in any such undertaking, at the sole expense of Bravo. With respect to any legal proceeding in respect of enforcing such Intellectual Property Right, each party shall each be entitled to retain any of its damages it recovers, provided that (i) a reasonable portion of any such recovery by PIQ be used to reimburse Bravo for a reasonable portion of Bravo's actual legal expenses; and (ii) to the extent Bravo's recovery is properly attributable to harm sustained by PIQ in connection with PIQ's exclusive rights under this agreement, PIQ shall be entitled to a reasonable portion of any such recovery.

     Section 4.5 ENFORCEMENT. In the event that Bravo shall fail to, after a reasonable period of time, acquire or enforce any Intellectual Property Right that is described in this Article IV or that otherwise may result in a Material Adverse Effect on PIQ's rights granted hereunder, PIQ may provide notice to Bravo of its desire to have Bravo acquire or enforce such Intellectual Property Right. In such a case, if Bravo informs PIQ that it will not seek to acquire or enforce such Intellectual Property Right, or Bravo has in fact not undertaken to acquire or enforce such Intellectual Property Right within sixty (60) days of the notice, then PIQ, at its option and at its own expense, may undertake to acquire or enforce any such Intellectual Property Right for the benefit of Bravo. Bravo agrees to cooperate fully with PIQ (including executing documents and giving its consent to being joined as a party in a legal proceeding) in any such undertaking, at the sole expense of PIQ. With respect to any legal proceeding in respect of enforcing such Intellectual Property Right, each party shall each be entitled to retain any of its damages it recovers.

                                   ARTICLE V
                            CONFIDENTIAL INFORMATION

     Section 5.1 MAINTENANCE OF CONFIDENTIALITY. Each of the parties hereto acknowledges that in the course of dealings between them, they may acquire information about each other, including but not limited to the Bravo System and Bravo Software, each party's business activities and operations, its technical information and trade secrets and Intellectual Property Rights, customer information, and the terms of this Distribution Agreement, all of which are confidential and proprietary to such party (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public unless the information became so known or available as a result of a party's breach of this Distribution Agreement. Each party shall hold all such Confidential Information in strict confidence and shall not reveal the same forever, except pursuant to a court order (in such case the disclosing party shall advise the other party of such proceeding and cooperate with such party, if such party so requests, in seeking to avert such order or obtain a protective order for information disclosed) or upon the written request of the party to which such Confidential Information relates. The Confidential Information shall be safeguarded with at least as great a degree of care as a party hereto uses to safeguard its own most confidential materials or data relating to its own business, but in no event with less than a reasonable degree of care.

     Section 5.2 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Distribution Agreement, or upon request of the disclosing party, the other party shall return to the disclosing party all requested Confidential Information of the disclosing party, including all copies thereof, in the possession or under the control of it or its Affiliates or any of their respective personnel, representatives or agents, or, at the disclosing party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the disclosing party a written confirmation that such destruction and purging have been carried out.

     Section 5.3 INJUNCTIVE RELIEF. Each party hereto acknowledges that in the event of any breach of this Article V by a party, the disclosing party shall suffer irreparable injury not compensable by money damages and for which the disclosing party shall not have an adequate remedy available at law. The disclosing party shall be entitled to obtain, without the posting of any bond or other security and without proving that money damages would be an inadequate remedy, such injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as the disclosing party may have under this Distribution Agreement or applicable law.


                                  ARTICLE VI
                                LIMITED WARRANTY

     Section 6.1 OTHER WARRANTIES. Bravo represents and warrants to PIQ that:
(i) the Bravo System and Bravo Software are provided hereunder free of all Encumbrances, except for Encumbrances placed thereon by PIQ or by Persons claiming by, under or through PIQ , (ii) the Bravo System and Bravo Software will conform in all material respects to the applicable Documentation and/or other description and specifications provided by Bravo hereunder, (iii) Bravo shall correct and repair, at no cost to PIQ, any material defect, malfunction or non-conformity with Documentation that prevents the Bravo System and Bravo Software from materially conforming or performing in accordance with the specifications set forth in the Documentation except when such defects result from the unauthorized modification of the Bravo System and Bravo Software by or for PIQ or any use of the Bravo System and Bravo Software not in conformance with the Documentation, (iv) to Bravo's knowledge the Bravo System and the Bravo Software will be free of any "virus", "worm", "self destruction", "disabling", "lock out" or "metering" device, as such terms are understood in the computer industry, which could impair PIQ's and/or its customers' use of the same, and
(v) all services performed by Bravo hereunder will be performed in a timely, competent and professional manner.

     Section 6.2 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTIONS 3.1 AND 6.1 OF THIS DISTRIBUTION AGREEMENT, BRAVO MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR

STATUTORY, REGARDING OR RELATING TO THE BRAVO SYSTEM AND BRAVO SOFTWARE, THE SPECIFICATIONS THEREOF AND PERFORMANCE BY BRAVO UNDER THIS DISTRIBUTION AGREEMENT. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BRAVO SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.


                                  ARTICLE VII
                                   INDEMNITY

     Section 7.1 INDEMNIFICATION. Each of the parties hereto agrees to protect, indemnify, and hold harmless the other, its respective Affiliates, employees, officers and directors thereof and of such Affiliates, against any and all Loss by whomsoever asserted, arising out of, connected with or resulting from (i) any breach by such party of any of the terms, covenants, representations, warranties or other provisions contained in this Distribution Agreement or any other license, agreement, instrument or document delivered by such party in connection herewith or (ii) in the case of Bravo as indemnitor only, any claim arising out of or in connection with any third party claim alleging that the Bravo System or the Bravo Software, as used in accordance with the terms and conditions of this Distribution Agreement, infringes any Intellectual Property Rights of a third Person. The liability of an indemnifying party pursuant to the terms of clause
(i) of the foregoing sentence shall be limited in the aggregate to $2,500,000. The liability of Bravo as indemnitor pursuant to the terms of clause (ii) of the foregoing sentence shall not apply to any Loss that arises from the unauthorized modification of the Bravo System or the Bravo Software, or the combination or use of the Bravo System or the Bravo Software with third party software products where such Loss would be avoided but for such combination or use.

     Section 7.2 NOTICE AND PROCEDURE. Each party shall promptly notify the other party of any claim, demand, suit or threat of suit of which that party becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Distribution Agreement, but the failure of a party to so notify the other party shall not relieve a party of its indemnification obligations hereunder unless the indemnifying party is materially prejudiced as a result of the failure to receive such notice. The indemnifying party shall be in control of the settlement (so long as any such settlement does not involve an admission of any wrongdoing on the part of the indemnified party, or restrict the indemnified party's future actions and includes a full release of the indemnified party), and defense of any claim which gives rise to indemnification (at no cost to the indemnified party). The indemnifying party and the indemnified party shall cooperate in the settlement or defense of any such claim, demand, suit or proceeding. The indemnified party, at its own cost, may participate in such settlement or defense; provided, that such indemnified party shall not control such settlement or defense. The indemnified party shall not settle such claim, demand, suit or proceeding without the consent of the indemnifying party.

     Section 7.3 NO CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR

TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR FOR ANY FORM OF DAMAGES OTHER THAN DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. IN NO EVENT SHALL BRAVO BE LIABLE TO PIQ OR ANY OTHER PERSON FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE BRAVO SYSTEM AND BRAVO SOFTWARE.

                                 ARTICLE VIII
                                 DEFINED TERMS

     Section 8.1  DEFINED TERMS.

     (a) As used in this Distribution Agreement, the following defined terms shall have the respective meanings indicated below:

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person.

     "Bravo Software" means the Sarina Platform software implementing the Bravo System, as more fully described in Schedule VIII-1, including all modifications, updates, upgrades and other enhancements to such software heretofore or hereinafter developed by or for Bravo or any of its Affiliates.

     "Bravo System" means the subject invention and improvements, and any software, architecture, or platform disclosed in British patent application No. GB 9908782 titled "Transfer of Electronic Messages to a PDA" filed April 16, 1999 or in any related patent or patent application (including without limitation, continuations, divisionals, continuations-in-part, reissues, reexaminations, or other derivative applications or certificates of such patents) owned by or licensed to Bravo or any of its Affiliates, and all modifications, updates, upgrades and other enhancements heretofore or hereafter developed by or for Bravo or any of its Affiliates with respect to the above.

     "Distribution Agreement" means this Master Exclusive Distribution Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Documentation" means all materials relating to the Bravo System and Bravo Software made available to End-Users, including system or software specifications, documents, manuals and computer-readable files regarding installation, customization, use, operation and interoperability with other systems, functionality, troubleshooting and maintenance.

     "Encumbrance" means any lien, security interest, option, right of first refusal, restriction, agreement, license, lease, permit, security agreement or any other encumbrance and other restrictions or limitations on use or irregularities in title.

     "End-User" means any party that sublicenses the Bravo System or Bravo Software from PIQ in accordance with the provisions of this Distribution Agreement.

     "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda and records, including, but not limited to British patent application No. GB 9908782 titled "Transfer of Electronic Messages to the PDA" filed April 16, 1999 owned by Bravo and the subject invention and software described and claimed therein, including all improvements and related patents and patent applications.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses, liabilities, costs and expenses, including without limitation interest, court costs, reasonable fees and expense of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses incurred in connection with (i) the investigation or defenses of any third party or other claim with respect to which any indemnitee may be indemnified pursuant to Article VII hereof or (ii) asserting or disputing any rights under this Distribution Agreement against either party hereto or otherwise).

     "Marks" means any trademarks, trade names, service marks, symbols or logos relating to the Bravo System or Bravo Software used by Bravo as set forth in Schedule VIII-2.

     "Object Code" means machine readable program code.

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

     "Source Code" means program code expressed in human-readable form.

     "Territory" means worldwide.

     (b) Unless the context of this Distribution Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Distribution Agreement; and (iv) the terms "Article," "Section" or "Schedule" refer to the specified Article or Section of, or Schedule to, this Distribution Agreement.

                                  ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1   NO ASSIGNMENT; BINDING EFFECT.

     (a) Except as expressly provided herein, neither this Distribution Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed) and any attempt to do so will be void; provided that the merger or consolidation of one party into, or the sale of assets of such party to, or the sale by Bravo of its Intellectual Property Rights in the Bravo System or Bravo Software to, a third Person shall not be deemed to be an assignment. As a condition precedent to consummating any such merger, consolidation or asset sale or transfer transaction, Bravo shall require the successor-in-interest of the business or assets of Bravo to assume the obligations of Bravo hereunder and shall confirm that this Distribution Agreement shall remain in full force and effect and binding upon such successor-in-interest in accordance with its terms, a copy of which written instrument shall be provided to PIQ.

     (b) Subject to Section 9.1(a), this Distribution Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 9.2 ENTIRE AGREEMENT. This Distribution Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties with respect thereto.

     Section 9.3 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Distribution Agreement shall in any event be effective without the written concurrence of each party hereto.

     Section 9.4 GOVERNING LAW. This Distribution Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 9.5 NOTICES. Except as otherwise provided in this Distribution Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Distribution Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the party as set forth below:

               NAME                          MAILING ADDRESS                  TELEPHONE, FAX AND
                                                                                EMAIL ADDRESS
------------------------------------------------------------------------------------------------------
If to Bravo:

C/O Peter Kolevzon, Esq.             919 Third Avenue                   Tel:  (212) 715-9288
Kramer Levin Naftalis & Frankel      New York, New York 10022           Fax:  (212) 715-8000
LLP                                                                     pkolevzon@kramerlevin.com
------------------------------------------------------------------------------------------------------
WITH A COPY TO:

Peter Kolevzon, Esq.                 919 Third Avenue                   Tel:  (212) 715-9288
Kramer Levin Naftalis & Frankel      New York, New York 10022           Fax:  (212) 715-8000
LLP                                                                     pkolevzon@kramerlevin.com
------------------------------------------------------------------------------------------------------
IF TO PIQ:

Rick Hirsh                           401 Parkway Drive                  Tel:  (727) 596-7808
Chief Executive Officer              Broomall, PA 19008                 Fax:  (727) 517-3313
bSmart.to LLC                                                           rick.hirsh@cotelligent.com
------------------------------------------------------------------------------------------------------
WITH A COPY TO:

Michael A. Doherty, Esq.             101 Park Avenue                    Tel: (212) 309-6000
Morgan, Lewis & Bockius LLP          New York, NY 10178                 Fax: (212) 309-6376
                                                                        madoherty@mlb.com
------------------------------------------------------------------------------------------------------

All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section, be deemed given on the earlier of the second business day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the sixth business day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) business days prior to the effective date of such notice.

     Section 9.6 HEADINGS. The titles of the Articles and the headings of the Sections of this Distribution Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Distribution Agreement.

     Section 9.7 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Distribution Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Distribution Agreement does not confer any such rights, upon any other Person, other than any Person entitled to indemnity under Section 7.1.

     Section 9.8 INTERPRETATION. It is the intention of the parties hereto that, during the term of this Distribution Agreement, the rights and obligations of the parties hereto and their successors-in-interest shall be governed by the terms of this Distribution Agreement. This Distribution Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Distribution Agreement to be drafted.

     Section 9.9 INVALID PROVISIONS. If any provision of this Distribution Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Distribution Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Distribution Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Distribution Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Distribution Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 9.10 RELATIONSHIP. The parties hereto are independent contractors with respect to each other, and nothing in this Distribution Agreement shall be construed as constituting the parties hereto or as partners, joint venturers or any other form of legal association that would impose liability on one party for the act or failure to act of the other party, except as expressly provided in this Distribution Agreement.

     Section 9.11 FORCE MAJEURE. Neither party will be liable to the other party for its failure to perform or for delay in performance of its obligations under this Distribution Agreement to the extent such failure or delay results from causes beyond its reasonable control, including, without limitation, acts of God or fires; governmental regulations, prohibitions or restrictions; failures of public utilities or providers of electronic communications; strikes or labor stoppages; or transportation interruptions or embargoes.

     Section 9.12 COUNTERPARTS. This Distribution Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Distribution Agreement as of the date first above written.

                                    BSMART.TO TECHNOLOGIES, INC.



                                    By: ________________________________
                                        Name:
                                        Title:


                                    BSMART.TO LLC



                                    By: ________________________________
                                       Name:
                                       Title:


In consideration of and in order to induce PIQ to enter into the above Distribution Agreement with Bravo, the undersigned, hereby absolutely and unconditionally (i) agrees, on behalf of itself, to be bound by those provisions of the above Distribution Agreement (including, without limitation, Section 1.1(a)) that impose any obligations upon the Affiliates of Bravo and (ii) guarantees to PIQ the full and timely performance by Bravo of all obligations of Bravo under the above Distribution Agreement, which shall be a continuing guaranty and remain in full force and effect for so long as there shall remain any obligations of Bravo under the above Distribution Agreement.

                                  BSMART.TO CAPITAL PARTNERS L.P.


                                  By: ________________________________
                                        Name:
                                        Title:


           Signature Page to Master Exclusive Distribution Agreement

                                                                Schedule 3.1 (c)

                             INTELLECTUAL PROPERTY

                                     NONE.

                                                                Schedule 3.1 (d)

                      CONFLICTS WITH INTELLECTUAL PROPERTY

                                     NONE.

                                                                Schedule 3.1 (e)

                                  INFRINGEMENT

                                     NONE.

                                                                Schedule 3.1 (f)

                             PILOT PROGRAM MATTERS

                                     NONE.

                                                                 Schedule VIII-1

                                 BRAVO SOFTWARE

                                SARINA PLATFORM

The Sarina Platform enables micro selection and dissemination of electronic messages to Personal Digital Assistants (PDA), notably the Nokia 9*** series of Communicators.

To facilitate the receiving of messages using a PDA, the Sarina Platform includes an SMS (short message service) browser. This SMS browser provides a means of altering software within the PDA via a text data transmission over the SMS channel. These messages are scripted using the Infocom Remote Screen Language (IRSL) designed by bSmart. Each IRSL message is capable of displaying a module (or screen) on the PDA containing familiar graphical user interface components with which the user can interact.

Each module has a unique identifier and if a module received has an identifier not already present, then the new module will be added to the PDA. Software modules may be sent in several parts and the PDA is arranged to acknowledge receipt of each part, to correctly order each part and to request retransmission of missing parts. BSmart does not require any its software to be hard-coded on the PDA.

The Sarina Platform allows modules to be transmitted to users by various message direction or transmission means, also referred to as channels. These channels currently include SMTP (Simple Mail Transfer Protocol) E-Mail, SMS (Short Message Service), WAP (Wireless Access Protocol), WWW (World Wide Web) and Voice. The choice of which channel to use is based on the message length, the message priority and the availability of each protocol for the recipient. These parameters as well as other user specific configuration choices are recorded in the system Database. The format of each message is then arranged to be the most appropriate for the chosen method of contacting the user.

If a message is to be converted prior to transmission then a log is arranged to record parameters relating to that conversion operation. The cost of each transmission can therefore be calculated on the basis of those recorded parameters. If a cost exceeds a specific value recorded by a user in the database then a cheaper transmission means will be selected by the system. If a user has recorded no specific preferences then the system will perform a cost calculation of each transmission means and will direct a message using the least cost route.

The Sarina Platform will also select a transmission method based on itinerary information that is held for a user in the Database. Therefore, different transmission means may be used for predetermined days and/or times of day. If multiple transmission means are available then they can be sorted in a priority-ordered list. A subsequently listed means may then be used to contact the user if the previously listed option fails.

The Sarina Platform is used to deliver timely intra-day information, mainly to mobile workers. Using the SMS browser as a thin client it allows a PDA to interact with client-server based applications.

As well as delivering information based services, the system also allows users to set up and maintain their own services that can leverage the bSmart architecture of multi-channel transmission and message redirection based on cost, itinerary, priority and user preference.

                                                                 Schedule VIII-2

                                     MARKS


                                   bSmart.to


                               [bSmart.to LOGO]

                     PATENT AND TRADEMARK LICENSE AGREEMENT


          THIS AGREEMENT is made this ____________, 2000 by and between eMcris Limited, an Anguilla corporation having a place of business located at P.O. Box 147, The Valley, Anguilla, British West Indies ("Licensor"), and bSmart.to Technologies Inc., a Delaware company having a place of business located at C/O Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York ("Licensee").

          WHEREAS, Licensor has certain exclusive and non-exclusive rights, pursuant to a Patent and Trademark License Agreement between eMisis Infocom Group PLC, an Irish public limited company ("eMisis") and Licensor dated __________, 2000, in certain Intellectual Property and Marks, as those terms are defined therein; and

          WHEREAS, Licensee desires to license the Intellectual Property and Marks from Licensor, and Licensor is willing to grant to Licensee a license to use, distribute and sublicense the Intellectual Property and Marks throughout the world subject and pursuant to the terms and conditions herein.

          NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          1.  Grant of License and Distribution Rights.

          a. Licensor hereby grants to Licensee an exclusive (even as to Licensor), irrevocable right and license to market, promote, sublicense (subject to Sections 2 and 3 below), sell and otherwise distribute products and services covered by the Intellectual Property throughout the world to entities that resell or further sublicense such products and services covered by the Intellectual Property to others, and to system integrators that install or implement such products and services covered by the Intellectual Property for others.

          b. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license to market, promote, sublicense (subject to Sections 2 and 3 below), sell and otherwise distribute products and services covered by the Intellectual Property throughout the world to entities other than (i) entities that resell or further sublicense such products and services covered by the Intellectual Property to others, and (ii) system integrators that install or implement such products and services covered by the Intellectual Property for others.

          c. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to the application program interfaces ("APIs") providing access to the functionality of the Intellectual Property.

                      Exhibit C to the Operating Agreement

          d. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to use the Intellectual Property for its own purposes solely in support of Sections 1.a., 1.b. and 1.c. above.

          e. Licensor hereby grants to Licensee a non-exclusive right and license to use and sublicense the Marks in connection solely with products and services provided by Licensee or any sublicensee that relate to or are covered by the Intellectual Property. Use of the Marks by Licensee (and any sublicensee pursuant to a written sublicense agreement) shall be generally of a nature and quality equivalent to Licensor's present uses and shall be subject to Licensor's right to exercise quality control over the use of the Marks by Licensee and any sublicensee, including, without limitation, the right to approve the size, placement and appearance of the Marks. Except pursuant to this Section 1.e., Licensee understands and agrees that it may not use any copyright, trademark, trade name, logo or service mark of Licensor, other than the Marks, in any advertising, marketing, promotion or distribution of products and services provided by Licensee or any sublicensee that relate to or are covered by the Intellectual Property, without the prior written consent of Licensor.

          2. Sublicensing. Any sublicense of the Intellectual Property permitted under Sections 1.a., 1.b., 1.c. and 1.d. above from Licensee to a third party sublicensee ("Sublicensee") shall be in writing and shall require the Sublicensee to agree to comply with and observe the terms applicable to Sublicensees in this Agreement.

          3. Royalty. Licensee shall pay a royalty to Licensor equivalent to 29% of any revenue (in any form) received from any Sublicensee.

          4.  Ownership of Intellectual Property.

          a. Licensee and any Sublicensee acknowledge that as between eMisis, Licensor and Licensee or eMisis, Licensor and Sublicensee as the case may be, eMisis and/or Licensor own all right, title and interest in and to the Intellectual Property and Marks, and Licensee and any Sublicensee agree that all use of the Intellectual Property and Marks shall inure to the benefit of and be on behalf of eMisis. Other than as expressly provided in this Agreement, neither Licensee nor Sublicensee shall acquire any rights in or to the Intellectual Property or Marks.

          b. Licensee and any Sublicensee shall, at Licensor's expense, execute all documents and otherwise reasonably cooperate in establishing, confirming and enforcing eMisis' or Licensor's ownership rights or other interests in and to the Intellectual Property and Marks.

          c. Licensor acknowledges that as between Licensor and Licensee or Licensor and Sublicensee as the case may be, Licensee or Sublicensee own all right, title and interest in and to any modification, adaptation, update, upgrade and other derivative work (but not the underlying work) based on or related to the APIs providing access to the functionality of the Intellectual Property. Licensee and any Sublicensee hereby grant Licensor a non-exclusive, royalty-free, irrevocable right and license to (i) use, (ii) market, promote, sublicense, sell and otherwise distribute, subject to Section 1.a., and (iii) modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to such Licensee or

Sublicensee modification, adaptation, update, upgrade and other derivative work throughout the world.

          5.  Confidentiality and Non-Disclosure.

          a. Licensor, Licensee and any Sublicensee each agree that it shall not use in an unauthorized manner, disclose, reproduce, publish, distribute or disseminate, in whole or in part, to any third party, any proprietary or confidential information received in connection with this Agreement, the Intellectual Property or the performance of any obligations herein.

          b. The above obligations of confidentiality and non-disclosure shall not extend to proprietary or confidential information which: (a) was known to the receiving party prior to receipt thereof from the disclosing party, (b) is disclosed to the receiving party in good faith by a third party under no obligation of confidence and with the right to make such disclosure, (c) is or shall have become part of the public domain through no fault of the receiving party or any other party with an obligation of confidentiality to the disclosing party, or (d) is required to be disclosed by the receiving party by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory standards; provided, however, that the disclosing party is promptly informed of any such requirement and has a reasonable opportunity to apply for protection from such disclosure, which application will not be contested by the receiving party.

          c. The foregoing confidentiality and non-disclosure obligations shall survive the term of this Agreement.

          6.  Infringement by Third Parties.

          a. Licensee agrees, promptly upon discovery, to notify Licensor in writing of any unauthorized use or potential unauthorized use of the Intellectual Property or Marks by third parties of which it becomes aware. As between Licensor and Licensee, Licensor shall have the sole right and discretion, subject to Section 6.b. below, to take appropriate legal action involving the Intellectual Property and Marks. If Licensor decides that taking legal action is appropriate, Licensor will be responsible for any costs incurred and will be entitled to retain any of its damages it recovers. Licensee and any Sublicensee agree to cooperate fully with Licensor (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensor, with respect to any such legal action and shall each be entitled to retain any of its damages it recovers, provided that (i) a reasonable portion of any such recovery by Licensee be used to reimburse Licensor for a reasonable portion of Licensor's actual legal expenses; and (ii) to the extent Licensor's recovery is properly attributable to harm sustained by Licensee in connection with Licensee's exclusive rights under this Agreement, Licensee shall be entitled to a reasonable portion of any such recovery.

          b. In the event that Licensor elects not to take legal action pursuant to Section 6.a. above, Licensee may do so, at its sole expense. In this case, Licensor agrees to cooperate fully with Licensee (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensee, with respect to any such legal action.

          7.  Indemnity.

          a. Licensor shall, at its sole expense, defend or settle any claim, action or allegation brought against Licensee and any Sublicensee on the grounds that the Intellectual Property or Marks, or use thereof (provided that such use is consistent with this Agreement), infringes any patent, copyright, trademark or trade secret or any intellectual property right of any third party so long as Licensee and any Sublicensee give prompt written notice to Licensor of any such claim, action or allegation of infringement. Licensor shall have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, provided that Licensor shall not impose any obligation upon Licensee or any Sublicensee (other than to replace or substitute software components) without the prior written approval of Licensee or such Sublicensee. Licensee and any Sublicensee shall give such assistance and information (including giving its consent to being joined as a party in any legal action), at the sole expense of Licensor, as Licensor may reasonably require to settle or oppose such claims.

          b. The above obligation shall not apply to any claim, action or allegation that arises from the unauthorized modification of the Intellectual Property, or the combination or use of the Intellectual Property with third party software products where such claim, action or allegation would be avoided but for such combination or use.

          8. No Contest. Licensee and any Sublicensee each agree that it shall not challenge, dispute or otherwise contest, or assist others in challenging, disputing or otherwise contesting, the validity, enforceability or ownership by Licensor of the Intellectual Property and Marks.

          9. Term. This Agreement, and the license and rights granted to Licensee and any Sublicensee herein pursuant to Sections 1.a., 1.b., 1.c. and 1.d. shall continue during the life of any patent owned or licensed by Licensor containing a claim covering the Intellectual Property or while any application for patent owned or licensed by Licensor containing a claim covering the Intellectual Property is pending, whichever is later. The license and rights granted to Licensee and any Sublicensee herein pursuant to Section 1.e. shall survive termination of this Agreement, but only while the Marks are used in connection solely with products and services provided by Licensee or any Sublicensee that relate to or are covered by the Intellectual Property.

          10. Representations and Warranty.

          a. Licensor represents that as of the date of this Agreement, Licensor has sufficient rights, title and interest in and to the Intellectual Property and Marks to provide the license contemplated herein; and that the grant of license herein shall not violate, conflict with or result in a breach of or default by Licensor of any other agreement.

          b. Licensor represents that as of the date of this Agreement, Licensor has no knowledge that the Intellectual Property or Marks (including the use thereof in accordance with this Agreement) infringes any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

          c. Licensor represents and warrants that the Intellectual Property and any documentation and/or training provided by Licensor shall be sufficient and adequate to permit Licensee to use and access the Intellectual Property in accordance with this Agreement; and to permit a reasonably skilled software developer to make customizations to the APIs providing access to the functionality of the Intellectual Property in accordance with this Agreement.

          d. Licensor warrants that the media on which the Intellectual Property is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from delivery. Licensor will replace any defective media returned to Licensor within the ninety (90) day period.

          e. EXCEPT AS SET FORTH IN SECTIONS 10.A., 10.B., 10.C. AND 10.D. ABOVE, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING OR RELATING TO THE INTELLECTUAL PROPERTY AND MARKS, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO LICENSEE UNDER THIS AGREEMENT. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND MARKS.

          11. LIMITATION OF LIABILITIES. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY SUBLICENSEE OR ANY OTHER ENTITY FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE INTELLECTUAL PROPERTY. IN ADDITION, LICENSOR SHALL NOT BE LIABLE FOR DAMAGES OF ANY KIND WHATSOEVER IN EXCESS OF TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (I) INDEMNIFICATION OBLIGATIONS; (II) ANY CLAIMS FOR PERSONAL INJURY OR DEATH, OR DAMAGE TO PROPERTY; OR (III) ANY CLAIMS BASED UPON LICENSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (IV) BREACHES OF THE CONFIDENTIALITY OBLIGATIONS.

          12. Miscellaneous.

          a. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

          b. Assignment; Transfer. This Agreement, and the obligations, rights or license hereunder, may not be assigned or transferred by Licensee, other than to an affiliate including, without limitation, bSmart.to LLC, a Delaware limited liability company, without the prior written consent of Licensor.

          c. Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties, and their respective successors and permitted assigns.

          d. Governing Law; Venue; Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed, including, without limitation, as to validity, interpretation and effect, by the laws of New York, United States without regard to the principles of conflict of laws.

          e. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

          f. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

          g. Waiver; Amendment. No waiver of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

          h. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto by its duly authorized representative has caused this Agreement to be executed as of the date first above written.

eMisis Infocom Group PLC            bSmart.to Technologies Inc.
Licensor                            Licensee

By:_________________________        By:_________________________

Name:_______________________        Name:_______________________

Title:________________________      Title:________________________

                     PATENT AND TRADEMARK LICENSE AGREEMENT


          THIS AGREEMENT is made this ____________, 2000 by and between eMisis Infocom Group PLC, an Irish public limited company having a place of business located at 1 Harcourt Terrace, Dublin 2 Ireland ("Licensor"), and eMcris Limited, an Anguilla corporation having a place of business located at P.O. Box 147, The Valley, Anguilla, British West Indies ("Licensee").

          WHEREAS, Licensor is the applicant of British patent application No. GB 9908782 titled "Transfer of Electronic Messages to a PDA" filed April 16, 1999 (the "GB Application") and the owner of all rights in and to the subject invention and software described and claimed therein, including without limitation all improvements and modifications thereto, all updates, upgrades and other enhancements (including without limitation, all related patents and patent applications, continuations, divisionals, continuations-in-part, reissues, reexaminations, or other derivative applications or certificates of such patents), and any other related patents and patent applications disclosing such subject invention or software, or any other directly related intellectual property heretofore or hereinafter developed (collectively, "Intellectual Property"); and

          WHEREAS, Licensor is the applicant of a British trademark application to the bSmart.to name and logo (the "Marks"); and

          WHEREAS, Licensee desires to license the Intellectual Property and Marks from Licensor, and Licensor is willing to grant to Licensee a license to use, distribute and sublicense the Intellectual Property and Marks throughout the world subject and pursuant to the terms and conditions herein.

          NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          1.  Grant of License and Distribution Rights.

          a. Licensor hereby grants to Licensee an exclusive (even as to Licensor), irrevocable right and license to market, promote, sublicense (subject to Sections 2 and 3 below), sell and otherwise distribute products and services covered by the Intellectual Property throughout the world to entities that resell or further sublicense such products and services covered by the Intellectual Property to others, and to system integrators that install or implement such products and services covered by the Intellectual Property for others.

          b. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license to market, promote, sublicense (subject to Sections 2 and 3 below), sell and otherwise distribute products and services covered by the Intellectual Property throughout the world to

                     Exhibit C to the Operating Agreement
entities other than (i) entities that resell or further sublicense such products and services covered by the Intellectual Property to others, and (ii) system integrators that install or implement such products and services covered by the Intellectual Property for others.

          c. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to the application program interfaces ("APIs") providing access to the functionality of the Intellectual Property.

          d. Licensor hereby grants to Licensee a non-exclusive, irrevocable right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to use the Intellectual Property for its own purposes solely in support of Sections 1.a., 1.b. and 1.c. above.

          e. Licensor hereby grants to Licensee a non-exclusive right and license to use and sublicense the Marks in connection solely with products and services provided by Licensee or any sublicensee that relate to or are covered by the Intellectual Property. Use of the Marks by Licensee (and any sublicensee pursuant to a written sublicense agreement) shall be generally of a nature and quality equivalent to Licensor's present uses and shall be subject to Licensor's right to exercise quality control over the use of the Marks by Licensee and any sublicensee, including, without limitation, the right to approve the size, placement and appearance of the Marks. Except pursuant to this Section 1.e., Licensee understands and agrees that it may not use any copyright, trademark, trade name, logo or service mark of Licensor, other than the Marks, in any advertising, marketing, promotion or distribution of products and services provided by Licensee or any sublicensee that relate to or are covered by the Intellectual Property, without the prior written consent of Licensor.

          2. Sublicensing. Any sublicense of the Intellectual Property permitted under Sections 1.a., 1.b., 1.c. and 1.d. above from Licensee to a third party sublicensee ("Sublicensee") shall be in writing and shall require the Sublicensee to agree to comply with and observe the terms applicable to Sublicensees in this Agreement.

          3. Royalty. Licensee shall pay a royalty to Licensor equivalent to 29% of any revenue (in any form) received from any Sublicensee.

          4.  Ownership of Intellectual Property.

          a. Licensee and any Sublicensee acknowledge that as between Licensor and Licensee or Licensor and Sublicensee as the case may be, Licensor owns all right, title and interest in and to the Intellectual Property and Marks, and Licensee and any Sublicensee agree that all use of the Intellectual Property and Marks shall inure to the benefit of and be on behalf of Licensor. Other than as expressly provided in this Agreement, neither Licensee nor Sublicensee shall acquire any rights in or to the Intellectual Property or Marks.

          b. Licensee and any Sublicensee shall, at Licensor's expense, execute all documents and otherwise reasonably cooperate in establishing, confirming and enforcing Licensor's ownership rights or other interests in and to the Intellectual Property and Marks.

          c. Licensor acknowledges that as between Licensor and Licensee or Licensor and Sublicensee as the case may be, Licensee or Sublicensee own all right, title and interest in and to any modification, adaptation, update, upgrade and other derivative work (but not the underlying work) based on or related to the APIs providing access to the functionality of the Intellectual Property. Licensee and any Sublicensee hereby grant Licensor a non-exclusive, royalty-free, irrevocable right and license to (i) use, (ii) market, promote, sublicense, sell and otherwise distribute, subject to Section 1.a., and (iii) modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to such Licensee or Sublicensee modification, adaptation, update, upgrade and other derivative work throughout the world.

          5.  Confidentiality and Non-Disclosure.

          a. Licensor, Licensee and any Sublicensee each agree that it shall not use in an unauthorized manner, disclose, reproduce, publish, distribute or disseminate, in whole or in part, to any third party, any proprietary or confidential information received in connection with this Agreement, the Intellectual Property or the performance of any obligations herein.

          b. The above obligations of confidentiality and non-disclosure shall not extend to proprietary or confidential information which: (a) was known to the receiving party prior to receipt thereof from the disclosing party, (b) is disclosed to the receiving party in good faith by a third party under no obligation of confidence and with the right to make such disclosure, (c) is or shall have become part of the public domain through no fault of the receiving party or any other party with an obligation of confidentiality to the disclosing party, or (d) is required to be disclosed by the receiving party by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory standards; provided, however, that the disclosing party is promptly informed of any such requirement and has a reasonable opportunity to apply for protection from such disclosure, which application will not be contested by the receiving party.

          c. The foregoing confidentiality and non-disclosure obligations shall survive the term of this Agreement.

          6.  Infringement by Third Parties.

          a. Licensee agrees, promptly upon discovery, to notify Licensor in writing of any unauthorized use or potential unauthorized use of the Intellectual Property or Marks by third parties of which it becomes aware. As between Licensor and Licensee, Licensor shall have the sole right and discretion, subject to Section 6.b. below, to take appropriate legal action involving the Intellectual Property and Marks. If Licensor decides that taking legal action is appropriate, Licensor will be responsible for any costs incurred and will be entitled to retain any of its damages it recovers. Licensee and any Sublicensee agree to cooperate fully with Licensor (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensor, with respect to any such legal action and shall each be entitled to retain any of its damages it recovers, provided that (i) a reasonable portion of any such recovery by Licensee be used to reimburse Licensor for a reasonable portion of Licensor's actual legal expenses; and (ii) to the extent Licensor's recovery is properly attributable to harm sustained by Licensee in connection with Licensee's exclusive rights under this Agreement, Licensee shall be entitled to a reasonable portion of any such recovery.

          b. In the event that Licensor elects not to take legal action pursuant to Section 6.a. above, Licensee may do so, at its sole expense. In this case, Licensor agrees to cooperate fully with Licensee (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensee, with respect to any such legal action.

          7.  Indemnity.

          a. Licensor shall, at its sole expense, defend or settle any claim, action or allegation brought against Licensee and any Sublicensee on the grounds that the Intellectual Property or Marks, or use thereof (provided that such use is consistent with this Agreement), infringes any patent, copyright, trademark or trade secret or any intellectual property right of any third party so long as Licensee and any Sublicensee give prompt written notice to Licensor of any such claim, action or allegation of infringement. Licensor shall have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, provided that Licensor shall not impose any obligation upon Licensee or any Sublicensee (other than to replace or substitute software components) without the prior written approval of Licensee or such Sublicensee. Licensee and any Sublicensee shall give such assistance and information (including giving its consent to being joined as a party in any legal action), at the sole expense of Licensor, as Licensor may reasonably require to settle or oppose such claims.

          b. The above obligation shall not apply to any claim, action or allegation that arises from the unauthorized modification of the Intellectual Property, or the combination or use of the Intellectual Property with third party software products where such claim, action or allegation would be avoided but for such combination or use.

          8. No Contest. Licensee and any Sublicensee each agree that it shall not challenge, dispute or otherwise contest, or assist others in challenging, disputing or otherwise contesting, the validity, enforceability or ownership by Licensor of the Intellectual Property and Marks.

          9. Term. This Agreement and the license and rights granted to Licensee and any Sublicensee herein pursuant to Sections 1.a., 1.b., 1.c. and 1.d. shall continue during the life of any patent owned or licensed by Licensor containing a claim covering the Intellectual Property or while any application for patent owned or licensed by Licensor containing a claim covering the Intellectual Property is pending, whichever is later. The license and rights granted to Licensee and any Sublicensee herein pursuant to Section 1.e. shall survive termination of this Agreement, but only while the Marks are used in connection solely with products and services provided by Licensee or any Sublicensee that relate to or are covered by the Intellectual Property.

          10.  Representations and Warranty.

          a. Licensor represents that as of the date of this Agreement, Licensor has sufficient rights, title and interest in and to the Intellectual Property and Marks to provide the license contemplated herein; and that the grant of license herein shall not violate, conflict with or result in a breach of or default by Licensor of any other agreement.

          b. Licensor represents that as of the date of this Agreement, Licensor has no knowledge that the Intellectual Property or Marks (including the use thereof in accordance with this Agreement) infringes any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

          c. Licensor represents and warrants that the Intellectual Property and any documentation and/or training provided by Licensor shall be sufficient and adequate to permit Licensee to use and access the Intellectual Property in accordance with this Agreement; and to permit a reasonably skilled software developer to make customizations to the APIs providing access to the functionality of the Intellectual Property in accordance with this Agreement.

          d. Licensor warrants that the media on which the Intellectual Property is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from delivery. Licensor will replace any defective media returned to Licensor within the ninety (90) day period.

          e. EXCEPT AS SET FORTH IN SECTIONS 10.A., 10.B., 10.C. AND 10.D. ABOVE, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING OR RELATING TO THE INTELLECTUAL PROPERTY AND MARKS, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO LICENSEE UNDER THIS AGREEMENT. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND MARKS.

          11. LIMITATION OF LIABILITIES. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY SUBLICENSEE OR ANY OTHER ENTITY FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE INTELLECTUAL PROPERTY. IN ADDITION, LICENSOR SHALL NOT BE LIABLE FOR DAMAGES OF ANY KIND WHATSOEVER IN EXCESS OF TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (I) INDEMNIFICATION OBLIGATIONS; (II) ANY CLAIMS FOR PERSONAL INJURY OR DEATH, OR DAMAGE TO PROPERTY; OR (III) ANY CLAIMS BASED UPON LICENSOR'S GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT; OR (IV) BREACHES OF THE CONFIDENTIALITY OBLIGATIONS.

          12.  Miscellaneous.

          a. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

          b. Assignment; Transfer. This Agreement, and the obligations, rights or license hereunder, may not be assigned or transferred by Licensee, other than to an affiliate including, without limitation, bSmart.to LLC, a Delaware limited liability company, without the prior written consent of Licensor.

          c. Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties, and their respective successors and permitted assigns.

          d. Governing Law; Venue; Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed, including, without limitation, as to validity, interpretation and effect, by the laws of New York, United States without regard to the principles of conflict of laws.

          e. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

          f. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

          g. Waiver; Amendment. No waiver of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

          h. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto by its duly authorized representative has caused this Agreement to be executed as of the date first above written.

eMisis Infocom Group PLC            eMcris Limited
Licensor                            Licensee

By:_________________________        By:_________________________

Name:_______________________        Name:_______________________

Title:________________________      Title:________________________

                          SOFTWARE SALE AND ASSIGNMENT


          THIS AGREEMENT is made this ____________, 2000 by and between eMcris Limited, an Anguilla corporation having a place of business located at P.O. Box 147, The Valley, Anguilla, British West Indies ("Assignor") and bSmart.to Technologies, Inc., a Delaware corporation having a place of business located at C/O Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York ("Assignee").

          WHEREAS, Assignor owns certain computer software and documentation related to wireless, database driven, interactive data communications as described in Schedule A annexed hereto (the "Software"); and

          WHEREAS, Assignee desires to acquire the Software from Assignor, and Assignor is willing to sell the Software to Assignee pursuant to the terms and conditions herein.

          NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

          1.  Sale of Software.

          a. In consideration of Section 1.b. below, as of the date of this Agreement, Assignor hereby transfers, sells, assigns and delivers to Assignee all right, title and interest in and to the Software (including Object Code and Source Code).

          b. In consideration of Section 1.a. above, and in consideration of a purchase price of $1.00 per share of common stock, par value $.01 per share of Assignee ("Common Stock"), as of the date of this Agreement, Assignee hereby issues and delivers to Assignor a certificate registered in Assignor's name for 100 shares (the "Shares") of Common Stock, constituting all of the issued and outstanding capital stock of Assignee. Delivery of such certificate shall be made against receipt by the Assignee of a check payable to the order of the Assignee in the full amount of the purchase price for the Shares being purchased by Assignor.

          2.  Indemnity.

          a. Assignor shall, at its sole expense, defend or settle any claim, action or allegation brought against Assignee on the grounds that the Software, or use thereof (provided that such use is consistent with Schedule A of this Agreement), infringes any patent, copyright, trademark or trade secret or any intellectual property right of any third party so long as Assignee gives prompt written notice to Assignor of any such claim, action or allegation of infringement. Assignor shall have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, provided that Assignor shall not impose any obligation upon Assignee (other than to replace or substitute software components) without the prior

                      Exhibit D to the Operating Agreement
written approval of Assignee. Assignee shall give such assistance and information (including giving its consent to being joined as a party in any legal action), at the sole expense of Assignor, as Assignor may reasonably require to settle or oppose such claims.

          b. The above obligation shall not apply to any claim, action or allegation that arises from the modification of the Software, or the combination or use of the Software with third party software products where such claim, action or allegation would be avoided but for such combination or use.

          c. The obligations of Assignor under this Section 2 shall last for two (2) years from the date of this Agreement.

          3.  Representations and Warranties.

          a. Assignor represents that as of the date of this Agreement, Assignor has sufficient rights, title and interest in and to the Software to provide the assignment contemplated herein; and as of the execution and delivery of this Agreement Assignee has good and marketable title to the Software free and clear of all encumbrances and Assignor has no rights, title or interest whatsoever in and to the Software.

          b. Assignor represents that as of the date of this Agreement, the assignment herein does not violate, conflict with or result in a breach of or default by Assignor of any other agreement.

          c. Assignor represents that as of the date of this Agreement, Assignor has no knowledge that the Software (including the use thereof in accordance with this Agreement) infringes any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

          d. Assignor represents and warrants that the Software and any documentation and/or training provided shall be sufficient and adequate to permit Assignee to use and access the Software in accordance with this Agreement; and to permit a reasonably skilled software developer to upgrade, update and make customizations to the Software.

          e. Assignor warrants that the media on which the Intellectual Property is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from delivery. Assignor will replace any defective media returned to Assignor within the ninety (90) day period.

          f.  In respect of the Shares the Assignor represents the following:

              (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law and the Shares are being offered and sold pursuant to one or more exemptions from such registration based in part upon Assignor's representations contained in this letter.

              (ii) Assignor is an "accredited" investor within the meaning of the Securities Act and is acquiring the Shares for its own account for investment only, and will not sell, transfer or otherwise dispose of the Shares, or any portion thereof or interest therein, in violation of the registration requirements of applicable federal and state securities laws.

              (iii) Each certificate issued to represent the Shares shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:

              THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

          g. EXCEPT AS SET FORTH IN SECTION 3 ABOVE, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING OR RELATING TO THE SOFTWARE, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO ASSIGNEE UNDER THIS AGREEMENT. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ASSIGNOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

          4. LIMITATION OF LIABILITIES. IN NO EVENT WILL ASSIGNOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF ASSIGNOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL ASSIGNOR BE LIABLE TO ASSIGNEE OR ANY OTHER ENTITY FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE SOFTWARE. IN ADDITION, ASSIGNOR SHALL NOT BE LIABLE FOR DAMAGES OF ANY KIND WHATSOEVER IN EXCESS OF TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (I) INDEMNIFICATION OBLIGATIONS; (II) ANY CLAIMS FOR PERSONAL INJURY OR DEATH, OR DAMAGE TO PROPERTY; OR (III) ANY CLAIMS

BASED UPON ASSIGNOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (IV) BREACHES OF THE CONFIDENTIALITY OBLIGATIONS.

          5.  Miscellaneous.

          a. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

          b. Assignment; Transfer. This Agreement, may not be assigned or transferred by Assignee, other than to an affiliate including, but not limited to bSmart.to LLC, a Delaware limited liability company, without the prior written consent of Assignor. There are no third party beneficiaries to this Agreement.

          c. Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties, and their respective successors and permitted assigns.

          d. Governing Law; Venue; Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed, including, without limitation, as to validity, interpretation and effect, by the laws of New York, United States, without regard to the principles of conflict of laws.

          e. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

          f. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one in the same document.

          g.  Waiver; Amendment.   No waiver of any term, condition or
obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

          h.  Headings.   The headings contained in this Agreement are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto by its duly authorized representative has caused this Agreement to be executed as of the date first above written.

eMcris Limited                    bSmart.to Technology Inc.
Assignor                          Assignee

By:_________________________      By:_________________________

Name:_______________________      Name:_______________________

Title:______________________      Title:______________________

                                  Schedule A
                                   Software
                                   --------

Sarina Platform

The Sarina Platform enables micro selection and dissemination of electronic messages to a Personal Digital Assistant (PDA), notably the Nokia 9*** series of Communicators.

To facilitate the receiving of messages using a PDA, the Sarina Platform includes an SMS (short message service) browser. This SMS browser provides a means of altering software within the PDA via a text data transmission over the SMS channel. These messages are scripted using the Infocom Remote Screen Language (IRSL) designed by bSmart. Each IRSL message is capable of displaying a module (or screen) on the PDA containing familiar graphical user interface components with which the user can interact.

Each module has a unique identifier and if a module received has an identifier not already present, then the new module will be added to the PDA. Software modules may be sent in several parts and the PDA is arranged to acknowledge receipt of each part, to correctly order each part and to request retransmission of missing parts. BSmart does not require any its software to be hard-coded on the PDA.

The Sarina Platform allows modules to be transmitted to users by various message direction or transmission means, also referred to as channels. These channels currently include SMTP (Simple Mail Transfer Protocol) E-Mail, SMS (Short Message Service), WAP (Wireless Access Protocol), WWW (World Wide Web) and Voice. The choice of which channel to use is based on the message length, the message priority and the availability of each protocol for the recipient. These parameters as well as other user specific configuration choices are recorded in the system Database. The format of each message is then arranged to be the most appropriate for the chosen method of contacting the user.

If a message is to be converted prior to transmission then a log is arranged to record parameters relating to that conversion operation. The cost of each transmission can therefore be calculated on the basis of those recorded parameters. If a cost exceeds a specific value recorded by a user in the database then a cheaper transmission means will be selected by the system. If a user has recorded no specific preferences then the system will perform a cost calculation of each transmission means and will direct a message using the least cost route.

The Sarina Platform will also select a transmission method based on itinerary information that is held for a user in the Database. Therefore, different transmission means may be used for predetermined days and/or times of day. If multiple transmission means are available then they can be sorted in a priority-ordered list. A subsequently listed means may then be used to contact the user if the previously listed option fails.

The Sarina Platform is used to deliver timely intra-day information, mainly to mobile workers. Using the SMS browser as a thin client, it allows a PDA to interact with client-server based applications.

As well as delivering information based services, the system also allows users to set up and maintain their own services that can leverage the bSmart architecture of multi-channel transmission and message redirection based on cost, itinerary, priority and user preference.

================================================================================


            SYSTEM INTEGRATION AND IMPLEMENTATION SERVICES AGREEMENT



                                    BETWEEN



                                 BSMART.TO LLC



                                      AND


                             COTELLIGENT USA, INC.



================================================================================

                     Exhibit E to the Operating Agreement

                               TABLE OF CONTENTS

                                                                         Page
                                                                        ------
BACKGROUND........................................................         1

ARTICLE I
SERVICE RIGHTS....................................................         1
     Section 1.1    Service Rights................................         1
     Section 1.2    Right of First Refusal........................         2
     Section 1.3    Commitment....................................         2

ARTICLE II
ADDITIONAL UNDERTAKINGS...........................................         2
     Section 2.1    Disclosure of Technical Information...........         2
     Section 2.2    Technical Assistance..........................         3
     Section 2.3    Coordination and Cooperation..................         3
     Section 2.4    Sublicense Agreements.........................         3
     Section 2.5    No Hire.......................................         3

ARTICLE III
TERM..............................................................         4
     Section 3.1    Term..........................................         4

ARTICLE IV
TRADEMARK MATTERS.................................................         4
     Section 4.1    Authorized Use of Marks.......................         4

ARTICLE V
CONFIDENTIAL INFORMATION..........................................         5
     Section 5.1    Maintenance of Confidentiality................         5
     Section 5.2    Permitted Disclosures.........................         5
     Section 5.3    Return of Confidential Information............         5
     Section 5.4    No License....................................         5

                               TABLE OF CONTENTS
                                  (continued)

                                                                         Page
                                                                        ------
ARTICLE VI
LIMITED WARRANTY..................................................         6
     Section 6.1    Warranties....................................         6
     Section 6.2    Disclaimer....................................         6

ARTICLE VII
INDEMNITY.........................................................         6
     Section 7.1    Indemnity.....................................         6
     Section 7.2    Notice and Procedure..........................         6
     Section 7.3    No Consequential Damages......................         7

ARTICLE VIII
MISCELLANEOUS.....................................................         7
     Section 8.1    Authority/No Conflicts........................         7
     Section 8.2    No Assignment; Binding Effect.................         7
     Section 8.3    Entire Agreement..............................         7
     Section 8.4    Amendments and Waivers........................         7
     Section 8.5    Governing Law.................................         8
     Section 8.6    Notices.......................................         8
     Section 8.7    Headings......................................         9
     Section 8.8    No Third Party Beneficiary....................         9
     Section 8.9    Interpretation................................         9
     Section 8.10   Invalid Provisions............................         9
     Section 8.11   Injunctive Relief.............................         9
     Section 8.12   Relationship..................................        10
     Section 8.13   Force Majeure.................................        10
     Section 8.14   Counterparts..................................        10

SIGNATURE PAGE....................................................        11

                             SYSTEM INTEGRATION AND
                       IMPLEMENTATION SERVICES AGREEMENT


THIS SYSTEM INTEGRATION AND IMPLEMENTATION SERVICES AGREEMENT is made and entered into as of ____________, 2000, ("Effective Date") between bSmart.to LLC, a Delaware limited liability company (the "Company"), and Cotelligent USA, Inc., a California corporation ("Charlie USA").


                                   BACKGROUND

    A. The Company is being organized pursuant to that certain Operating Agreement dated as of April 27, 2000 (the "Operating Agreement") as a joint venture between CZG Mobile Ventures, Inc., a Delaware corporation and wholly-owned subsidiary of Charlie USA, and bSmart.to Technologies, Inc., a Delaware corporation ("Bravo").

    B. Pursuant to that certain Master Exclusive Distribution Agreement between Bravo and the Company of even date herewith (the "Distribution Agreement"), Bravo has granted to the Company certain exclusive and non-exclusive licenses to market, promote, sublicense, resell, distribute, modify, adapt, update, develop upgrades for, operate and otherwise exploit the commercial uses of the Bravo System (as defined in the Distribution Agreement).

    C. The Company desires to grant Charlie USA certain non-exclusive service rights with respect to the Bravo System (including, without limitation, the Bravo Software, as defined in the Distribution Agreement) and other wireless, interactive data communications systems of third parties (the "Third Party Systems", together with Bravo System, hereinafter referred to as the "Systems"), on the terms and conditions set forth in this Services Agreement.

    D. It is the intention of the parties hereto to develop the business of the Company in each party's respective competencies to ensure the Company's commercial success.

    E. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement or the Distribution Agreement, as the case may be.


                                   ARTICLE I
                                 SERVICE RIGHTS

    SECTION 1.1 SERVICE RIGHTS. Upon the terms and subject to the conditions of this Services Agreement, the Company hereby grants to Charlie USA, and Charlie USA hereby accepts from the Company, a non-exclusive, irrevocable, perpetual, royalty-free and non-transferable (except as may be expressly permitted under this Services Agreement) worldwide right, license and sublicense to directly or indirectly (through one or more subcontractors in Charlie USA's sole discretion) provide such system integration and implementation services as may be requested by the Company from time to time ("Services") to the Company's clients/sublicensees of the Systems ("Clients"). Such Services will be provided in accordance with the terms and conditions of written service agreements to be entered into between Charlie USA and each Client receiving Services (each, a "Client Services Agreement").

     SECTION 1.2 RIGHT OF FIRST REFUSAL. In the event that the Company or any of its Affiliates seeks to offer to any Person the opportunity to provide Services, the Company shall first offer, or cause to be offered, the right to provide the Services on the following terms:

     (a) The Company shall deliver a notice to Charlie USA setting forth, in reasonable detail, all material terms and conditions relating to the proposed Services, including, without limitation, anticipated scope of services, specifications, time frames, personnel qualifications and the name and address of the Client (each such notice, an "Offer"). Within five (5) Business Days where the Services arise from joint marketing efforts of the Company and Charlie USA, or within thirty (30) Business Days where the Services do not arise from joint marketing efforts of the Company and Charlie USA, after receipt of the Offer, Charlie USA shall provide the Company with either (i) a rejection of the Offer or (ii) a written estimate of the fees payable and other terms and conditions relating to the provision of the Services as set forth in the Offer. If the Company does not accept Charlie USA's estimate and proposed terms and conditions, the parties shall promptly enter into good faith negotiations with the goal of arriving at a mutually agreeable pricing and terms and conditions provided that the Company is also free to enter into an agreement with a third Person for the provision of the Services on pricing and terms and conditions not materially worse (considered in their entirety) than Charlie USA's original estimate and proposed terms and conditions. If the Company accepts Charlie USA's estimate and proposed terms and conditions, the parties shall cooperate in good faith to cause the execution of a Client Services Agreement with respect to such arrangement as soon as reasonably practicable.

     (b) If (i) Charlie USA rejects the Offer, (ii) Charlie USA fails to reject the Offer or to provide a written estimate within the applicable five-day or thirty-day period or (iii) a Client Services Agreement is not executed on a reasonably timely basis not due to the bad faith of the Company, then the Company may enter into arrangements with a third Person to obtain the Services set forth in the relevant Offer, so long as the terms and conditions of such arrangement are no less favorable (considered in their entirety) to the Company than those that the Company would have been able to obtain in an arrangement with Charlie USA (as determined by reference to the terms and conditions set forth in the Offer and Charlie USA's written estimate).

     SECTION 1.3 COMMITMENT. Neither the Company nor any of its Affiliates shall knowingly, directly or indirectly, take any action in contravention of the rights of Charlie USA granted by the Company pursuant to Sections 1.1 and 1.2. The Company, on behalf of itself and its Affiliates, acknowledges and agrees that the remedy at law for any breach of this Section 1.2 will be inadequate and that Charlie USA, in addition to any other relief available to it, shall be entitled to temporary or permanent injunctive relief in enforcing this Section
1.2 without the necessity of proving actual damages.

                                  ARTICLE II
                            ADDITIONAL UNDERTAKINGS

     SECTION 2.1 DISCLOSURE OF TECHNICAL INFORMATION. Within ten (10) days of receipt of the Systems, the Company shall disclose, or cause to be disclosed directly from Bravo or any licensor of a Third Party System (the "Third Party Licensor"), as the case may be, to Charlie USA, free of any charge to Charlie USA, technical information as may be necessary for Charlie USA to perform the Services, including, without limitation, one master copy of the Systems, one master copy of the Object Code version of Systems software, one master copy of the Source Code version of the APIs (as that term is defined in the Distribution Agreement) and a copy of Systems documentation. The Company also shall deliver, or cause to be delivered directly from Bravo or any Third Party Licensor, as the case may be, to Charlie USA, free of any charge to Charlie USA, master copies of the foregoing when the same has been modified, updated, upgraded or otherwise enhanced by or for the Company and falling within the scope of the Systems within thirty (30) days of development of the same.

     SECTION 2.2 TECHNICAL ASSISTANCE. The Company shall use all reasonable commercial efforts to provide, or cause to be provided directly from Bravo or any Third Party Licensor, as the case may be, Charlie USA with such ongoing technical and commercial training, supervision, consulting and/or technical support services with respect to the Systems and the Services as Charlie USA shall reasonably request from time to time. Without limiting the generality of the foregoing, the Company shall cooperate, or use all reasonable commercial efforts to cause Bravo and any Third Party Licensor, as the case may be, to cooperate, with Charlie USA at all times to ensure that the Systems are integrated or implemented as intended in each country and region including, without limitation, by using all commercially reasonable efforts to modify and improve the Systems to meet the specific reasonable requirements of any Client as determined by Charlie USA. Charlie USA shall be responsible for providing to Clients any training and support that it elects to provide under any Client Services Agreement.

     SECTION 2.3 COORDINATION AND COOPERATION. The Company and Charlie USA shall use commercially reasonable efforts to coordinate with each other in the marketing of the Systems to prospective Clients. The Company and Charlie USA shall fully cooperate in the performance of the Services to the Client.

     SECTION 2.4 SUBLICENSE AGREEMENTS. During the term of a Client Services Agreement between Charlie USA and a Client, the Company shall have and maintain a valid, enforceable, written and executed sublicense agreement with respect to such Client's use of the relevant portions of the Systems between the Company and such Client (each, a "Sublicense Agreement") on such terms and conditions as agreed by the Company and such Client in their sole discretion. In the event that the Company may reasonably expect that any such Sublicense Agreement will terminate, or knows or becomes aware that any such Sublicense Agreement has in fact terminated, for any reason while the Services are being rendered by Charlie USA to such Client, the Company and Charlie USA shall use reasonable commercial efforts to coordinate with each other such that, if appropriate, the Client Services Agreement with such Client shall be terminated at the same time as such Sublicense Agreement if such Sublicense Agreement has not yet terminated, or, if such Sublicense Agreement has already terminated, as soon as reasonably practicable thereafter.

     SECTION 2.5 NO HIRE. During the term of this Services Agreement, each party agrees that it shall not, and shall use all reasonable commercial efforts to cause its Affiliates to not, directly or indirectly, (i) solicit, induce, recruit or encourage any of the other party's employees or consultants to terminate their relationship with such other party in favor of a relationship with such party or its Affiliate, as the case may be, or any other Person or
(ii) hire or retain the services of any such employees or consultants; provided that this obligation shall not apply to consultants who regularly provide services concurrently to multiple clients in the normal course of their business, to the extent that the hiring or retention of such consultants is not likely to materially impair the ability of such consultants to provide services to the other party.


                                  ARTICLE III
                                      TERM

     SECTION 3.1 TERM. This Services Agreement shall commence as of the Effective Date and shall thereafter continue in full force and effect until and unless the Distribution Agreement shall have terminated or the Company shall have been dissolved pursuant to the Operating Agreement; provided that a Rollup (as defined in the Operating Agreement) shall have no effect on this Services Agreement and, upon the consummation of a Rollup, the Reorganized Company (as defined in the Operating Agreement) shall be deemed to have executed this Services Agreement as of the Effective Date and shall fully assume and perform the obligations of the Company hereunder.


                                  ARTICLE IV
                               TRADEMARK MATTERS

     SECTION 4.1 AUTHORIZED USE OF MARKS. Subject to the terms and conditions of this Services Agreement, the Company hereby grants to Charlie USA a worldwide, non-exclusive, perpetual, royalty-free license and sublicense to use and display any trademarks, trade names, service marks, symbols or logos used now or in the future by the Company on such terms as proscribe the Company's use of same (the "Marks") solely in connection with the performance of the Services. With respect to the bSmart.to name and logo licensed by Bravo to the Company pursuant to the Distribution Agreement, Charlie USA shall use such bSmart.to name and logo only in connection with providing Services to a Client relating to the Bravo Systems. The Company shall have the right to exercise quality control over the use of the Marks. The Marks will be displayed together with such copyright and/or trademark notices as are provided by the Company, and Charlie USA agrees not to alter or delete any such notices without the prior written consent of the Company. Except as set forth in this Article IV, nothing contained in this Services Agreement shall grant to Charlie USA any right, title or interest in the Marks. At no time shall Charlie USA challenge or assist others to challenge the Company's or its Affiliates'

Intellectual Property Rights in the Marks or the registration thereof or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks. Charlie USA acknowledges that as between the Company and Charlie USA, the Marks are, and shall remain, the exclusive property of the Company, and Charlie USA agrees that it shall not, at any time, do or cause to be done any action which in any way, contests, impairs or tends to impair any part of such right, title or interest of the Company in the Marks. Charlie USA acknowledges and agrees that all use by Charlie USA of the Marks, and any goodwill which arises from such use, shall inure solely to the benefit of the Company or any licensor of the Marks to the Company.


                                   ARTICLE V
                            CONFIDENTIAL INFORMATION

     SECTION 5.1 MAINTENANCE OF CONFIDENTIALITY. Each of the parties hereto shall, during the term of this Services Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the other party hereto or its Affiliates disclosed to it (the "Confidential Information"). Neither party hereto shall use the Confidential Information of the other party hereto or its Affiliates during the term of this Services Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Services Agreement or any applicable Work Order. Each of the parties hereto shall take all reasonable commercial measures necessary to prevent any unauthorized disclosure of Confidential Information (which measures shall be at least as protective as the measures taken by such party with respect to its own Confidential Information) by any of it, its Affiliates and its respective officers, directors, employees, agents or consultants.

     SECTION 5.2 PERMITTED DISCLOSURES. Nothing herein shall prevent each party hereto, or any employee, agent or consultant of such party (in such capacity, the "Receiving Party") from using, disclosing or authorizing the disclosure of any information it receives in the course of the performance hereunder from the other party hereto (in such capacity, the "Disclosing Party") which (i) becomes publicly available without restriction without default hereunder by the Receiving Party, (ii) is lawfully acquired by the Receiving Party from a source not known to the Receiving Party to be under any obligation to the Disclosing Party regarding disclosure of such information, (iii) is in the possession of the Receiving Party in written or other recorded form at the time of its disclosure hereunder, (iv) is non-confidentially disclosed to any third party by or with the permission of the Disclosing Party or (v) the Receiving Party believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange; provided that the Receiving Party consults with the Disclosing Party prior to making such disclosure.

     SECTION 5.3 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Services Agreement, or upon request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it or its Parent Entity, its Affiliates or any of their respective personnel, or, at the Disclosing Party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

     SECTION 5.4 NO LICENSE. The furnishing of Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant of license to the Receiving Party except (i) for the purposes of performing under this Services Agreement, (ii) as otherwise expressly provided in this Services Agreement or (iii) as hereafter expressly agreed in writing by the Disclosing Party.


                                  ARTICLE VI
                                LIMITED WARRANTY

     SECTION 6.1 WARRANTIES. The Company represents and warrants to Charlie USA that (i) the Company has a valid license to use and to sublicense the Systems as necessary for Charlie USA to perform the Services, and (ii) the Company has the right to grant to Charlie USA the rights, licenses and sublicenses set forth in this Services Agreement.

     SECTION 6.2 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SERVICES AGREEMENT, THE COMPANY MAKES NO WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING OR RELATED TO THE SYSTEMS, THE SPECIFICATIONS AND PERFORMANCE BY THE COMPANY UNDER THIS SERVICES AGREEMENT AND THE MARKS. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE COMPANY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.


                                  ARTICLE VII
                                   INDEMNITY

     SECTION 7.1 INDEMNITY. Each of the parties hereto agrees to protect, indemnify and hold harmless the other party, its respective Affiliates, employees, officers and directors thereof and of such Affiliates against any and all Loss by whomever asserted, arising out of, connected with or resulting from
(i) any breach by such party of any of the terms, covenants, representations, warranties or other provisions contained in this Services Agreement or (ii) in the case of the Company as indemnitor only, any claim arising out of or in connection with any third party claim alleging that the Systems or Services, as used or performed in accordance with the terms and conditions of this Services Agreement, infringe any Intellectual Property Rights of a third Person. The liability of an indemnifying party pursuant to the terms of clause (i) of the foregoing sentence shall be limited to an aggregate of $2,500,000. The liability of the Company as indemnitor pursuant to the terms of clause (ii) of the foregoing sentence shall not apply to any Loss that arises from the unauthorized modification of the Systems, or the combination or use of the Systems with third party software products where such Loss would be avoided but for such combination or use.

     SECTION 7.2 NOTICE AND PROCEDURE. Each party shall promptly notify the other party of any claim, demand, suit or threat of suit of which that party becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Services Agreement, but the failure of a party to so notify the other party shall not relieve a party of its indemnification obligations hereunder unless the indemnifying party is materially prejudiced as a result of the failure to receive such notice. The indemnifying party shall be in control of the settlement (so long as any such settlement does not involve an admission of any wrongdoing on the part of the indemnified party, or restrict the indemnified party's future actions and includes a full release of the indemnified party), and defense of any claim which gives rise to indemnification (at no cost to the indemnified party). The indemnifying party and the indemnified party shall cooperate in the settlement or defense of any such claim, demand, suit or proceeding. The indemnified party, at its own cost, may participate in such settlement or defense; provided that such indemnified party shall not control such settlement or defense. The indemnified party shall not settle such claim, demand, suit or proceeding without the consent of the indemnifying party.

     SECTION 7.3 NO CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR FOR ANY FORM OF DAMAGES OTHER THAN DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS SERVICES AGREEMENT OR THE SUBJECT MATTER HEREOF. IN NO EVENT SHALL THE COMPANY BE LIABLE TO CHARLIE USA OR ANY OTHER PERSON FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE SYSTEMS.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1 AUTHORITY/NO CONFLICTS. Each party hereto represents and warrants that (i) it has full power and authority and legal right to execute and deliver this Services Agreement, (ii) its execution, delivery and performance of this Services Agreement have been duly authorized by all necessary action, (iii) this Services Agreement has been duly executed and delivered by it and (iv) this Services Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

     SECTION 8.2  NO ASSIGNMENT; BINDING EFFECT.

     (a) Except as expressly provided herein, neither this Services Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third party shall not be deemed to be an assignment. As a condition precedent to consummating any such merger, consolidation or asset sale or transfer transaction, Charlie USA shall require the successor-in-interest of the business or assets of Charlie USA to assume the obligations of Charlie USA hereunder and shall confirm that this Services Agreement shall remain in full force and effect and binding upon such successor-in-interest in accordance with its terms, a copy of which written instrument shall be provided to the Company.

     (b) Subject to Section 8.2(a), this Services Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     SECTION 8.3 ENTIRE AGREEMENT. This Services Agreement, the Operating Agreement and the other Additional Agreements contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

     SECTION 8.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Services Agreement shall in any event be effective without the written concurrence of each party hereto.

     SECTION 8.5 GOVERNING LAW. This Services Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     SECTION 8.6 NOTICES. Except as otherwise provided in this Services Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Services Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the party as set forth below:

               Name                         Mailing Address                 Telephone, Fax and
                                                                               Email Address
-------------------------------------------------------------------------------------------------------
 If to bSmart.to LLC:

 Rick Hirsh                          401 Parkway Drive                    Tel:  (727) 596-7808
 Chief Executive Officer             Broomall, Pennsylvania 19008         Fax:  (727) 517-3313
 bSmart.to LLC                                                            rick.hirsh@cotelligent.com
-------------------------------------------------------------------------------------------------------
 With a copy to:

 Peter S. Kolevzon, Esq.             919 Third Avenue                     Tel:  (212) 715-9288
 Kramer Levin Naftalis               New York, New York 10022             Fax:  (212) 715-8000
   & Frankel LLP                                                          pkolevzon@kramerlevin.com
-------------------------------------------------------------------------------------------------------
 If to Charlie USA:

 Lorraine E. Vega                    101 California Street                Tel: (415) 439-6413
 General Counsel                     Suite 2050                           Fax: (415) 439-6888
 Cotelligent, Inc.                   San Francisco, CA 94111              lorraine.vega@cotelligent.com
-------------------------------------------------------------------------------------------------------
 With a copy to:
                                                                          Tel:  (212) 309-6000
 Michael A. Doherty, Esq.            101 Park Avenue                      Fax:  (212) 309-6273
 Morgan, Lewis & Bockius LLP         New York, New York  10178            madoherty@mlb.com
-------------------------------------------------------------------------------------------------------

All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

     SECTION 8.7 HEADINGS. The titles of the Articles and the headings of the Sections of this Services Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Services Agreement.

     SECTION 8.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Services Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Services Agreement does not confer any such rights, upon any other Person.

     SECTION 8.9 INTERPRETATION. It is the intention of the parties hereto that, during the term of this Services Agreement, the rights and obligations of the parties hereto and their successors-in-interest shall be governed by the terms of this Services Agreement. This Services Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Services Agreement to be drafted.

     SECTION 8.10 INVALID PROVISIONS. If any provision of this Services Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Services Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Services Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Services Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Services Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     SECTION 8.11 INJUNCTIVE RELIEF. Each party hereto acknowledges that in the event of any breach of this Services Agreement, including, without limitation, of Article V or Section 2.5, by one party, the other party shall suffer irreparable injury not compensable by money damages and for which such party shall not have an adequate remedy available at law. Such other party shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as such other party may have under this Services Agreement or applicable law.

     SECTION 8.12 RELATIONSHIP. The parties hereto are independent contractors with respect to each other, and nothing in this Services Agreement shall be construed as constituting the parties hereto or as partners, joint venturers or any other form of legal association that would impose liability on one party for the act or failure to act of the other party, except as expressly provided in this Services Agreement.

     SECTION 8.13 FORCE MAJEURE. Neither party will be liable to the other party for its failure to perform or for delay in performance of its obligations under this Services Agreement to the extent such failure or delay results from causes beyond its reasonable control, including, without limitation, acts of God or fires; governmental regulations, prohibitions or restrictions; failures of public utilities or providers of electronic communications; strikes or labor stoppages; or transportation interruptions or embargoes.

     SECTION 8.14 COUNTERPARTS. This Services Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                   Remainder of page intentionally left blank

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Services Agreement as of the date first above written.


                                    BSMART.TO LLC



                                    By:  ___________________________________
                                         Name:
                                         Title:



                                    COTELLIGENT USA, INC.



                                    By:  ___________________________________
                                         Name:
                                         Title:




  Signature Page to System Integration and Implementation Services Agreement

--------------------------------------------------------------------------------


                         TRANSITION SERVICES AGREEMENT



                                    BETWEEN



                             COTELLIGENT USA, INC.



                                      AND


                                 BSMART.TO LLC

--------------------------------------------------------------------------------


                       EXHIBIT F TO OPERATING AGREEMENT

                               TABLE OF CONTENTS

BACKGROUND........................................................... 1

ARTICLE I

PROVISION OF SERVICES................................................ 1

ARTICLE II

PERFORMANCE OF SERVICES.............................................. 2
   Section 2.1   Standard of Performance............................. 2
   Section 2.2   Subcontract......................................... 2

ARTICLE III

REIMBURSEMENT OF EXPENSES AND PAYMENT................................ 2
   Section 3.1   No Service Fee; Reimbursement of Expenses........... 2
   Section 3.2   Payment............................................. 2
   Section 3.3   Third Person Invoices............................... 2
   Section 3.4   Interest on Delayed Payment......................... 3

ARTICLE IV

COOPERATION; ACCESS; THIRD PERSON CONSENTS........................... 3
   Section 4.1   Cooperation and Access.............................. 3
   Section 4.2   Third Person Consents............................... 3
   Section 4.3   Coordinating Manager................................ 3

ARTICLE V

TERM AND TERMINATION................................................. 4
   Section 5.1   Term................................................ 4
   Section 5.2   Termination......................................... 4
   Section 5.3   Effect of Expiration or Termination................. 4

ARTICLE VI

CONFIDENTIALITY...................................................... 4
   Section 6.1   Maintenance of Confidentiality...................... 4
   Section 6.2   Permitted Disclosures............................... 4
   Section 6.3   Return of Confidential Information.................. 5
   Section 6.4   No License.......................................... 5

ARTICLE VII

WARRANTY; LIMITATION OF LIABILITY.................................... 5
   Section 7.1   No Warranty.   5
   Section 7.2   Limitation of Liability............................. 5

ARTICLE VIII

MISCELLANEOUS........................................................ 6
   Section 8.1   No Assignment; Binding Effect....................... 6
   Section 8.2   Entire Agreement.................................... 6
   Section 8.3   Amendments and Waivers.............................. 6
   Section 8.4   Governing Law....................................... 6
   Section 8.5   Notices............................................. 6
   Section 8.6   Headings............................................ 8
   Section 8.7   No Third Party Beneficiary.......................... 8
   Section 8.8   Interpretation...................................... 8
   Section 8.9   Invalid Provisions.................................. 8
   Section 8.10  Injunctive Relief................................... 8
   Section 8.11  Relationship........................................ 8
   Section 8.12  Force Majeure....................................... 8
   Section 8.13  Counterparts........................................ 9

SIGNATURE PAGE.......................................................10

SCHEDULE A       Administrative Services
SCHEDULE B       ASP Services

                         TRANSITION SERVICES AGREEMENT


     THIS TRANSITION SERVICES AGREEMENT is made and entered into as of _______, 2000 (the "Effective Date") by and between Cotelligent USA, Inc., a California corporation ("Charlie USA"), and bSmart.to LLC, a Delaware limited liability company (the "Company").


BACKGROUND


          A. The Company is being organized pursuant to that certain Operating Agreement dated as of April 27, 2000 (the "Operating Agreement") as a joint venture between CZG Mobile Ventures, Inc., a Delaware corporation ("Charlie Sub") and wholly-owned subsidiary of Charlie USA, and bSmart.to Technologies, Inc., a Delaware corporation.

          B. Pursuant to that certain Contribution Agreement among Charlie USA, Charlie Sub and the Company of even date herewith (the "Contribution Agreement"), Charlie USA is contributing the Contributed Assets, which relate to the ASP Business, (each as defined in the Contribution Agreement) as part of Charlie Sub's initial capital contribution to the Company.

          C. Charlie USA and the Company are entering into this Services Agreement to establish the terms and conditions pursuant to which each party shall provide certain transition services to the other party with respect to the ASP Business.

          D. It is the intention of the parties hereto to develop the business of the Company in each party's respective competencies to ensure the Company's commercial success.

          E. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Operating Agreement or the Contribution Agreement, as the case may be.


                                   ARTICLE I
                             PROVISION OF SERVICES

     Section 1.1 Subject to the terms and conditions of this Services Agreement, Charlie USA shall provide or cause to be provided to the Company those transition services listed and described in Schedule A hereto (the "Administrative Services") during the period set forth in Schedule A hereto in respect of each such Service, unless the Service is earlier terminated or extended in accordance with the terms hereof; and the Company shall provide or cause to be provided to Charlie USA those transition services listed and described in Schedule B hereto (the "ASP Services", and together with the Administrative Services, the "Services") during the period set forth in Schedule B hereto in respect of each such Service, unless the Service is earlier terminated or extended in accordance with the terms hereof. For purposes of this Services Agreement, the party providing Services in any case is referred to as the "Providing Party" and the party receiving Services in any case is referred to as the "Receiving Party."


                                   ARTICLE II
                            PERFORMANCE OF SERVICES

     Section 2.1 STANDARD OF PERFORMANCE. The Providing Party shall use commercially reasonable efforts to provide, or cause to be provided, the applicable Services in substantially the same manner and at substantially the same levels (unless otherwise requested by the Receiving Party or set forth on the applicable Schedule) as such Services were provided in connection with the ASP Business prior to the date hereof; provided that the Providing Party shall not be required by this Section 2.1 to, and shall not in fact, disclose to the Receiving Party any information that it holds or has acquired subject to an obligation of confidentiality to any Person which would be breached by such disclosure.

     Section 2.2 SUBCONTRACT. The Providing Party shall have the right to retain one or more subcontractors to perform any of the applicable Services under this Services Agreement; provided that the Providing Party shall be held jointly and severally liable with such subcontractor in respect of performance by such subcontractor(s).


                                  ARTICLE III
                     REIMBURSEMENT OF EXPENSES AND PAYMENT

     Section 3.1 NO SERVICE FEE; REIMBURSEMENT OF EXPENSES. The Providing Party shall provide the applicable Services to the Receiving Party free of charge to the Receiving Party; provided that the Providing Party shall be entitled to reimbursement from the Receiving Party for all actual out of pocket costs and expenses incurred by the Providing Party or on its behalf by third Persons in connection with such provision of Services that are greater than a de minimis amount, as determined in good faith by the Providing Party.

     Section 3.2 PAYMENT. For all reimbursable expenses, the Providing Party shall submit statements of account to the Receiving Party on a monthly basis (in arrears) with respect to such expenses (the "Invoiced Amount"), setting out the Services provided by reference to the applicable Schedule and the amount of expenses reimbursable hereunder (together with any invoices for Services provided by third Persons). The Receiving Party shall pay the Invoiced Amount to the Providing Party by company check or wire transfer within thirty (30) days of the Receiving Party's receipt of the Invoiced Amount.

     Section 3.3 THIRD PERSON INVOICES. The Providing Party may cause any third Person to which amounts are payable by or for the account of the Receiving Party pursuant to any subcontract established pursuant to Section 2.2 to issue a separate invoice for such amounts. The Receiving Party shall pay or cause to be paid any such separate third Person invoices directly in accordance with the payment terms hereof.

     Section 3.4 INTEREST ON DELAYED PAYMENT. All amounts due and owing to the Providing Party hereunder but not paid by the Receiving Party on the due date thereof shall bear interest at the prime rate established by Citibank, N.A. from time to time. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.


                                   ARTICLE IV
                   COOPERATION; ACCESS; THIRD PERSON CONSENTS

     Section 4.1 COOPERATION AND ACCESS. The Receiving Party shall fully cooperate in good faith with the Providing Party in connection with the provision of the applicable Services under this Services Agreement. The Receiving Party shall permit the Providing Party and its employees, agents and subcontractors access during regular business hours (or otherwise upon reasonable prior notice) to such records, data and personnel of the Receiving Party as are reasonably required for the Services to be performed. The Providing Party shall permit the Receiving Party and its employees and agents access during regular business hours (or otherwise upon reasonable prior notice) to individuals responsible for the applicable Services and shall provide the Receiving Party with such records and data as the Receiving Party may reasonably request for the purposes of allowing the Receiving Party to exercise general oversight and to monitor the performance of the applicable Services.

     Section 4.2 THIRD PERSON CONSENTS. Each of the parties hereto shall use its commercially reasonable efforts to cooperate with and assist the other party hereto in obtaining any third Person consents or amendments necessary for the performance of the Services hereunder, including, without limitation, any required consent or amendment under any software license. The Receiving Party shall pay for (pursuant to Article III) the costs and expenses of obtaining any such consents or amendments. In the event that the parties hereto are unable to obtain any required consent or amendment, they shall negotiate in good faith reasonable modifications of the applicable Services such that such consents or amendments are not required.

     Section 4.3 COORDINATING MANAGER. On the Effective Date, each party hereto shall designate a coordinating manager to report and discuss issues with respect to the provision of Services under this Services Agreement. The coordinating managers shall meet to discuss the performance of the Services as often as reasonably necessary to ensure the orderly provision of the Services, and shall have authority to address and remedy problems related to the provision of Services to the extent consistent with this Services Agreement.

                                   ARTICLE V
                              TERM AND TERMINATION

     Section 5.1 TERM. Each Service shall be provided commencing on the Effective Date until the expiration of the term for the provision of such Service as set forth on Schedule A or Schedule B, as the case may be, or its earlier termination in accordance with Section 5.2. This Services Agreement shall commence on the Effective Date and shall continue in full force and effect until the terms for the provision of all Services have expired or been earlier terminated.

     Section 5.2 TERMINATION. The Receiving Party may terminate this Services Agreement with respect to any Service upon ten (10) Business Days' prior written notice to the Providing Party, and the Providing Party may terminate this Services Agreement with respect to any Service upon thirty (30) days' prior written notice to the Receiving Party. Any requested termination of a Service pursuant to this Section 5.2 shall become effective at the end of such ten-day or thirty-day period; provided that if the Receiving Party is the terminating party, it shall reimburse the Providing Party for all out-of-pocket expenses or operating costs incurred by the Providing Party attributable to such early termination (pursuant to Article III).

     Section 5.3  EFFECT OF EXPIRATION OR TERMINATION.   The expiration or
termination of this Services Agreement shall not affect any obligation of either party hereunder that was incurred prior to the effective date of, or that by its terms is intended to survive, the expiration or termination of this Services Agreement.


                                   ARTICLE VI
                                CONFIDENTIALITY

     Section 6.1 MAINTENANCE OF CONFIDENTIALITY. Each of the parties hereto shall, during the term of this Services Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the other party hereto or its Affiliates disclosed to it (the "Confidential Information"). Neither party hereto shall use the Confidential Information of the other party hereto or its Affiliates during the term of this Services Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Services Agreement. Each of the parties hereto shall take all reasonable measures necessary to prevent any unauthorized disclosure of Confidential Information by any of it, its Affiliates and its respective officers, directors, employees, agents or consultants.

     Section 6.2 PERMITTED DISCLOSURES. Nothing herein shall prevent each party hereto, or any employee, agent or consultant of such party (in such capacity, the "Recipient"), from using, disclosing or authorizing the disclosure of any information it receives in the course of the performance hereunder from the other party hereto (in such capacity, the "Disclosing Party") which: (i) becomes publicly available without default hereunder by the Recipient; (ii) is lawfully acquired by the Recipient from a source not known to the Recipient to be under any obligation to the Disclosing Party regarding disclosure of such information; (iii) is in the possession of the Recipient in written or other recorded form at the time of its disclosure hereunder; (iv) is non-confidentially disclosed to any third Person by or with the permission of the Disclosing Party; or (v) the Recipient believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange; provided that the Recipient consults with the Disclosing Party prior to making such disclosure.

     Section 6.3 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Services Agreement, or upon request of the Disclosing Party, the Recipient shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it or its Parent Entity, its Affiliates or any of their respective personnel, or, at the Disclosing Party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

     Section 6.4 NO LICENSE. The furnishing of Confidential Information of the Disclosing Party to the Recipient shall not constitute any grant of license to the Recipient except (i) for the purposes of performing under this Services Agreement, (ii) as otherwise expressly provided in this Services Agreement or
(iii) as hereafter expressly agreed in writing by the Disclosing Party.


                                  ARTICLE VII
                       WARRANTY; LIMITATION OF LIABILITY

     Section 7.1 NO WARRANTY. EXCEPT AS SET FORTH IN SECTION 2.1, THE PROVIDING PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER.

     Section 7.2 LIMITATION OF LIABILITY. THE PROVIDING PARTY'S LIABILITY ARISING OUT OF THIS SERVICES AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID BY THE RECEIVING PARTY HEREUNDER DURING THE PRIOR TWELVE (12) MONTH PERIOD. IN NO EVENT SHALL THE PROVIDING PARTY BE LIABLE TO ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT THE PROVIDING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT WILL THE PROVIDING PARTY BE LIABLE TO THIRD PARTIES FOR ANY DAMAGES WHATSOEVER.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1  NO ASSIGNMENT; BINDING EFFECT.

     (a) Except as expressly provided herein, neither this Services Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third Person shall not be deemed to be an assignment. As a condition precedent to consummating any such merger, consolidation or asset sale or transfer transaction, the Providing Party shall require the successor-in-interest of the business or assets of the Providing Party to assume the obligations of the Providing Party hereunder and shall confirm that this Services Agreement shall remain in full force and effect and binding upon such successor-in-interest in accordance with its terms, a copy of which written instrument shall be provided to the Receiving Party.

     (b) Subject to Section 8.1(a), this Services Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 8.2 ENTIRE AGREEMENT. This Services Agreement, the Operating Agreement and the other Additional Agreements contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

     Section 8.3 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Services Agreement shall in any event be effective without the written concurrence of each party hereto.

     Section 8.4 GOVERNING LAW. This Services Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 8.5 NOTICES. Except as otherwise provided in this Services Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Services Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the party as set forth below:



               Name                          Mailing Address                 Telephone, Fax and
                                                                               Email Address
-----------------------------------------------------------------------------------------------------
 If to Charlie USA:

 Lorraine E. Vega                    101 California Street             Tel:  (415) 439-6413
 General Counsel                     Suite 2050                        Fax:  (415) 439-6888
 Cotelligent, Inc.                   San Francisco, CA  94111          lorraine.vega@cotelligent.com
-----------------------------------------------------------------------------------------------------
 With a  copy to:

 Michael A. Doherty, Esq.            101 Park Avenue                   Tel:  (212) 309-6000
 Morgan, Lewis & Bockius LLP         New York, NY  10178               Fax:  (212) 309-6376
                                                                       madoherty@mlb.com
-----------------------------------------------------------------------------------------------------
 If to the Company:

 Rick Hirsh                          401 Parkway Drive                 Tel:  (727) 596-7808
 Chief Executive Officer             Broomall, PA 19008                Fax:  (727) 517-3313
 bSmart.to LLC                                                         rick.hirsh@cotelligent.com
-----------------------------------------------------------------------------------------------------
 With a copy to:

 Peter S. Kolevzon, Esq.             919 Third Avenue                  Tel:  (212) 715-9288
 Kramer Levin Naftalis               New York, New York 10022          Fax:  (212) 715-8000
   & Frankel LLP                                                       pkolevzon@kramerlevin.com
-----------------------------------------------------------------------------------------------------

All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

     Section 8.6 HEADINGS. The titles of the Articles and the headings of the Sections of this Services Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Services Agreement.

     Section 8.7 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Services Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Services Agreement does not confer any such rights, upon any other Person.

     Section 8.8 INTERPRETATION. It is the intention of the parties hereto that, during the term of this Services Agreement, the rights and obligations of the parties hereto and their successors-in-interest shall be governed by the terms of this Services Agreement. This Services Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Services Agreement to be drafted.

     Section 8.9 INVALID PROVISIONS. If any provision of this Services Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Services Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Services Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Services Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Services Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 8.10 INJUNCTIVE RELIEF. Each party hereto acknowledges that in the event of any breach of this Services Agreement, including, without limitation, Article VI, by one party hereto, the other party shall suffer irreparable injury not compensable by money damages and for which such party shall not have an adequate remedy available at law. Such other party shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as such other party may have under this Services Agreement or applicable law.

     Section 8.11 RELATIONSHIP. The parties hereto are independent contractors with respect to each other, and nothing in this Services Agreement shall be construed as constituting the parties hereto or as partners, joint venturers or any other form of legal association that would impose liability on one party for the act or failure to act of the other party, except as expressly provided in this Services Agreement.

     Section 8.12 FORCE MAJEURE. Neither party will be liable to the other party for its failure to perform or for delay in performance of its obligations under this Services Agreement to the extent such failure or delay results from causes beyond its reasonable control, including, without limitation, acts of God or fires; governmental regulations, prohibitions or restrictions; failures of public utilities or providers of electronic communications; strikes or labor stoppages; or transportation interruptions or embargoes

     Section 8.13 COUNTERPARTS. This Services Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                   Remainder of page intentionally left blank

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Services Agreement as of the date first above written.


                             COTELLIGENT USA, INC.



                             By:___________________________________
                                Name:
                                Title:



                             BSMART.TO LLC



                             By:___________________________________
                                Name:
                                Title:


                Signture Page of Transition Services Agreement

                                  SCHEDULE A

                            ADMINISTRATIVE SERVICES


(1)  Administration and Benefits Services. Until June 30, 2000.
     - Administering each of the benefits and services referred to in this Schedule A.

(2)  Employee Benefits, Human Resources and Payroll Services.  Until June 30,
     2000.
     -  transitioning and maintaining employee benefits for Transferred
        Employees;
     -  processing and tracking information with respect to Transferred
        Employees;
     -  maintaining employee personnel records;
     - disseminating information to Transferred Employees regarding fringe benefits;
     -  administering and monitoring workers' compensation;
     -  monitoring labor relations;
     -  analyzing unemployment compensation costs;
     - payroll services, including preparation of payroll checks for Transferred Employees from an account of the Company and maintenance of payroll records; and
     -  other employee-related services as reasonably requested by the Company.

(3)  Financial and Operations Services.  Until May 31, 2000.
     -  establishing and maintaining bank accounts;
     -  investing short-term funds;
     -  credit analysis and obtaining lines of credit; and
     -  other financial services as reasonably requested by the Company.

(4)  Risk Management.  Until June 30, 2000.
     - assistance in attempting to obtain insurance programs and maintaining contacts and relationships with insurance brokers and insurance carriers; and
     - other risk management-related services as reasonably requested by the Company.

(5)  Computer Software.  Until May 31, 2000.

     - providing services for use of Charlie USA computer hardware solely for purposes of providing access to software licensed by Charlie USA under applicable software license agreements that do not constitute Assigned Contracts.

(6)  Space and Communication Facilities.  Until May 31, 2000.
     - providing certain office space at 450 Parkway Drive, Broomall, Pennsylvania, 19008, and access to resident communications facilities (leased telephone lines or other data transmission lines), and other office equipment and property owned or leased by Charlie USA in such office space.

(7)  Facilities Management.  Until May 31, 2000.
     -  providing facilities, management, maintenance and support services.

(8)  Miscellaneous.  Until June 30, 2000.
     - providing such other services as the parties hereto may reasonably agree.

                                  SCHEDULE B

                                 ASP SERVICES


(1) Web Site Hosting Services. Until terminated in accordance with Section 5.2 of this Services Agreement, not including the proviso thereto.
     - ASP support for ePortal development and demonstration servers as currently conducted in connection with the ASP Business.

(2)  Miscellaneous.  Until June 30, 2000.
     - providing such other services as the parties hereto may reasonably agree.

                                    WARRANT

     NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

        THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                               COTELLIGENT, INC.

 Warrant for the Purchase of Shares of Common Stock, par value $0.01 per share

                   THIS WARRANT EXPIRES ON ___________, 2005

                                                                502,166.4 Shares

          THIS CERTIFIES that, for value received, bSmart.to Technologies, Inc., with an address c/o Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, 10022-3852 (in its individual capacity, "Bravo," and, including any transferee, the "Holder"), is entitled to subscribe for and purchase from Cotelligent, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M., New York City time on __________, 2005 (the "Exercise Period"), 502,166.4 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price equal to $8 per share, subject to adjustment as provided herein (the "Exercise Price").

          As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.


                        EXHIBIT G TO OPERATING AGREEMENT

          The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

          1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at 101 California Street, Suite 2050, San Francisco, California, 94111 or at such other place as is designated in writing by the Company. Subject to
Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by wire transfer of immediately available funds or by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

              (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as that term is defined in Section 1(c) hereof).

              (c) For the purpose of any computation under Section 1(b) hereof, the Current Market Price per share of Common Stock as of the exercise date shall be deemed to be the average of the daily "Market Price" (as that term is defined in this Section 1(c)) during the ten (10) consecutive trading days before such date of exercise, except that, if on any such date the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the over-the-counter market, the Current Market Price shall be the Market Price on such date. As used herein, the term "Market Price" shall mean, on any day specified herein, the amount per share of Common Stock, equal to either (a) the last reported sale price per share of such Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices thereof, regular way, on such day, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per share of Common Stock on such day, (c) if there shall have been no trading on such day or if the Common Stock is not designated as a National Market System security by The Nasdaq Stock Market but has been designated as a Smallcap security by The Nasdaq Stock Market or is quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per share of Common Stock on such day as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted on The Nasdaq Stock Market, over-the-counter market, or electronic bulletin board, the fair value thereof (as of a day which is within twenty (20) days of the day as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

          2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

          3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

              (b) The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

          4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock are validly authorized and, if and when this Warrant is exercised in whole or in part, the shares of Common Stock issued upon such exercise, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of stockholders.

          5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock of the Company payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current exercise price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

              (b)  Whenever there shall be an adjustment as provided in this
Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

              (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

          6. (a) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and such successor, leasing or purchasing entity, as the case may be, shall execute with the Holder an agreement and make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect the foregoing. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in
Section 5.

              (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another entity with or into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

              (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

          7.  In case at any time the Company shall propose to:

              (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution; or

              (b) issue any rights, warrants or other securities to all holders of Common Stock in such capacity entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

              (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

              (d) effect any liquidation, dissolution or winding-up of the Company; or

              (e) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price.

          8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge solely in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER

          CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

          11. The Holder of this Warrant shall not have solely on account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflict of laws.

          13. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in New York City, New York, in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

          14. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 101 California Street, Suite 2050, San Francisco, California, 94111, Attention: Lorraine E. Vega, with copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178-0060, Attention: Michael A. Doherty, Esq., facsimile (212) 309-6723, (ii) if to the Holder, at its address set forth on the first page hereof, with copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10027-3852, Attention: Peter S. Kolevzon, facsimile (212) 715-8000 or (iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this
Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

          15. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          16. The Company recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Warrant will cause the Holder to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Company agrees that in the event of any such breach the Holder shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which the Holder may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

          17. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated:  _________, 2000

                                          COTELLIGENT, INC.

                                          By:__________________________________
                                             Name:
                                             Title:

[SEAL]

____________________________
Name:  Lorraine E. Vega
Title:   Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

          FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of Cotelligent, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________
                                                 Signature____________________

                                                 -----------------------------
                                                 (Signature Guarantee)

                                     NOTICE

          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  Cotelligent, Inc.
     101 California Street,
     Suite 2050
     San Francisco, California 94111

                          FORM OF ELECTION TO EXERCISE

          The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $_______ by certified or bank cashier's check, and/or (ii) cancellation of Warrants to purchase Warrant Shares based upon a Maximum Number (as therein defined) of ______, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

Dated: _________________      Name:___________________
                                    (Print)

Address:_____________________________________________________________________

                                                   _____________________________
                                                   (Signature)

                                                   _____________________________
                                                   (Signature Guarantee)

                                                   _____________________________
                                                   (Signature Guarantee)

                                    WARRANT

     NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

        THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                               COTELLIGENT, INC.

 Warrant for the Purchase of Shares of Common Stock, par value $0.01 per share

                   THIS WARRANT EXPIRES ON ___________, 2005

                                                                125,541.6 Shares

          THIS CERTIFIES that, for value received, Gleacher & Co. LLC, with an address 660 Madison Avenue, 19th Floor, New York, New York, 10021-8405 (in its individual capacity, "Gleacher," and, including any transferee, the "Holder"), is entitled to subscribe for and purchase from Cotelligent, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M., New York City time on _________, 2005 (the "Exercise Period"), 125,541.6 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price equal to $8 per share, subject to adjustment as provided herein (the "Exercise Price").

          As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.


                        EXHIBIT G TO OPERATING AGREEMENT

          The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

          1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at 101 California Street, Suite 2050, San Francisco, California, 94111 or at such other place as is designated in writing by the Company. Subject to
Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by wire transfer of immediately available funds or by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

              (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as that term is defined in Section 1(c) hereof).

              (c) For the purpose of any computation under Section 1(b) hereof, the Current Market Price per share of Common Stock as of the exercise date shall be deemed to be the average of the daily "Market Price" (as that term is defined in this Section 1(c)) during the ten (10) consecutive trading days before such date of exercise, except that, if on any such date the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the over-the-counter market, the Current Market Price shall be the Market Price on such date. As used herein, the term "Market Price" shall mean, on any day specified herein, the amount per share of Common Stock, equal to either (a) the last reported sale price per share of such Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices thereof, regular way, on such day, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per share of Common Stock on such day, (c) if there shall have been no trading on such day or if the Common Stock is not designated as a National Market System security by The Nasdaq Stock Market but has been designated as a Smallcap security by The Nasdaq Stock Market or is quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per share of Common Stock on such day as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted on The Nasdaq Stock Market, over-the-counter market, or electronic bulletin board, the fair value thereof (as of a day which is within twenty (20) days of the day as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

          2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

          3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

              (b) The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

          4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock are validly authorized and, if and when this Warrant is exercised in whole or in part, the shares of Common Stock issued upon such exercise, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of stockholders.

          5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock of the Company payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current exercise price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

              (b)  Whenever there shall be an adjustment as provided in this
Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

              (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

         6. (a) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and such successor, leasing or purchasing entity, as the case may be, shall execute with the Holder an agreement and make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect the foregoing. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in
Section 5.

              (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another entity with or into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

              (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

          7.  In case at any time the Company shall propose to:

              (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution; or

              (b) issue any rights, warrants or other securities to all holders of Common Stock in such capacity entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

              (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

              (d) effect any liquidation, dissolution or winding-up of the Company; or

              (e) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price.

          8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge solely in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEM-

          PLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

          11. The Holder of this Warrant shall not have solely on account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflict of laws.

          13. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in New York City, New York, in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

          14. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 101 California Street, Suite 2050, San Francisco, California, 94111, Attention: Lorraine E. Vega, with copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178-0060, Attention: Michael A. Doherty, Esq., facsimile (212) 309-6723, (ii) if to the Holder, at its address set forth on the first page hereof, Attention:
Michiel McCarty, or (iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

          15. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          16. The Company recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Warrant will cause the Holder to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Company agrees that in the event of any such breach the Holder shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which the Holder may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

          17. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated:  _________, 2000

                                      COTELLIGENT, INC.

                                      By:_____________________________________
                                         Name:
                                         Title:

[SEAL]

____________________________
Name:  Lorraine E. Vega
Title:   Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

          FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of Cotelligent, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________
                                    Signature____________________


                                    _____________________________
                                    (Signature Guarantee)

                                NOTICE

          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  Cotelligent, Inc.
     101 California Street,
     Suite 2050
     San Francisco, California 94111

                          FORM OF ELECTION TO EXERCISE

          The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $_______ by certified or bank cashier's check, and/or (ii) cancellation of Warrants to purchase Warrant Shares based upon a Maximum Number (as therein defined) of ______, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

________________________________________________________________

________________________________________________________________

________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

Dated: _________________      Name:___________________
                                    (Print)

Address:________________________________________________________

                                                  _____________________________
                                                  (Signature)

                                                  _____________________________
                                                  (Signature Guarantee)

                                                  _____________________________
                                                  (Signature Guarantee)

                                    WARRANT

     NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH COMMON STOCK NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH COMMON STOCK, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH COMMON STOCK MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

        THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                          bSmart.to TECHNOLOGIES, INC.

 Warrant for the Purchase of Shares of Common Stock, par value $0.01 per share

                      THIS WARRANT EXPIRES ON ______, 2005

                                                                   4.1667 Shares

          THIS CERTIFIES that, for value received, Cotelligent, Inc., with an address at 101 California Street, Suite 2050, San Francisco, California 94111 (in its individual capacity, "Cotelligent," and, including any transferee, the "Holder"), is entitled to subscribe for and purchase from bSmart.to Technologies, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M., New York City time on ______________, 2005 (the "Exercise Period"), 4.1667 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price equal to $2,000,000.00 per share, subject to adjustment as provided herein (the "Exercise Price"); provided, however, that in the event the Company consummates a "Liquidity Event" for less than $400,000,000 Total Equity Value (prior to underwriters discounts and commissions and expenses), the price per share shall be adjusted by multiplying the Exercise Price by a fraction (i) the numerator of which is the amount received by the Company upon the consummation of such Liquidity Event times one-half (0.5), and (ii) the denominator of which is 200,000,000. For the purposes of this Warrant, "Total Equity Value" equals the fully diluted number of shares of Company Common Stock multiplied by the price per share of Company Common Stock payable

  Exhibit H to Operating Agreement -- Warrant in bSmart.to Technologies, Inc.

to shareholders upon the consummation of such Liquidity Event. For the purposes of this Warrant, a "Liquidity Event" means (i) a firm commitment underwritten public offering of Common Stock of the Company that is registered under the Securities Act of 1933, as amended (the "Act"), (ii) the sale, transfer or other disposition of all or substantially all of the Company's properties or assets, or (iii) the merger or consolidation of the Company into or with another corporation, partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Company (in either case, in which consolidation or merger the stockholders of the Company receive distributions of cash or Common Stock as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Company).

          As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

          The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

          1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company, c/o Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Peter S. Kolevzon, or at such other place as is designated in writing by the Company. Subject to Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by wire transfer of immediately available funds or by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

              (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Market Price per share (as that term is defined in Section 1(c) hereof).

              (c) For the purpose of any computation under Section 1(b) hereof, the Current Market Price per share of Common Stock as of the exercise date shall be deemed to be the average of the daily "Market Price" (as that term is defined in this Section 1(c)) during the ten (10) consecutive trading days before such date of exercise, except that, if on any such date the Common Stock is not listed or admitted for trading on any national Securities exchange or quoted on the over-the-counter market, the Current Market Price shall be the Market Price on such date. As used herein, the term "Market Price" shall mean, on any day specified herein, the amount per share of Common Stock, equal to either (a) the last reported sale price per share of such Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices thereof, regular way, on such day, in either case as officially reported on the principal national Securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national Securities exchange but is designated as a National Market System security by The Nasdaq Stock Market, the last reported trading price per share of Common Stock on such day, (c) if there shall have been no trading on such day or if the Common Stock is not designated as a National Market System security by The Nasdaq Stock Market but have been designated as a Smallcap security by The Nasdaq Stock Market or are quoted on The Nasdaq Stock Market's (or any successor market's) over-the-counter market or on its electronic bulletin board, the average of the closing bid and asked prices per share of Common Stock on such day as shown by The Nasdaq Stock Market's (or any successor market's) automated quotation system, over-the-counter market or electronic bulletin board, as the case may be, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted on The Nasdaq Stock Market, over-the-counter market, or electronic bulletin board, the fair value thereof (as of a day which is within twenty (20) days of the day as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

          2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

          3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant

Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the registration requirements of the Act, and the rules and regulations promulgated thereunder.

              (b) The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of Common Stock. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

          4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock are validly authorized and, if and when this Warrant is exercised in whole or in part, the shares of Common Stock issued upon such exercise, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of stockholders.

          5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding Common Stock of the Company payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current exercise price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

              (b)  Whenever there shall be an adjustment as provided in this
Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

              (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

          6. (a) In case of any consolidation with or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and such successor, leasing or purchasing entity, as the case may be, shall execute with the Holder an agreement and make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect the foregoing. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in
Section 5.

              (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another entity with or into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

              (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

          7.  In case at any time the Company shall propose to:

              (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution; or

              (b) issue any rights, warrants or other securities to all holders of Common Stock in such capacity entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

              (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

              (d) effect any liquidation, dissolution or winding-up of the Company; or

              (e) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price.

          8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge solely in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH COMMON STOCK NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH COMMON STOCK, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH COMMON STOCK MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

          11. The Holder of this Warrant shall not have solely on account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflict of laws.

          13. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in New York City, New York, in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

          14. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, c/o Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Peter S. Kolevzon, facsimile (212) 715-8000, (ii) if to the Holder, at its address set forth on the first page hereof, Attention: Lorraine Vega, with copy to Morgan, Lewis & Bockius LLP, Attention: Michael A. Doherty, facsimile (212) 309-6273 or
(iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 14 shall be deemed given at the time of receipt thereof.

          15. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          16. The Company recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Warrant will cause the Holder to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Company agrees that in the event of any such breach the Holder shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which the Holder may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

          17. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated: ________, 2000

                                    BSMART.TO TECHNOLOGIES, INC.

                                    By:________________________________________
                                       Name:
                                       Title:

[SEAL]

____________________________
Name:
Title:  Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

          FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of bSmart.to Technologies, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________
                                    Signature____________________

                                    -------------------------
                                    (Signature Guarantee)

                                     NOTICE

          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   bSmart.to Technologies, Inc.
     [ADDRESS]


                          FORM OF ELECTION TO EXERCISE

          The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $_______ by certified or bank cashier's check, and/or (ii) cancellation of Warrants to purchase Warrant Shares based upon a Maximum Number (as therein defined) of ______, in accordance with the terms thereof, and requests that certificates for such Common Stock be issued in the name of, and delivered to:

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant and the remaining portion of the within Warrant be not cancelled in payment of the Exercise Price, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
(Print Name, Address and Social Security or Tax Identification Number)

Dated: _________________      Name:___________________
                                    (Print)

Address:_________________________________________________________________

                                                   _____________________________
                                                   (Signature)

                                                   _____________________________
                                                   (Signature Guarantee)

                                                   _____________________________
                                                   (Signature Guarantee)

                                   EXHIBIT A

                  Additional Terms of Warrant for Cotelligent


     1) In the event the Company issues Common Stock (or other securities convertible into Common Stock) in order to acquire all right, title and interest in the software, architecture, or platform disclosed in British patent application No. GB 9908782 titled "Transfer of Electronic Messages to a PDA" filed April 16, 1999 (the "Patent"), there shall be a corresponding increase in the number of Warrant Shares hereunder by an amount equal to the difference between (X) four percent (4%) of the sum of the fully diluted holdings of Common Stock held by (i) Cotelligent, (ii) eMcris Limited (or in the event eMcris Limited has transferred its holdings to a third party or entity, then the fully diluted holdings of Common Stock of such third party or entity, as transferred by eMcris Limited), and (iii) those persons or entities receiving Common Stock (or other securities convertible into Common Stock) in exchange for all right, title and interest in the Patent and (Y) the number of shares of Common Stock indicated on the first page hereof. In connection with such increase in the number of Warrant Shares hereunder, there shall be a corresponding reduction in the Exercise Price hereunder equal to $8,333,400 divided by the number of Warrant Shares as so increased.

     2) In the event a Liquidity Event has not occurred during the Exercise Period, the Holder shall have the option to extend such Exercise Period for a term not exceeding five years.